UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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FTI CONSULTING, INC.
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FTI CONSULTING, INC.

Notice of Annual Meeting of Shareholders and **2023 Proxy Statement**

EXPERTS WITH IMPACT™

FTI CONSULTING™

555 12th Street NW
Suite 700
Washington, D.C. 20004
+1.202.312.9100
April 24, 2023
DEAR FELLOW SHAREHOLDERS:
You are invited to join us at the 2023 Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 7, 2023 at 9:30 a.m., Eastern Daylight Time, at our executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
Attached you will find a Notice of Meeting and our Proxy Statement, each of which contains information regarding the proposals that the Board of Directors is submitting to a vote of the shareholders, as well as instructions on how to vote your shares of common stock.
If you plan to attend the meeting in person, you must register in advance by no later than May 24, 2023 and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received a paper copy of the proxy materials. You will be asked to present your admission ticket and a valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly authorizing a proxy to vote your shares by telephone or the Internet or by completing, signing, dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares or authorize a proxy to vote your shares begin on page 2 of the Proxy Statement.
Sincerely,

Gerard E. Holthaus
Chairman of the Board

FTI CONSULTING, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: June 7, 2023	Meeting Place: 555 12th Street NW Suite 700 Washington, D.C. 20004	Meeting Time: 9:30 a.m. (EDT)	Record Date: March 9, 2023
ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

PROPOSAL NUMBER	PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
No. 1	Consider and vote upon the election as directors of the nine nominees named in the Proxy Statement	FOR each nominee
No. 2	Consider and vote upon the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2023	FOR
No. 3	Consider and vote upon an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2022 as described in the Proxy Statement	FOR
No. 4	Consider and vote on the frequency of advisory (non-binding) votes on executive compensation of our named executive officers	FOR ONE YEAR
	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A
Postponements and Adjournments:
Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above or at any time and date to which the meeting may be properly postponed or adjourned.

In-Person Meeting Admission:
Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information about the Annual Meeting and Voting — How Do I Attend the Annual Meeting?” on page 5 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on page 5, you will not be admitted to the 2023 annual meeting. Cameras, recording devices and other electronic devices will not be permitted at the 2023 annual meeting.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, we hope you will authorize a proxy to vote on your behalf as soon as possible. For specific instructions on how to authorize a proxy to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 2 of the Proxy Statement. Make sure to have your proxy card or voting instruction form in hand to authorize a proxy to vote your shares. You may vote or authorize a proxy to vote your shares as follows:

In person at the Annual Meeting	By telephone at +1.800.690.6903	Over the Internet at www.proxyvote.com	By mailing your completed proxy card in the envelope provided
By Order of the Board of Directors, Joanne F. Catanese Associate General Counsel and Corporate Secretary April 24, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 7, 2023 (the “Annual Meeting”): We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2022 Annual Report on or about April 24, 2023. Our Proxy Statement and Annual Report are available online at www.proxyvote.com.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF SHAREHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	6

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	7
The Director Nomination Process	7
Independence of Directors	11
Proposal No. 1 — Elect as Directors the Nine Nominees Named in the Proxy Statement	12
Information about the Nominees for Director	13
Director Attendance at Meetings	18
Committees of the Board of Directors	18
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	23

CORPORATE GOVERNANCE	26
Governance Principles	26
Our Significant Corporate Governance Policies and Practices	26
Board Leadership Structure	27
Oversight of Risk Management	27
Cybersecurity Oversight	28
Compensation-Related Risks	29
Board and Committee Self-Assessments	29
Corporate Social Responsibility Oversight	29
Succession Planning	30
Coronavirus Disease 2019 (COVID-19)	30
Code of Conduct	30
Shareholder Nominees for Director	31
Communications with Directors	31

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS	32
Proposal No. 2 — Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2023	32
Proposal No. 3 — Vote on an Advisory (Non-Binding) Resolution to Approve the Compensation of the Named Executive Officers for the Year Ended December 31, 2022 as Described in the Proxy Statement	33
Proposal No. 4 — Advisory (Non-Binding) Vote on the Frequency of Advisory (Non-Binding) Votes on Executive Compensation of our Named Executive Officers	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION	38
Non-Director Executive Officers and Key Employees	38
Compensation Discussion and Analysis	39
Report of the Compensation Committee of the Board of Directors	69
Summary Compensation Table	70
Equity Compensation Plans	72
Employment Agreements and Termination and Change in Control Payments	78
Pay Versus Performance Disclosure	83
CEO Pay Ratio	86

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	87
Review and Approval of Related-Party Transactions	87
2022 Related-Party Transactions	87

PRINCIPAL ACCOUNTANT FEES AND SERVICES	88

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	89

PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS	91

APPENDIX A — DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES	A-1

APPENDIX B — DEFINITIONS OF ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2022 AND RECONCILIATIONS TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES
B-1

APPENDIX C — RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS, TO THE NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, FOR THE CALENDAR YEARS ENDED DECEMBER 31, 2019, DECEMBER 31, 2020, DECEMBER 31, 2021 AND DECEMBER 31, 2022
C-1

PROXY SUMMARY
This Proxy Summary highlights certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the annual meeting of shareholders on June 7, 2023 (the “Annual Meeting”). This Proxy Summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting or authorizing a proxy to vote on your behalf.
GENERAL INFORMATION *
Date:	June 7, 2023
Time:	9:30 a.m., Eastern Daylight Time
Location:	FTI Consulting, Inc. 555 12th Street NW Suite 700 Washington, D.C. 20004
Record Date:	Close of business on March 9, 2023
Stock Symbol:	FCN
Exchange:	New York Stock Exchange (the “NYSE”)
Common Stock Outstanding as of the Close of Business on the Record Date Entitled to Vote at the Annual Meeting:	33,983,032 shares of common stock, par value $0.01 per share (“Common Stock”)
Registrar and Transfer Agent:	American Stock Transfer & Trust Company
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com
FORWARD-LOOKING STATEMENTS
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding environmental, social and governance (“ESG”)-related matters and other sustainability plans, initiatives, projections, goals, commitments, expectations or prospects, made in this document are forward-looking. We use words such as anticipates, believes, commits, expects, future, goal, intends, plans, projects, seeks and similar expressions to identify forward-looking statements. Any references to standards of measurement and performance made regarding our ESG- or other sustainability-related plans, goals, commitments, intentions, aspirations, forecasts, or projections or expectations are developing and based on assumptions and beliefs. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission on February 23, 2023. No assurance can be given that any plan, goal, commitment, intention, aspiration, forecast, or projection or expectation can or will be achieved. The inclusion of any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, forecasts or projections, intentions, aspirations, beliefs or expectations contemplated by us will be achieved. Given these risks, uncertainties and other factors, you should not place undue reliance on any forward-looking statements. Website references and references to policies and reports throughout this document are provided for convenience only, and the content of referenced websites, policies and reports is not incorporated by reference into this document.
i

ABOUT FTI CONSULTING
Our Purpose
We are one company with five business segments that are united by one purpose: to help our clients with an ever-increasing share of their most significant opportunities and challenges.
Our Values
Integrity | Creativity | Achievement | Respect | Empathy

FTI Consulting at a Glance

1982

Year founded

85

Offices in 85 cities around the globe

700+

Senior Managing Directors

7,600+

Employees worldwide

882

Ranked 882 on the Fortune 1000

50/100

Adviser to 50 of the top 100 private equity firms on the Private Equity International 300 list

99/100

Adviser to 99 of the world's top 100 law firms

82/100

82 of the Fortune 100 companies are clients

50/50

Adviser to 50 of the world's top 50 bank holding companies

2022 Awards & Recognition

ONE OF AMERICA'S BEST MANAGEMENT CONSULTING FIRMS
Forbes

CONSULTING FIRM OF THE YEAR
Who's Who Legal

ONE OF THE WORLD'S BEST MANAGEMENT CONSULTING FIRMS
Forbes

LEADER OF THE *WHO'S WHO LEGAL ARBITRATION: EXPERT WITNESSES* LIST
Who's Who Legal

#1 EXPERT WITNESS FIRM ON GAR 100 EXPERT WITNESS FIRMS' POWER INDEX
Global Arbitration Review

A BEST FIRM TO WORK FOR
Consulting magazine

GLOBAL TURNAROUND CONSULTING FIRM AND CRISIS COMMUNICATIONS FIRM OF THE YEAR
Global M&A Network

LEADER IN THE LITIGATION SUPPORT AND CRISIS & RISK MANAGEMENT GUIDES
Chambers and Partners

#1 U.S. RESTRUCTURING ADVISER
The Deal

COMMUNICATIONS FIRM OF THE YEAR
The M&A Advisor

ONE OF AMERICA'S MOST JUST COMPANIES
JUST Capital and CNBC

A TOP 100 INTERNSHIP PROGRAM IN THE U.S.
Yello.co and WayUp

A TOP 50 CONSULTING FIRM OF 2022
The Consulting Report

#1 PROFESSIONAL SERVICES FIRM ON AMERICA'S BEST MIDSIZE EMPLOYERS LIST
Forbes

2022 Achievements

Record Revenues

Record global revenues of **$3.03 billion** reflected **9%** growth compared with 2021.

Sustained Earnings Growth

Earnings per Diluted Share (“EPS”) of **$6.58** and record Adjusted EPS [(1)] of **$6.77**, reflecting the eighth consecutive year of Adjusted EPS growth.

Commitment to Creating Value for Shareholders

Returned **$88.6 million** to shareholders through common stock repurchases and increased the Company’s aggregate Share Repurchase Program authorization to **$1.3 billion**.

Global Expansion

Billable headcount outside the United States (“U.S.”) grew **12%** compared with 2021.

Investing in Our People

Completed more than **79,000** employee training hours and promoted more than **1,490** people across the Company, both record levels.

Employer of Choice

Increased total headcount by **13%** compared with 2021, with a record number of hires at the Senior Managing Director, Managing Director and undergraduate levels.

(1)
See Appendix A for the definitions of earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), and other financial measures for financial reporting purposes referred to in this Proxy Statement, which have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) that are considered not in conformity with GAAP (“non-GAAP”), and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish annual incentive pay (“AIP”) for the year ended December 31, 2022 (“2022 AIP”). See the section of this Proxy Statement titled “Information about our Executive Officers and Compensation — Compensation Discussion and Analysis — 2022 Pay Outcomes — 2022 Annual Incentive Pay — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named non-GAAP financial measures for determining 2022 AIP of our named executive officers (“NEO”) and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

v

Our Strategy for Sustainable Growth
2022 was another great year for FTI Consulting, which we believe is further confirmation of the fundamental strength of this Company: the unrelenting commitment of our people day after day to build their businesses in ways that allow us to help our clients navigate their most significant opportunities and challenges.
Sustainable growth in professional services comes from attracting, developing and promoting great professionals with ambitions to grow their segments, practices and services. Over the last several years, our financial results have shown that if we do the right things for our business over any medium-term period, even though market conditions and quarterly results can fluctuate, through those efforts we can build a powerful growth engine.
This focus means not overreacting to temporary factors that are out of management’s control and being willing to support our strong segments, practices and professionals, even in the face of short-term market headwinds, because we believe over any multi-year period, the financial performance of great professional services firms is dictated by components of the business that can be influenced by management, such as:
■ Promoting, developing and attracting talented professionals who can strengthen and build leading positions in areas of critical client needs.
■ Investing EBITDA behind key growth areas in which we have a right to win.
■ Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
■ Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
■ Maintaining a strong balance sheet and committing to using our robust cash flow generation to enhance shareholder returns.
■ Creating a diverse, inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
■ Being a responsible corporate citizen that drives positive change in the communities in which we do business.
While we achieved record revenues, Adjusted EBITDA and Adjusted EPS in 2022, it is our multi-year performance that we measure our success against. We believe if we continue to have the confidence to not overreact to short-term factors, over the medium term, we will build businesses that great people want to be a part of — segments and practices that attract great people, that support their ambitions and foster their professional development and that allow them to build businesses and client relationships that, through the short-term headwinds and tailwinds, become sustainable, powerful, durable and resilient growth engines.

Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix A for the definitions of EBITDA, as adjusted (“Adjusted EBITDA”), Adjusted EPS, organic revenue growth and other non-GAAP financial measures for financial reporting purposes referred to in this Proxy Statement and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish AIP. See “Information about Our Executive Officers and Compensation — Compensation Discussion & Analysis — 2022 Pay Outcomes — 2022 Annual Incentive Pay — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named financial measures for determining 2022 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

ESG-RELATED PRACTICES, POLICIES, PROGRESS AND ACHIEVEMENTS
FTI Consulting believes proactively identifying and addressing Environmental, Social and Governance risks and opportunities are important to both sustaining our strong growth trajectory and maintaining our operations.
Through targeted focus areas across Real Estate, Information Technology, Corporate Citizenship, Diversity, Inclusion & Belonging, Human Resources, Benefits, Talent Development, Legal and Risk & Compliance, the following pages discuss key ESG-related initiatives and progress the Company made in 2022, undertaken in alignment with the Sustainability Accounting Standards Board (SASB), the Task Force on Climate-Related Financial Disclosures (TCFD) and the Carbon Disclosure Project (CDP) Climate Change Questionnaire. Furthermore, these disclosures reflect our commitment to transparently reporting our sustainability journey to our stakeholders. As a participant to the United Nations (“UN”) Global Compact, FTI Consulting supports the Ten Principles (the “Principles”) on human rights, labor, environment and anti-corruption. The UN Global Compact and its Principles are ingrained in our culture, policies and day-to-day operations.
For further information on these disclosures and to learn more about FTI Consulting’s ESG Program, please review our annual Corporate Sustainability Report at https://www.fticonsulting.com/insights/reports/corporate-sustainability-report.
The Company’s policies and reports relating to ESG topics can be found in the Governance section of the Company’s website under “About FTI — Governance” at https://www.fticonsulting.com/about/governance.
Environmental
The ongoing consequences of climate change, such as extreme weather events and biodiversity loss, are made more apparent every year. As a global company with widespread operations, FTI Consulting and its professionals are committed to doing our part in addressing climate change and reducing our emissions intensity as we grow.

Sustainability
■ Set forward-looking targets toward our ambition of reaching net-zero greenhouse gas (“GHG”) emissions by 2030 — including the following reductions against our 2019 baseline — and submitted our letter of intent to the Science Based Targets initiative (SBTi) to validate our emissions reduction targets:
■ Reduce our Scope 1 emissions by 50% by 2030.
■ Reduce our Scope 2 emissions by 50% per employee (1) by 2030.
■ Reduce our Scope 3 emissions from business travel by 50% per employee (1) by 2030.
■ Reduced emissions intensity per employee (1) by 21% from 4.90 MT CO2e in 2019 (2) to 3.85 MT CO2e in 2022.
■ Fully eliminated our fuel-related Scope 1 emissions by removing a backup generator and selling a fleet vehicle.
■ Reduced energy consumption per employee (1) by 23% in 2022 compared with 2019. (2)
■ Increased percentage of real estate portfolio, as measured by square footage, powered or offset by 100% renewable energy from 9% in 2021 to 36% in 2022.
■ Maintained an average minimum waste diversion rate of at least 90% for the decommissioning of materials when vacating office space in North America.
■ 60% of employees sit in LEED-certified (or equivalent) buildings.
■ Reduced square footage per employee (1) by 41% in 2022 compared with 2019. (2)
■ Made progress against ongoing initiatives to reduce FTI Consulting’s environmental footprint related to information technology equipment, including:
■ As of 2022, retired more than 4,600 desktop phones, replacing them with virtualized calling tools.

■ Transitioned 71% of data storage servers in our North America and Europe, the Middle East & Africa (“EMEA”) regions to the cloud in 2022.
■ Reduced the volume of paper used for printing in offices by 70% in 2022 compared with 2019. (2)
■ Increased the number of computers, printers, docking stations and desktop phones that were sustainably disposed of (3) by 206%, 13%, 199% and 80%, respectively, in 2022 compared with 2021.
For more information about FTI Consulting’s environmental practices and the methodology used to calculate our environmental impact, please review the Company’s Corporate Sustainability Report at https://www.fticonsulting.com/insights/reports/corporate-sustainability-report.
(1)
“Per employee” refers to FTI Consulting’s total employee headcount (excluding independent contractors), as reported in our Annual Report on Form 10-K for reconciliations of “employees, including independent contractors,” to “employees, excluding independent contractors,” for the applicable calendar year ended December 31, for each applicable calendar year ended December 31 plus independent contractors as of December 31 of the applicable calendar year ended December 31. “Independent contractors” are defined as temporary resources who at times may travel on behalf of FTI Consulting for business purposes. See Appendix C.

(2)
2019 is representative of pre-COVID-19-pandemic in-office attendance, business travel and printer usage, as these emissions were repressed in both 2020 and 2021 due to COVID-19-related restrictions on business travel and office occupancy.

(3)
“Sustainably disposed of” refers to information technology equipment that was recycled or remarketed in an environmentally friendly manner during the years ended December 31, 2021 and December 31, 2022.

Social
FTI Consulting seeks to empower our people to do good in the communities in which we live and work; to foster a diverse and inclusive culture; and to be the company of choice for professionals to build and advance in their career.

Corporate Citizenship
■ FTI Consulting professionals supported 1,270 charitable organizations in 2022 through the Company’s Corporate Citizenship Program.
■ 32% of employees (1) participated in FTI Consulting’s Corporate Citizenship Program in 2022.
■ FTI Consulting professionals provided more than 6,700 hours of volunteer service in 2022 compared with 5,400 hours in 2021.
■ FTI Consulting professionals donated more than $6.1 million in pro bono services in 2022 compared with $4.3 million in 2021.
■ Employees are provided up to 35 hours each year to participate in pro bono projects, which count toward their utilization and productivity metrics.
■ Employees receive a full day of FTI Consulting-sponsored volunteer time and are eligible to participate in the Company’s Employee Matching Gift Program.
(1)	“Employees” refers to FTI Consulting’s total headcount as reported in our Annual Reports on Form 10-K for each calendar year ended December 31.
Diversity, Inclusion & Belonging
■ 80% of our Named Executive Officers represent diverse groups.
■ 50% of our Executive Committee represents diverse groups.
■ Held more than 100 virtual and in-person Diversity, Inclusion & Belonging events.
■ Published our workforce gender demographics data globally and our ethnicity demographics data for employees based in the U.S., United Kingdom (“UK”), Canada, South Africa and Australia.
■ Increased hiring of Black professionals in the U.S. and UK by 31% and 82%, respectively, in 2022 compared with 2021.
■ Increased hiring of Asian professionals in the U.S. and UK by 50% and 40%, respectively, in 2022 compared with 2021.

■ Increased female Senior Managing Directors by 10% in 2022 compared with 2021, working toward our goal of reaching 165 female Senior Managing Directors by 2025, which would represent a 76% increase compared with 2020.
■ Increased historically underrepresented minority (“HURM”) Senior Managing Directors by 21% in 2022 compared with 2021, working toward our goal of reaching 120 HURM Senior Managing Directors by 2025, which would represent a 93% increase compared with 2020.
■ Increased female employees in management positions (Manager level and above) by 17% in 2022 compared with 2021.
■ Increased female employee representation globally by 16%, with female employees growing to 43% of all professionals in 2022 compared with 42% in 2021.
■ Achieved our goal of reaching 50/50 gender balanced hiring at the Consultant and Senior Consultant levels in 2022.
■ Increased firmwide female hires to 49% in 2022 compared with 48% in 2021.
■ Increased firmwide HURM hires to 40% in 2022 compared with 33% in 2021.
■ Over 3,950 Manager level and above professionals have completed FTI Consulting’s inclusive culture training, with 875 professionals participating in 2022.
Human Capital
■ Named to Forbes’ list of One of America’s Best Management Consulting Firms for the seventh consecutive year.
■ Named to Forbes’ lists of One of America’s Best Employers for Women and New Graduates.
■ Recognized as a Best Firm to Work For by Consulting magazine for the fifth consecutive year.
■ Named a Great Place to Work®-certified company in the U.S. and UK for the third consecutive year.
■ Named one of America’s Most JUST Companies by JUST Capital and CNBC.
■ Named one of the Top 100 Internship Programs in the U.S. by Yello.co and WayUp.
■ Increased total global headcount by 13% in 2022 compared with 2021.
■ Employee engagement score of 83% job satisfaction in 2022 compared with 80% in 2021.(1)
■ Voluntary employee turnover rate of 15% in 2022 compared with 16% in 2021.
■ Achieved 85% acceptance rate for experienced hires and 74% acceptance rate for campus hires in 2022.
■ Continued to evolve hybrid working principles to balance outstanding client service with employee flexibility and well-being.
■ Continued to build and improve market-appropriate programs available to employees to support their overall health and well-being from a physical, mental and financial perspective.
(1)	Employee engagement statistics are based on employee responses to the Company’s 2022 Great Place to Work® survey.
Professional Development
■ Offered more than 900 talent development trainings in 2022, an 8% increase compared with 2021.
■ 78% of employees participated in talent development training programs in 2022:
—	Employees logged more than 79,000 training hours.
—	Averaged 11 training hours per employee.
■ More than 1,370 professionals completed leadership trainings in 2022, a 49% increase compared with 2021.
■ Employees reported an 88% satisfaction rating for talent development courses taken in 2022.
■ Offered key programs in business development for more than 680 client-facing professionals across all levels and all regions in 2022.
■ More than 1,490 professionals were promoted in 2022, a record number.
x

Governance
Our approach to corporate governance is informed by principled actions, effective decision making and appropriate monitoring of compliance, risks and performance.

Board Oversight
■ The Nominating, Corporate Governance and Social Responsibility Committee oversees FTI Consulting’s ESG strategy and performance.
Best Practice Board Leadership
■ 90% of the 10 current directors on our Board represent independent directors.
■ Independent non-employee Chairman of the Board.
■ 100% independent Board Committee membership.
■ Annual election of directors by majority in uncontested elections, with director resignation policy.
■ 30% of 10 current directors are female.
■ 20% of 10 current directors are racially diverse.
■ 30% of 10 current directors are based outside of the U.S.
Shareholder Rights
■ No poison pill.
■ No outstanding enhanced voting rights shares.
Compliance and Business Ethics
■ Code of Ethics and Business Conduct Policy supported by training for all employees globally, with 100% of FTI Consulting employees completing the Code of Ethics and Business Conduct training in 2022.
■ Privacy Policy and mandatory periodic information technology security and privacy training for all employees globally.
■ Third-party contractors must acknowledge FTI Consulting’s Anti-Corruption Policy and Vendor Code of Conduct.
■ Policy on Reporting Concerns and Non-Retaliation and access to anonymous FTI Consulting Integrity Helpline for officers, employees and non-employee directors.
■ Policy on Inside Information and Insider Trading supported by training for all employees globally.
■ Maintain policies related to specific legal and business requirements, such as anti-corruption laws, privacy laws and international sanctions rules.

KEY ELEMENTS OF 2022 COMPENSATION PROGRAM
Our executive compensation program is strongly linked to the financial and operational performance of the Company. The overall design of our compensation program and each of its three primary components have remained consistent year-over-year, however certain values changed for 2022, as described below. We did not modify our incentive programs during 2022 due to the ongoing impact of COVID-19 on our business.

Annual Cash Base Salary	Fixed element of annual compensation. Annual cash base salary of each NEO (other than the Chief Executive Officer (“CEO”)) increased from $600,000 in 2021 to $700,000 in 2022.
AIP Program
Short-term cash incentive with variable payout opportunities based on Adjusted EPS, Adjusted EBITDA and individual performance measured against annual performance goals.
No changes to AIP performance measures and target values of AIP as a multiple of annual cash base salary payout opportunities for 2022.

Long-Term Incentive Pay (“LTIP”) Program
Long-term equity incentives in the forms of time-based award of shares of restricted stock (“RSA”) and performance-based award of restricted stock units (“Performance RSU”) with multi-year vesting schedules.
No changes to LTIP performance measure and form of payout. Target LTIP opportunity for our CEO increased from 4.5x annual cash base salary for 2021 to 6.0x annual cash base salary for 2022. Target LTIP payment opportunity as a multiple of annual cash base salary for the other NEOs did not change for 2022.

Our executive compensation program is designed with a focus on pay-for-performance. The charts below demonstrate that the Company’s executive compensation program balances fixed and at-risk pay, with 88.9% of the CEO’s target annual total compensation at-risk and 66.7% of our other NEOs’ target annual compensation at-risk:
2022 CEO’s Compensation at Target	2022 Other NEOs’ Compensation at Target

Total At-Risk
88.9%
LTIP – Performance RSU
44.5%
Base Pay
11.1%
AIP
22.2%
LTIP – RSA
22.2%

Total At-Risk
66.7%
LTIP – Performance RSU
20.0%
Base Pay
33.3%
AIP
33.4%
LTIP – RSA
13.3%

2022 SHAREHOLDER ENGAGEMENT AND OUTREACH
Consideration of Most Recent Say-on-Pay Vote Results
At our annual meeting of shareholders on June 1, 2022 (the “2022 Annual Meeting”), our shareholders expressed support for our executive compensation program with approximately 86% of the votes cast in favor of our say-on-pay proposal approving named executive officer compensation for the year ended December 31, 2021. Our 2022 compensation decisions were informed by shareholder outreach discussions conducted in late 2021 and early 2022, through which we were able to have dialogue with non-executive shareholders representing approximately 55% of our outstanding shares. These discussions reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback. See the section titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — What Guides Our Program — How We Make Compensation Decisions — The Decision-Making Process” on page 48 of this Proxy Statement.
Robust Shareholder Engagement and Outreach
We have a robust shareholder engagement program that proactively offers shareholders access to management and the Board at multiple touchpoints throughout the year. We regularly speak with a broad spectrum of our shareholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to shareholder sentiment on a variety of issues, and address shareholder concerns with our policies and practices, when appropriate. Generally, we communicate with our major shareholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major shareholders as well, which allows our directors to directly solicit and receive our shareholders’ views on our strategy, performance and executive compensation program.

Fall
Informed by our summer report, we extend an invitation to our 20 largest shareholders to assess corporate governance and compensation trends and practices that are important to them.

Winter
Report shareholder feedback from our fall meetings to the Board and use shareholder feedback to enhance our proxy disclosure and make appropriate changes to our governance practices and executive compensation program.

Spring
Conduct follow-up conversations with our largest shareholders and extend an invitation to our 20 largest shareholders to discuss important issues that will be considered at our upcoming annual meeting.

Summer
Prepare a report for the Board that includes a review of voting results and feedback we received from our shareholders during the proxy season. This discussion informs outreach and engagement plans for our meetings with shareholders during the fall.

BOARD COMPOSITION AND CHARACTERISTICS OF DIRECTOR NOMINEES
Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe are critical to ensuring that we maintain a high-functioning Board of Directors (the “Board”). Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities.
Sir Vernon Ellis, a director of the Company since 2012, will reach the retirement age of 75 prior to the Annual Meeting and, under our Corporate Governance Guidelines, which can be found at “About FTI — Governance — Corporate Governance Guidelines” at https://www.fticonsulting.com/-/media/files/us-files/our-firm/guidelines/fti-consulting-corporate-governance-guidelines.pdf, has not been nominated to stand for reelection to the Board of Directors by shareholders of the Company at this Annual Meeting.
In 2022, the Nominating, Corporate Governance and Social Responsibility Committee engaged an independent adviser to assist with identifying qualified and diverse candidates for nomination as directors as part of its Board refreshment process. Effective on April 7, 2023, the Board increased its size to ten directors from nine directors. The Nominating, Corporate Governance and Social Responsibility Committee recommended the nomination of Elsy Boglioli, who was recommended by the independent adviser, for election by the Board as a director of the Company to fill the vacancy on the Board. Effective on April 7, 2023, the Board elected Elsy Boglioli as a director of the Company to fill the vacancy on the Board until the Annual Meeting and until her successor is duly elected and qualifies or until her death, resignation, retirement or removal (whichever occurs earliest).
Despite the increase of the size of the Board to ten directors effective on April 7, 2023, as a result of the retirement of Sir Vernon Ellis, nine director nominees will stand for election by shareholders of the Company at the Annual Meeting. On April 6, 2023, the Board approved a reduction in the number of directors to nine directors from ten directors effective as of the Annual Meeting.
When considering Elsy Boglioli’s nomination, the Nominating, Corporate Governance and Social Responsibility Committee considered, among other factors, her significant experience in the healthcare and healthcare technology industries, which are focuses of the Company’s client practice offerings, experience providing consulting and advisory services to companies in Europe, and experience as an officer or director of various French companies, a geographic focus of the Company, as well as her qualification as an independent director.
With the election of Elsy Boglioli as a director by the Board effective on April 7, 2023, the Board maintains the gender diversity level for female directors in effect following the election of directors at the 2022 Annual Meeting and prior to the resignation of Nicole S. Jones as a director in October 2022. Director gender diversity is of high importance to the Company.
Assuming the election of all nominees as directors of the Company by shareholders at the Annual Meeting, the following chart describes certain characteristics of the Board following their election.
89% Independent Directors	33% Female Directors	22% Racially Diverse Directors	9 Years Average Tenure (Range: 0 - 19 years)	65 Average Age	33% Directors Based Outside of U.S.

Detailed information on each of our nine director nominees can be found in the section titled “Information about the Board of Directors and Committees — Information about the Nominees for Director” beginning on page 13 of this Proxy Statement.

				COMMITTEE MEMBERSHIP
DIRECTOR NOMINEES	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	NOMINATING, CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY
Gerard E. Holthaus Lead Independent Director of WillScot Mobile Mini Holdings Corp.	73	2004		•	•
Steven H. Gunby President and Chief Executive Officer of FTI Consulting, Inc.	65	2014
Brenda J. Bacon President and Chief Executive Officer of Brandywine Senior Living LLC	72	2006	✔		•	C
Mark S. Bartlett Retired Partner at Ernst & Young LLP	72	2015	✔	•
Elsy Boglioli (1) Chief Executive Officer of Bio-Up	41	2023	✔
Claudio Costamagna Chairman of CC e Soci S.r.l.	67	2012	✔		C
Nicholas C. Fanandakis Retired Chief Financial Officer of Dupont de Nemours, Inc.	66	2014	✔	C
Stephen C. Robinson Retired Partner of the Law Firm of Skadden, Arps, Slate, Meagher & Flom LLP	66	2022	✔			•
Laureen E. Seeger Chief Legal Officer of the American Express Company	61	2016	✔		•	•
(1)
On April 6, 2023, the Board took action, and effective on April 7, 2023, the size of the Board was increased to ten directors from nine directors and the Board elected Elsy Boglioli as a director to fill the vacancy on the Board resulting from such action. The Board has not taken action to elect Ms. Boglioli to any Committee.

Independent Chairman of the Board
C	Committee Chair

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS
PROPOSAL NUMBER	PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
No. 1	Consider and vote upon the election as directors of the nine nominees named in the Proxy Statement	FOR each nominee

Each of the nine directors has been nominated by the Board to stand for election as a director of the Company. Each nominee, if elected, will serve as a director for a term until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest). (See page 12.)

No. 2	Consider and vote upon the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2023	FOR

Our Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2023. KPMG has acted as our auditor since 2006. We are offering shareholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 32.)

No. 3	Consider and vote upon an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2022 as described in the Proxy Statement	FOR

In accordance with applicable law and the preference of our shareholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our shareholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2022 as described in the Proxy Statement for the 2023 Annual Meeting of Shareholders.”
(See pages 33 and 34.)

No. 4	Consider and conduct an advisory (non-binding) vote on the frequency of advisory (non-binding) votes on executive compensation of our named executive officers	FOR ONE YEAR

In accordance with applicable law, shareholders are being afforded the opportunity to cast an advisory (non-binding) vote on how often we should hold advisory (non-binding) votes on executive compensation of our named executive officers in the future. The frequency options are to hold the advisory (non-binding) votes to approve the executive compensation of our named executive officers every one year, every two years or every three years. We currently afford shareholders the opportunity to submit an advisory (non-binding) vote on executive compensation of our named executive officers every year. (See page 35.)

	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

555 12th Street NW
Suite 700
Washington, D.C. 20004
+1.202.312.9100
April 24, 2023
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 7, 2023 (the “Annual Meeting”) at 9:30 a.m., Eastern Daylight Time, at FTI Consulting’s principal executive office, which is located at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
Our Board of Directors (the “Board”) is soliciting our shareholders' proxies to be exercised at the Annual Meeting. Shareholders of the Company as of the close of business on March 9, 2023, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.
This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.
On or about April 24, 2023, we began mailing or emailing to shareholders of record as of the close of business on the Record Date a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2022 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to shareholders who previously requested a paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY MATERIALS?
You are invited to attend the Annual Meeting and are entitled to consider and vote on the items of business described in this Proxy Statement. The proxy materials include the Notice and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
The information in this Proxy Statement describes (i) the proposals to be considered and voted on at the Annual Meeting, (ii) the voting process, (iii) the nine nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (collectively, the “Committees”), (v) the compensation of our named executive officers (each an “NEO,” and collectively, the “NEOs”) and non-employee directors for the year ended December 31, 2022, and (vi) certain other information we are required or have chosen to provide to you.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
We are sending a Notice, by mail or email, to many shareholders instead of a paper copy of the proxy materials and Annual Report. All shareholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or how to request a printed set of these materials at no charge. Choosing to receive future proxy materials and annual reports over the Internet or by email will save us the cost of printing and mailing documents and will reduce the impact on the environment of holding annual meetings. Your election to receive the proxy materials and annual reports over the Internet or by email will remain in effect until it is terminated. Your Notice will contain instructions on how to:
■ view our proxy materials for the Annual Meeting on the Internet;
■ view our Annual Report on the Internet;
■ vote your shares of Common Stock of the Company or authorize a proxy to vote your shares; and
■ instruct us to send future proxy materials to you by mail or electronically by email.
WHY DID I RECEIVE A PAPER COPY OF THE PROXY MATERIALS AND ANNUAL REPORT?
We are providing some of our shareholders, including shareholders who have previously requested a paper copy of the proxy materials and Annual Report and some of our shareholders who live outside the United States (“U.S.”), with a paper copy of this Proxy Statement and the Annual Report instead of the Notice. In addition, any shareholder may request to receive proxy materials and annual reports in printed form by mail or electronically by email or over the Internet on an ongoing basis.
HOW CAN I REQUEST A PAPER COPY OF THE PROXY MATERIALS AND ANNUAL REPORT?
Shareholders will find instructions about how to obtain a paper copy of the proxy materials and Annual Report in the Notice or the email you receive. Additionally, we will promptly send a copy of the Annual Report to you at no charge upon written request to our Corporate Secretary at FTI Consulting, Inc., 16701 Melford Blvd., Suite 200, Bowie, MD 20715 or by email to FTI2023annualmeeting@fticonsulting.com.
WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?
The Annual Meeting will be held on Wednesday, June 7, 2023 at 9:30 a.m., Eastern Daylight Time. The Annual Meeting will be held at our executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, telephone no. +1.202.312.9100.
WHO MAY VOTE AT THE ANNUAL MEETING?
You may vote all of the shares of our Common Stock that you own as of the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 33,983,032 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS A QUORUM?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be established if shareholders entitled to cast a majority of all votes entitled to be cast on any matter are represented in person or by proxy at the Annual Meeting. If a quorum is not established, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned without a vote of shareholders by the chair of the Annual Meeting until such time as a quorum is present, with no notice other than announcement at the Annual Meeting.

Proxies received and marked as abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?
Proposal No. 1: Elect as directors the nine nominees named in the Proxy Statement
As there are nine nominees for the nine director seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2023
Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2023 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal. We do not anticipate any broker non-votes for this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 3: Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2022 as described in the Proxy Statement
The approval of an advisory resolution approving the compensation of our named executive officers for the year ended December 31, 2022 as described in this Proxy Statement for the Annual Meeting requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on this proposal. However, this proposal is an advisory (non-binding) proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers for the year ended December 31, 2022 as described in this Proxy Statement.

Proposal No. 4: Advisory (non-binding) vote on the frequency of advisory (non-binding) votes on executive compensation of our named executive officers
A majority of the votes cast for Proposal No. 4 will determine the shareholders’ preferred frequency for holding advisory (non-binding) votes on executive compensation of our named executive officers. This means that the option for holding advisory votes every one year, every two years, or every three years, receiving a majority of the votes cast on Proposal No. 4 will be considered the preferred frequency of the shareholders. In the event that no option receives a majority of the votes cast, we will consider the option receiving the most votes to be the option selected by shareholders. Any abstentions or broker non-votes will not be counted as votes cast with respect to Proposal No. 4, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote to hold advisory (non-binding) votes on named executive officer compensation every one year.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be considered and voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by requesting a paper proxy card or how to vote in person by attending and submitting a ballot at the Annual Meeting.
WHO PAYS THE COSTS OF THE PROXY SOLICITATION?
The Company will pay the cost of soliciting proxies. In addition to the mailing or emailing of the Notice, the proxy materials and the Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.
WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank or other nominee or fiduciary, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote, or authorize a proxy to vote, all your shares.
WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?
If you are a registered “record” shareholder and you do not authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. However, if you sign, date and return a proxy card but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
If your shares are held in a brokerage account or by a trust, bank or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials would have been forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks and other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote, and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares you beneficially own at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting. We note that obtaining a legal proxy may take several days.
If your shares are held for you in street name (i.e., you own your shares through a brokerage, bank or other institutional account), you are considered the beneficial owner of those shares but not the record holder. This means that you vote by providing instructions to your broker rather than to the Company. Brokers holding shares must vote according to specific instructions they receive from the beneficial owner of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. Broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of the nominees for director or on any of the other proposals.

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?
You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:
■ You may notify our Corporate Secretary, at our office at 16701 Melford Blvd., Suite 200, Bowie, MD 20715 or by email to FTI2023annualmeeting@fticonsulting.com, in writing that you wish to revoke your proxy.
■ You may submit a proxy dated later than your original proxy.
■ You may attend the Annual Meeting and vote by ballot if you are a shareholder of record. Merely attending the Annual Meeting will not by itself revoke a previously authorized proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.
■ For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided or, if you obtained a legal proxy from your broker, trust, bank or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting. Again, attendance alone will not by itself revoke a previously authorized proxy.
HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting is currently scheduled to be held at 555 12th Street NW, Suite 700, Washington, D.C. 20004. If you plan to attend the Annual Meeting, you must register in advance by no later than May 24, 2023 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to shareholders as of the close of business on the Record Date or their authorized proxy holders or representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices will not be allowed in the meeting room. To gain admission to an in-person Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.
■ If You Vote by Mail. If you are a shareholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.
■ If You Vote by Internet. If you are a shareholder of record and receive your materials electronically and authorize a proxy to vote your shares of Common Stock via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.
■ Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares as of the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.
■ Authorized Proxy Holder or Named Representatives. If you are a shareholder as of the close of business on the Record Date and intend to appoint another individual as a proxy holder or authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 16701 Melford Blvd., Suite 200, Bowie, MD 20715, or by email to FTI2023annualmeeting@fticonsulting.com. Each shareholder may appoint only one proxy holder or authorized representative to attend the meeting on his or her behalf. Requests for authorized proxy holders or named representatives to attend the Annual Meeting must be received by no later than Wednesday, May 24, 2023. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company as of the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.
■ We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

WHAT IS HOUSEHOLDING OF ANNUAL REPORT AND PROXY STATEMENT INFORMATION?
Multiple shareholders who share a single address will receive only one Annual Report and Proxy Statement at that address. This practice, known as “householding,” reduces printing and postage costs. Beneficial shareholders may request information about householding from their banks, brokers or other holders of record. If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling its toll-free number at 1.866.540.7095 or by mail to Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
ADDITIONAL INFORMATION
On or about April 24, 2023, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the Notice of the Annual Meeting, this Proxy Statement and the Annual Report in paper copies to the Company’s shareholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on the Company's website at https://www.fticonsulting.com under “About FTI — Governance—Annual Reports” and “About FTI — Governance — Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
THE DIRECTOR NOMINATION PROCESS
Identification of Candidates as Directors for Election at the Annual Meeting
Our Board currently consists of ten directors, nine of whom are independent. During the first quarter of each year, the Board and each Committee conducts a self-assessment, which helps to inform the director nomination process. The Nominating, Corporate Governance and Social Responsibility Committee works with our Board to develop the qualifications, attributes and experience required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the Nominating, Corporate Governance and Social Responsibility Committee considers relevant.
The Nominating, Corporate Governance and Social Responsibility Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates for nomination as directors and has the sole authority to negotiate the fees and terms of the retention of such advisers.
The Nominating, Corporate Governance and Social Responsibility Committee evaluates directors for election each year as if they were new candidates. It may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, shareholders, or outside advisers or consultants, as well as through the formal shareholder nomination process described under the section titled “Corporate Governance — Shareholder Nominees for Director” on page 31 of this Proxy Statement. The Nominating, Corporate Governance and Social Responsibility Committee will evaluate candidates in the same manner, regardless of the source of the recommendation.
Director Nomination Actions
As part of its refreshment efforts, the Nominating, Corporate Governance and Social Responsibility Committee focuses on ensuring that the non-employee director candidates are independent and have a diverse skill set based on industry- and company-specific knowledge and will bring unique perspectives to the Board. The Nominating, Corporate Governance and Social Responsibility Committee will also consider gender and other diversity-related attributes when evaluating candidates. Specifically, the refreshment process entails:

Board Composition Developments
The Nominating, Corporate Governance and Social Responsibility Committee considers the policies of the Company regarding director elections, including our Corporate Governance Guidelines, which can be found at https://www.fticonsulting.com under “About FTI —Governance — Corporate Governance Guidelines at https://www.fticonsulting.com/-/media/files/us-files/our-firm/guidelines/fti-consulting-corporate-governance-guidelines.pdf, that provide that a director generally will not be nominated for reelection at any annual meeting of shareholders to be held on or following his or her 75th birthday. Sir Vernon Ellis, who will reach age 75 prior to this Annual Meeting, has not been nominated to stand for reelection as a director by shareholders of the Company at this Annual Meeting, in accordance with our director retirement policy. The Board thanks Sir Vernon for his valuable contributions to the Company during his many years of dedicated service.
In 2022, the Nominating, Corporate Governance and Social Responsibility Committee engaged an independent adviser to assist with identifying qualified and diverse candidates for nomination as directors as part of its Board refreshment process. Effective on April 7, 2023, the Board increased its size to ten directors from nine directors. The Nominating, Corporate Governance and Social Responsibility Committee recommended the nomination of Elsy Boglioli, who was recommended by the independent adviser, for election by the Board as a director of the Company to fill the vacancy on the Board. Effective on April 7, 2023, the Board elected Elsy Boglioli as a director of the Company to fill the vacancy on the Board until the Annual Meeting and until her successor is duly elected and qualifies or until her death, resignation, retirement or removal (whichever occurs earliest).
Despite the increase of the size of the Board to ten directors effective on April 7, 2023, as a result of the retirement of Sir Vernon Ellis, nine director nominees will stand for election by shareholders of the Company at the Annual Meeting. On April 6, 2023, the Board approved a reduction in the number of directors to nine directors from ten directors effective as of the Annual Meeting.
When considering Elsy Boglioli's nomination, the Nominating, Corporate Governance and Social Responsibility Committee considered, among other factors, her significant experience in the healthcare and healthcare technology industries, which are focuses of the Company's client practice offerings, experience providing consulting and advisory services to major corporations in Europe, and experience as an officer or director of various French companies, a geographic focus of the Company, as well as her qualification as an independent director.
With the election of Elsy Boglioli as a director by the Board effective on April 7, 2023, the Board maintains the gender diversity level for female directors in effect following the election of directors at the annual meeting of shareholders on June 1, 2022 (the “2022 Annual Meeting”) and prior to the resignation of Nicole S. Jones in October 2022. Director gender diversity is of high importance to the Company.
Other Director Qualifications
■ Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that accelerate growth and change.
■ Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes.
■ Services or Industry Experience. Experience with our key practice offerings or client industries — such as capital markets, mergers and acquisitions, restructuring, consulting, energy, financial institutions, healthcare and telecom, media and technology — to deepen the Board's understanding and knowledge of our business.
■ Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic.
■ Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management.
■ Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.
■ Diversity. Diversity of gender, race, background, professional skills, work experience and other qualities to bring unique perspectives to the Board to help broaden the Company's understanding and knowledge of the markets we serve.

In addition, the Nominating, Corporate Governance and Social Responsibility Committee and the Board consider other factors as they determine to be appropriate, including:
■ Integrity and Credibility. High ethical standards and strength of character in the candidate's personal and professional dealings and a willingness to be held accountable.
■ Business Judgment. Mature and practical judgment and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders.
■ Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders.
■ Need for Expertise. Extent to which the candidate has some quality or experience that would fill a present need on the Board.
■ Sufficient Time. Extent to which the candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board.
■ Independence. Qualification of the candidate as independent under the rules of the New York Stock Exchange (the “NYSE”) and the Company's Categorical Standards of Director Independence, which can be found in the Governance section of the Company's website under “About FTI — Governance” at www.fticonsulting.com/about/governance and under the NYSE's corporate governance rules.
Qualifications of the Director Nominees
Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company's business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities.

DIRECTOR NOMINEES	LEADERSHIP	FINANCE AND ACCOUNTING	SERVICES OR INDUSTRY	GOVERNMENT	OTHER PUBLIC COMPANY BOARD EXPERIENCE	GLOBAL	GENDER DIVERSITY	RACIAL DIVERSITY	CYBERSECURITY	INDEPENDENCE
Brenda J. Bacon	•	•	•	•	•		•	•		•
Mark S. Bartlett	•	•	•		•	•				•
Elsy Boglioli	•		•		•	•	•			•
Claudio Costamagna	•	•	•		•	•				•
Nicholas C. Fanandakis	•	•	•		•	•			(1)	•

DIRECTOR NOMINEES	LEADERSHIP	FINANCE AND ACCOUNTING	SERVICES OR INDUSTRY	GOVERNMENT	OTHER PUBLIC COMPANY BOARD EXPERIENCE	GLOBAL	GENDER DIVERSITY	RACIAL DIVERSITY	CYBERSECURITY	INDEPENDENCE
Steven H. Gunby	•	•	•		•	•
Gerard E. Holthaus	•	•	•		•	•				•
Stephen C. Robinson	•		•	•	•			•		•
Laureen E. Seeger	•		•		•	•	•			•
(1)	Mr. Fanandakis received the CERT Certificate in Cybersecurity Oversight in 2023 from the Software Engineering Institute of Carnegie Mellon University.
The Nominating, Corporate Governance and Social Responsibility Committee discussed with each director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and elected by shareholders at the Annual Meeting. All of the director nominees welcome the opportunity to continue to serve as a director of the Company if elected by shareholders of the Company at the Annual Meeting.
The Director Nominees
Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company's business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. With the election of Elsy Boglioli as a director effective on April 7, 2023, the Board maintained the gender diversity level for female directors in effect following the election of directors at the 2022 Annual Meeting and prior to the resignation of Nicole S. Jones in October 2022. Director gender diversity is of high importance to the Company.
Assuming the election of the nominees as directors of the Company by shareholders at the Annual Meeting, the following chart describes certain characteristics of the Board following their election.
89% Independent Directors	33% Female Directors	22% Racially Diverse Directors	9 Years Average Tenure (Range: 0 - 19 years)	65 Average Age	33% Directors Based Outside of U.S.

2023 Nominations of Candidates as Directors for Election at the Annual Meeting
Following its consideration of the above factors, as well as the qualifications of the directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating, Corporate Governance and Social Responsibility Committee recommended the nomination of, and the Board nominated, nine directors to stand for election by shareholders of the Company at the Annual Meeting:
2023 DIRECTOR NOMINEES
Brenda J. Bacon	Steven H. Gunby
Mark S. Bartlett	Gerard E. Holthaus
Elsy Boglioli	Stephen C. Robinson
Claudio Costamagna	Laureen E. Seeger
Nicholas C. Fanandakis
INDEPENDENCE OF DIRECTORS
The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Our Categorical Standards of Director Independence are available on the Company's website under “About FTI — Governance” and at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/categorical-standards-for-director-independence.pdf. Based on those standards, the Board, upon the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, affirmatively determined that, other than Steven H. Gunby, the nine non-employee directors named above who are standing for election at the Annual Meeting are independent. In addition, the Board, upon the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, determined that Sir Vernon Ellis, a current director who has not been nominated to stand for reelection by shareholders of the Company at the Annual Meeting in accordance with our director retirement policy, is independent, and that Nicole S. Jones, who served as a director until October 14, 2022, was independent during the time that she served as a director of the Company. Steven H. Gunby is not considered independent since he is our President and Chief Executive Officer (our “CEO”).
In making its independence determinations, the Board considered that Brenda J. Bacon is Chief Executive Officer of Brandywine Senior Living LLC, Laureen E. Seeger is Chief Legal Officer of the American Express Company and Nicole S. Jones is Executive Vice President and General Counsel of The Cigna Group (formerly, Cigna Corporation), each a client of the Company. The Board found that Ms. Bacon and Ms. Seeger are each independent, and the Board found that Ms. Jones was independent during the time she served as a director of the Company, after concluding that the Company's engagements with each employer and its subsidiaries are in the ordinary course of the Company's business on substantially the same terms as transactions with other clients of the Company for similar services, and none of Ms. Bacon and Ms. Seeger has received, and Ms. Jones did not receive during her tenure as a director, any direct or indirect personal and pecuniary benefits from any such client engagements or transactions. The aggregate fees from such engagements with each of Brandywine Senior Living LLC and its subsidiaries, the American Express Company and its subsidiaries, and The Cigna Group and its subsidiaries, amounted to less than the greater of $1.0 million or 2% of each of such company's consolidated gross revenues for each year ended December 31, 2020, December 31, 2021 and December 31, 2022.
In addition, during each of the years ended December 31, 2020, December 31, 2021 and December 31, 2022, the Company did not make charitable contributions to any organization in which a director serves as an employee, officer, director, trustee or partner, which in any single year exceeded the greater of $1.0 million or 2% of such organization's consolidated gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE NINE NOMINEES NAMED IN THE PROXY STATEMENT
Each of the nine directors nominated by the Board is standing for election at the Annual Meeting. Each nominee, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest).
We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or, for good cause, will not serve, which is not anticipated, the Nominating, Corporate Governance and Social Responsibility Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees, and, if the Board agrees with the Nominating, Corporate Governance and Social Responsibility Committee’s recommendation, it will nominate such person(s). If that happens, all valid proxies will be voted “FOR” the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Shareholders may not vote for a greater number of persons than the number of nominees named.
More detailed information about each of the nine nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees — Information about the Nominees for Director” beginning on page 13 of this Proxy Statement.
Our policy is that all incumbent directors are expected to attend the annual meeting of shareholders except in cases of serious illness or extreme hardship.
Shareholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” with respect to his or her election as a director at the Annual Meeting. Abstentions or broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors. Any director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance — Our Significant Corporate Governance Policies and Practices” beginning on page 26 of this Proxy Statement.
The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Nine Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR
All of the nominees were elected as directors by shareholders of the Company at the 2022 Annual Meeting, other than Elsy Boglioli who was elected as a director of the Company by the Board effective on April 7, 2023 to fill the vacancy created by the action of the Board effective on April 7, 2023 to increase its size to ten directors from nine directors. Information about each of the nine directors nominated to stand for election by shareholders of the Company at the Annual Meeting is detailed below:
2023 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Brenda J. Bacon Independent Director Director Since: 2006 Age: 72
Brenda J. Bacon has been the President and Chief Executive Officer of Brandywine Senior Living LLC since July 2004. Ms. Bacon co-founded Brandywine Living in 1996. Brandywine Senior Living LLC currently has 31 operating properties in seven states, with additional communities in development. Brandywine Senior Living LLC is a growing platform for luxury senior living with supportive services. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position for the State of New Jersey, under former New Jersey Governor James J. Florio from 1989 to 1993. During President William J. Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team as co-chair for the transition of the Department of Health and Human Services.
Current Other Public Company Directorships and Committees:
Hilton Grand Vacations Inc. [Member of Audit Committee and Nominating and Corporate Governance Committee]
Select Current Non-Public Directorships and Committees:
Argentum [Director]
Rowan University [Trustee] [Member of University Advancement Committee]

Mark S. Bartlett Independent Director Director Since: 2015 Age: 72
Mark S. Bartlett has extensive accounting and financial services experience, having retired as a Partner of Ernst & Young LLP, a leading accounting firm, in June 2012. Mr. Bartlett joined Ernst & Young LLP in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.
Current Other Public Company Directorships and Committees:
T. Rowe Price Group, Inc. [Chair of Audit Committee and Member of Executive Compensation and Management Development Committee]
WillScot Mobile Mini Holdings Corp. [Chair of Audit Committee and Member of Compensation Committee]
Zurn Elkay Water Solutions Corporation [Lead Independent Director] [Member of Audit Committee and Executive Committee]

2023 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Elsy Boglioli Independent Director Director Since: 2023 Age: 41
Elsy Boglioli is the founder and has been Chief Executive Officer of Bio-Up, a consulting firm providing advisory services to companies in the healthcare technology field, since September 2019. From December 2017 to August 2019, Ms. Boglioli was Executive Vice President and Chief Operating Officer of Cellectis, a clinical-stage biopharmaceutical company focusing on cell therapies. Ms. Boglioli has extensive experience in the consulting services industry, having been employed by the Boston Consulting Group, a leading business strategy consulting services firm, from January 2006 to November 2017, holding various positions, including Partner and Managing Director and leader of its biotech-focused business in Europe, and serving as a member of its global Strategy and Biopharma Practice leadership teams.
Current Foreign Public Company Directorships and Committees:
GenSight Biologics S.A. [Chair of the Nomination Committee]
OSE Immunotherapeutics SA [Member of the Nomination and Remuneration Committee]
Select Current Foreign Non-Public Directorships:
Treefrog Therapeutics [Chair]
Inova.io
Laverock Therapeutics
Metafora Biosystems.
Womed Tech

Claudio Costamagna Independent Director Director Since: 2012 Age: 67
Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007, and CC Holdings S.r.L., its parent. Mr. Costamagna has extensive experience in investment banking, having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.
Select Past Foreign Public Company Directorships:
REVO S.p.A [Chairman]
Advanced Accelerator Applications S.A. [Chairman]
Cassa Depositi e Prestiti [Chairman]
Select Current Foreign Non-Public Directorships:
CC e Soci S.r.l. [Chairman]
Ferragamo Finanziaria S.p.A.
Finavedi S.p.A.
Italiana Petroli S.p.A.
Salini Costruttori S.p.A.

2023 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 66
Nicholas C. Fanandakis served as Senior Adviser to the Chief Executive Officer of DuPont de Nemours, Inc. (“DuPont”), a leading global research and technology-based science company, from February 2020 to December 2020. In June 2019, Mr. Fanandakis retired as an Executive Vice President of DuPont after 40 years of service. Mr. Fanandakis helped lead the company through the merger with The Dow Chemical Company, and then subsequent separations. From November 2009 to June 2019, Mr. Fanandakis served as Chief Financial Officer and Executive Vice President of DuPont and led the company through major portfolio transformations. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst. Since then, he has served in a variety of plant, marketing, product management and business director roles. Mr. Fanandakis served as Group Vice President of DuPont Applied BioSciences from 2008 to 2009. Mr. Fanandakis also served as Vice President and General Manager of DuPont Chemical Solutions Enterprise from 2003 until February 2007, when he was named Vice President of DuPont Corporate Plans.
Mr. Fanandakis received the CERT Certificate in Cybersecurity Oversight in 2023 from the Software Engineering Institute of Carnegie Mellon University.
Current Other Public Company Directorships and Committees:
Duke Energy Corp. [Member of Audit Committee and Finance and Risk Management Committee]
ITT Inc. [Member of Audit Committee and Compensation and Personnel Committee]

Steven H. Gunby Director Since: 2014 Age: 65
Steven H. Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry, having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years, beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.
Current Other Public Company Directorships and Committees:
Arrow Electronics, Inc. [Chair of Compensation Committee]

2023 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Gerard E. Holthaus Independent Director Chairman of the Board Since: 2013 Director Since: 2004 Age: 73
Gerard E. Holthaus has served as the Lead independent Director of WillScot Mobile Mini Holdings Corp., a leading provider of modular space solutions in North America since July 2020. Mr. Holthaus served as independent non-executive Chairman of the Board of Directors of WillScot Corp. from November 2017 up to and until the merger of Mobile Mini Corp. into WillScot Corp. in July 2020. Prior to November 2017, Mr. Holthaus served as non-executive Chairman of the Board of Directors of Algeco Scotsman Global S.a.r.l. and its holding company, Algeco/Scotsman Holdings S.a.r.l., a leading global provider of modular space solutions, positions that he held since April 2010. From October 2007 to April 2010, Mr. Holthaus held the positions of Executive Chairman of the Board of Directors and Chief Executive Officer of Algeco Scotsman Global S.a.r.l.
Current Other Public Company Directorships and Committees:
WillScot Mobile Mini Holdings Corp. [Lead Independent Director] [Member of Audit Committee and Chair of Nominating and Corporate Governance Committee]
Select Past Public Company Directorships:
Algeco Scotsman Global S.a.r.l.
BakerCorp International, Inc.
Neff Corporation
Nesco Holdings, Inc.
Select Current Non-Public Directorships and Committees:
Loyola University Maryland [Chairman]
Saint Joseph Hospital [Chairman of the Board]
The Baltimore Life Companies [Chairman of the Board] [Member of Nominating and Corporate Governance Committee]

Stephen C. Robinson Independent Director Director Since: 2022 Age: 66
Stephen C. Robinson is a retired partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), a multinational law firm. Mr. Robinson joined Skadden in 2010 practicing in its litigation department, with a focus on government enforcement and white-collar crime until his retirement in 2021. Mr. Robinson previously served as a U.S. District Judge for the U.S. District Court for the Southern District of New York from 2003 to 2010, for which he was nominated by President George W. Bush. Prior to serving on the Southern District court, Mr. Robinson held several other positions in government. From 1998 to 2001, he served as a U.S. Attorney for the District of Connecticut, for which he was nominated by President William J. Clinton. From 1993 to 1995, he served as Principal Deputy General Counsel for the Federal Bureau of Investigation. Mr. Robinson has also served in multiple leadership and management roles, including as the Chief Executive Officer of Empower New Haven, a non-profit agency focused on urban development social services, from 2002 to 2003, and as the Chief Compliance Officer of Aetna U.S. Healthcare, a managed healthcare company, from 1996 to 1998.
Current Other Public Company Directorships and Committees:
Dycom Industries, Inc. [Member of Audit Committee and Finance Committee]
Select Current Non-Public Directorships and Committees:
Cornell University [Trustee]
Lincoln Center for the Performing Arts [Trustee]
The New York Community Trust [Trustee]
Weill Cornell Medicine [Fellow]

2023 NOMINEES FOR DIRECTOR	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Laureen E. Seeger Independent Director Director Since: 2016 Age: 61
Laureen E. Seeger is Chief Legal Officer of the American Express Company, a diversified financial services company, having previously held the title of Executive Vice President and General Counsel from July 2014 to July 2018. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, a global diversified healthcare services company, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions, while guiding the company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions and product evolutions while building the Law Department and enhancing client service.
Select Current Non-Public Directorships and Committees:
Central Park Conservancy [Trustee]
University of Wisconsin Foundation and Alumni Association [Chair of Governance Committee]

DIRECTOR ATTENDANCE AT MEETINGS
Director Attendance at Board and Committee Meetings
Our Board and its Committees meet throughout the year on a set schedule, hold special meetings as needed and act by written consent from time to time. Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves unless excused for reasons of serious illness or extreme hardship. During each director’s term of office in 2022, each director attended 75% or more of the total number of regular and special meetings held by the Board and each Committee on which he or she served during the period in which he or she served as a director.
In 2022, the Board and each Committee held the following number of meetings:
BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING, CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE
Total Meetings Held	8	6	6	4
For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting. A meeting at which the Board or a Committee has convened for a limited joint purpose has been counted as the meeting of the primary meeting holder.
Director Attendance at Other Meetings
Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The non-executive, independent Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2022, our independent directors met in closed (executive) sessions four times without management, and all independent directors attended 75% or more of such sessions during the period in which they served as a director.
Our policy is that all director nominees attend the annual meeting of shareholders except in cases of serious illness or extreme hardship. All directors then serving attended our 2022 Annual Meeting.
COMMITTEES OF THE BOARD OF DIRECTORS
Committee Membership
NAME (1)	AUDIT	COMPENSATION	NOMINATING, CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY
Brenda J. Bacon		•	Chair
Mark S. Bartlett	•
Claudio Costamagna		Chair
Vernon Ellis (2)	•		•
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	•	•
Stephen C. Robinson			•
Laureen E. Seeger		•	•
(1)
On April 6, 2023, the Board took action, and effective on April 7, 2023, the size of the Board was increased to ten directors from nine directors and the Board elected Elsy Boglioli as a director to fill the vacancy on the Board resulting from such action. The Board has not taken action to elect Ms. Boglioli to any Committee.

(2)	Vernon Ellis will remain a member of the Audit Committee and Nominating, Corporate Governance and Social Responsibility Committee until the Annual Meeting.

The Audit Committee, Compensation Committee, and Nominating, Corporate Governance and Social Responsibility Committee operate under written Committee Charters. The Committee Charters are reviewed annually, or more frequently, as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee or changes to such rules and best practices. Each Committee approves its own Committee Charter amendment and submits it to the Nominating, Corporate Governance and Social Responsibility Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.
Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating, Corporate Governance and Social Responsibility Committee are available on the Company’s website under “About FTI — Governance” at https://www.fticonsulting.com/about/governance as follows:
COMMITTEE	WEBSITE LINK
Audit Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the- audit committee-of-the-board-of-directors.pdf
Compensation Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the- compensation-committee-of-the-board-of-directors.pdf
Nominating, Corporate Governance and Social Responsibility Committee	https://www.fticonsulting.com/-/media/files/us-files/our-firm/guidelines/charter-of-the- nominating-corporate-governance-and-social-responsibility-committee-of-the-board.pdf
Audit Committee
The Board has determined that all Audit Committee members are independent under the Company’s Categorical Standards of Director Independence and pursuant to the NYSE’s corporate governance rules and applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). Mr. Bartlett serves as a member of our Audit Committee and three other public company audit committees, and the Board has determined that such simultaneous service does not impair the ability of Mr. Bartlett to effectively serve on our Audit Committee. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning stipulated by the SEC.
Functions of the Audit Committee
■	selects, oversees and retains our independent registered public accounting firm;
■	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;
■	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;
■	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;
■	reviews and discusses our periodic reports filed with the SEC;
■	reviews and discusses our earnings press releases and communications with financial analysts and investors;
■	oversees our internal audit activities;
■	oversees our disclosure controls and procedures;
■	reviews Section 404 of the Sarbanes-Oxley Act of 2002, internal control over financial reporting;
■	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;
■	reviews and discusses risk assessment and risk management policies and practices, including risks associated with cybersecurity- and climate-related matters;
■	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;
■	reviews, discusses and approves insider and affiliated person transactions;
■	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;
■	performs an annual self-evaluation of the Audit Committee;

■	reviews the Audit Committee Charter and recommends changes to the Nominating, Corporate Governance and Social Responsibility Committee for submission to the Board for approval; and
■	prepares the Audit Committee Report required to be included in the annual proxy statement.
Compensation Committee
The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.
Each member of the Compensation Committee qualifies as a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on our executive compensation program and pay levels. Our CEO attended all Compensation Committee meetings held during 2022, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.
Role of the Compensation Advisers
Under the Compensation Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisers, as well as approve fees and expenses of such advisers. During 2022, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the Compensation Committee on certain executive compensation matters. In addition, during 2022, the Compensation Committee consulted Dechert LLP (“Dechert”) on certain legal aspects of executive officer compensation. During 2022, the Compensation Committee requested advice on a variety of issues from Pearl Meyer, including our annual and long-term executive incentive compensation program structures and performance metrics, CEO pay-for-performance, non-employee director compensation, the voting policies of proxy advisers and the composition of our compensation peer group, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2022 Annual Meeting. Neither Pearl Meyer nor the Company provided any services to the other during 2022, apart from the advisory services provided by Pearl Meyer to the Compensation Committee. Dechert provided services to the Company as outside executive compensation counsel. In such capacity, Dechert advised the Company regarding general governance inquiries related to executive compensation matters, periodic securities law advice regarding equity grant practices and employment matters, periodic tax advice relating to non-qualified deferred compensation and equity grants, and general advice regarding our say-on-pay proposal and other compensation disclosures in our proxy statement for our 2022 Annual Meeting. The Company routinely is engaged by Dechert to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, including any relationships with any Compensation Committee member or executive officer of the Company, if applicable, as well as information supplied by Pearl Meyer, including its independence letter, the Compensation Committee concluded that Pearl Meyer was independent and not subject to any conflicts of interest when providing services to the Compensation Committee. After considering Dechert’s relationships with the Company and its subsidiaries, and Dechert’s conflicts of interest policy and practices, the Compensation Committee concluded that Dechert is not independent but determined that it offers unique, well-rounded perspectives on our executive officer compensation and other matters, and the legal advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with Pearl Meyer and applicable outside counsel on executive officer compensation and other matters from time to time. Payments to Pearl Meyer did not exceed $120,000 for 2022.

Functions of the Compensation Committee
■	approves the compensation of our CEO;
■	administers our equity-based compensation plans and approves awards under such plans;
■	establishes objective performance goals, individual award levels, and operative and subjective performance measures and oversees all aspects of executive officer incentive compensation;
■	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;
■	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;
■
performs annual performance evaluations of our CEO and reviews the CEO’s annual performance evaluations of other executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating, Corporate Governance and Social Responsibility Committee;

■	performs an annual self-evaluation of the Compensation Committee;
■	reviews the Compensation Committee Charter and recommends changes to the Nominating, Corporate Governance and Social Responsibility Committee for submission to the Board for approval;
■	prepares the Compensation Committee Report included in the annual proxy statement;
■
submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board and to a vote of shareholders if shareholder approval is required; and

■
ensures that shareholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s NEOs and (ii) the frequency of the shareholder advisory (non-binding) votes to approve the resolution approving the compensation of the NEOs at least once every six years.

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2022, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. No executive officer serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.
Nominating, Corporate Governance and Social Responsibility Committee
The Nominating, Corporate Governance and Social Responsibility Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE’s corporate governance rules.
Functions of the Nominating, Corporate Governance and Social Responsibility Committee
■	identifies and qualifies the annual slate of directors for nomination by the Board;
■	reviews non-employee director compensation and recommends changes to the Board for approval;
■	assesses the independence of directors for the Board;
■	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;
■	identifies and qualifies candidates to fill vacancies occurring between annual meetings of shareholders for election by the Board;
■
monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters, and other policies and practices relating to corporate governance for submission to the Board for approval;

■	monitors and reviews responses to shareholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;
■	oversees the process for director education;
■	oversees the process for Board and Committee annual self-evaluations;
■	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board and the Compensation Committee;

■	oversees the process relating to succession planning for our CEO and other executive officer positions;
■	reviews directors’ and officers’ liability insurance terms and limits;
■	oversees, and reports to the Board and other interested Committees, regarding social responsibility, human capital and ESG- and other sustainability-related factors;
■	reviews and discusses with management the Company’s reports that address ESG-related topics;
■	reviews the Nominating, Corporate Governance and Social Responsibility Committee Charter and recommends changes to the Board for approval;
■	reviews the annual proxy statement disclosures, including those pertaining to the nomination of directors, the election of directors, the independence of directors, corporate governance and ESG; and
■	performs an annual self-evaluation of the Nominating, Corporate Governance and Social Responsibility Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP
General
Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.
Non-employee Director Compensation
The following table describes the components of non-employee director compensation for 2022:

COMPENSATION ELEMENTS	2022 DIRECTOR COMPENSATION VALUES (1) (5) ($)	ALTERNATIVE FORMS OF PAYMENT
Annual Retainer: (2) (5) (6)	50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	10,000 — Chair of Audit Committee 7,500 — Chair of Compensation Committee 5,000 — Chair of Nominating, Corporate Governance and Social Responsibility Committee	Cash or Deferred Stock Units
Additional Annual Non-Employee Chairman of the Board Fee: (2) (5)	200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash
(1)
Continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of each annual meeting of shareholders. A new non-employee director receives a prorated annual retainer and equity award upon first being elected to the Board other than at an annual meeting. A non-employee director, who is appointed as a Chair other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)
U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units awarded on account of deferred annual retainer and Chairman of the Board or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earliest of (i) a separation from service event, (ii) an elected payment date, and (iii) certain other permissible payment events, in each case, in accordance with Section 409A (“Code Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

(3)
The annual equity award, unless deferred, is in the form of shares of restricted stock, in the case of U.S. non-employee directors, and restricted stock units, in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are non-transferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)
All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability” (as defined in the Director Plan), (iii) cessation of service within one year following a Change in Control unless other accommodations are made with respect to such awards, (iv) cessation of service at the expiration of his or her term as a director due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation) or (v) cessation of service due to failure of the Company’s shareholders to elect such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion).

(5)
The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)
If we do not have sufficient shares of Common Stock authorized under our shareholder-approved equity compensation plan to fund annual retainer and equity awards in stock-based awards, such awards will be funded in cash. The payout of such cash amounts will be subject to the terms of the applicable deferred compensation payment and vesting and accelerated vesting conditions, including the requirements of Code Section 409A of the Internal Revenue Code. Such cash amounts generally will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2022. Elsy Boglioli, who was elected as a director of the Company by the Board effective on April 7, 2023, is not included in the table below because she received no non-employee director compensation in 2022.
NAME	ANNUAL RETAINER AND CHAIR FEE EARNED OR PAID IN CASH ($) (A)	STOCK AWARDS (1) ($) (B)	OPTION AWARDS (1) ($) (C)	ALL OTHER COMPENSATION (2) ($) (D)	TOTAL ($) (E)
2022 Non-Employee Directors:
Brenda J. Bacon	55,000	249,955	—	—	304,955
Mark S. Bartlett	50,000	249,955	—	—	299,955
Claudio Costamagna	57,500	249,955	—	—	307,455
Vernon Ellis	50,000	249,955	—	—	299,955
Nicholas C. Fanandakis	60,000	249,955	—	—	309,955
Gerard E. Holthaus	250,000	249,955	—	—	499,955
Stephen C. Robinson (3)	59,863	299,121	—	—	358,984
Laureen E. Seeger	—	299,879	—	—	299,879
2022 Former Non-Employee Director:
Nicole S. Jones (4)	9,863	299,121	—	—	308,984
(1)	The balances of each non-employee director’s equity-based awards as of December 31, 2022 (excluding vested shares of Common Stock) are set forth in the table below:

NAME	UNVESTED RESTRICTED SHARES OR RESTRICTED STOCK UNITS	VESTED DEFERRED STOCK OR DEFERRED RESTRICTED STOCK UNITS	UNVESTED DEFERRED STOCK OR DEFERRED RESTRICTED STOCK UNITS	UNEXERCISED STOCK OPTIONS
2022 Non-Employee Directors:
Brenda J. Bacon	1,492	—	—	—
Mark S. Bartlett	1,492	—	—	—
Claudio Costamagna	1,492	—	—	—
Vernon Ellis	1,492	—	—	—
Nicholas C. Fanandakis	—	—	1,492	—
Gerard E. Holthaus	1,492	37,500	—	—
Stephen C. Robinson (3)	1,809	—	—	—
Laureen E. Seeger	—	2,515	1,492	—
2022 Former Non-Employee Director:
Nicole S. Jones (4)	—	—	—	—
(2)	No current director received perquisites or other benefits aggregating more than $10,000 in 2022.
(3)
Mr. Robinson’s compensation includes the prorated annual cash retainer of $9,863 and restricted stock compensation with a grant date value of $49,166.70 awarded to him on March 22, 2022 upon his first election to the Board.

(4)
Ms. Jones resigned as a director of the Company and member of the Compensation Committee effective on October 14, 2022, due to obligations arising from her position as Executive Vice President and General Counsel of The Cigna Group (formerly Cigna Corporation) that resulted in scheduling conflicts and limited the time she was able to devote to her position as a director of the Company. Upon her resignation, Ms. Jones forfeited all unvested shares of restricted stock awarded to her on March 22, 2022 and June 1, 2022 with grant date values of $49,166.70 and $249,954.76, respectively. In addition, Ms. Jones returned to the Company the annual cash retainer in the amount of $50,000 paid upon her election to the Board at the 2022 Annual Meeting.

Policy on Non-employee Director Equity Ownership
Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to shareholder interests. The policy sets each non-employee director’s total investment level at five times (5.0x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee, in its sole discretion.
Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by a non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Also, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. The securities counted toward attaining and maintaining each non-employee director’s ownership level will be valued at the average of the closing price per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. All non-employee directors in office as of December 31, 2022 were in compliance with our Policy on Non-Employee Director Equity Ownership as of that date.
Elsy Boglioli is eligible to receive pro rata non-employee director compensation as of the effective date of her election to the Board on April 7, 2023 and will be required to meet the director equity ownership requirement by the third anniversary of that date.

CORPORATE GOVERNANCE
GOVERNANCE PRINCIPLES
Our following governance policies can be found on the Company’s website under “About FTI — Governance” at https://www.fticonsulting.com/about/governance. Our policies and the other information on our website do not constitute a part of this Proxy Statement. Paper copies of our policies (as well as the Charters of each of our Committees) may be obtained, without charge, upon request, by contacting the Corporate Secretary, FTI Consulting, Inc., 16701 Melford Blvd., Suite 200, Bowie, MD 20715 or by email to FTI2023annualmeeting@fticonsulting.com. Our governance policies are available on the Company’s website at www.fticonsulting.com under “About FTI — Governance” at https://www.fticonsulting.com/about/governance and at the below website links:
NAME OF POLICY	WEBSITE LINK
Standards of Director Independence	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/categorical-standards- for-director-independence.pdf
Corporate Governance Guidelines	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-corporate- governance-guidelines.pdf
Code of Ethics and Business Conduct	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf
Anti-Corruption Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf
Policy on Reporting Concerns and Non-Retaliation	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-reporting- concerns-and-non-retaliation.pdf
Policy on Disclosure Controls	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-disclosure- controls.pdf
Policy on Inside Information and Insider Trading	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-statement-on- inside-information-and-insider-trading.pdf
The Nominating, Corporate Governance and Social Responsibility Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other regulators.
OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES
The Board is committed to maintaining strong corporate governance practices, which include:
■
Annual Director Elections. Shareholders elect our directors annually to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest).

■
Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-employee independent Chairman of the Board. More information about our Chairman of the Board may be found in the section titled “— Board Leadership Structure” on page 27 of this Proxy Statement.

■
Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “AGAINST” as to such nominee at a meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “AGAINST” with respect to a director’s election and will have no effect on the election of directors.

■
Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating, Corporate Governance and Social Responsibility Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating, Corporate Governance and Social Responsibility Committee or the Board regarding his or her offer of resignation. In the event that all directors offer to resign in accordance with our resignation policy, the Nominating, Corporate Governance and Social Responsibility Committee will make a final determination as to whether to recommend to the Board to accept all offers to resign, including those offers made by members of the Nominating, Corporate Governance and Social Responsibility Committee. The Nominating, Corporate Governance and Social Responsibility Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs earliest). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

■	Executive Sessions. Our Board meets regularly in executive sessions, without the presence of management, including our CEO.
■	Shareholder Rights Plan. We do not have a shareholder rights plan and are not currently considering adopting one.
■
Shareholder Power to Amend Bylaws. Our shareholders, by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Guidelines provide the Board with flexibility to choose the leadership structure that it deems best for the Company based upon our business needs, prospects, opportunities and strategic goals at the time, including separating the roles of Chairman of the Board and CEO. In December 2013, the Board appointed Gerard E. Holthaus as its non-employee independent Chairman of the Board. In determining who should hold the position of Chairman, the Board considered Mr. Holthaus’ experience since 2006 as the Board’s independent Presiding Director. The Board also considered each director’s individual experience and his or her experience serving as a director of other companies, particularly the experience of non-U.S. directors serving on the boards of directors of companies in locations where non-executive or independent chairmanships are common. The Board believes that Mr. Holthaus’ continuing service as Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.
The Board also believes that separation of the CEO and Chairman of the Board positions balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company’s operations on a day-to-day basis, on the other hand. Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and ensures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives shareholder communications addressed to the independent directors. Periodically, the Chairman may join with management to engage with investors, employees and other stakeholders.
OVERSIGHT OF RISK MANAGEMENT
We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, human capital risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy-, data- and technology-related risks, including cybersecurity risks, general economic and business risks, legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws, and environmental, social and governance (“ESG”)- and sustainability-related risks, including risks relating to climate change. The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, formulating strategies, implementing and carrying out corporate responses, and reporting to the Audit Committee or other responsible Committee of the Board.

Our Vice President - Chief Risk and Compliance Officer (“Chief Compliance Officer”), who reports to our General Counsel, has primary responsibility for communication with the Audit Committee and our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, such as accounting, information technology and cybersecurity, internal audit, and ethics and compliance and corporate citizenship, to identify and assess risks and mitigate exposures. At least quarterly, the Audit Committee reviews and discusses the enterprise risk management profile, which identifies, categorizes and discusses short-term, intermediate-term and long-term risks, that management of the Company prepares, and the policies and guidelines that management of the Company uses, to assess, manage, mitigate and respond to risks. The Audit Committee reports to the Board on a regular basis to apprise all directors of the Company’s risk profile and risk management and holds discussions with our executive management, the Chief Compliance Officer and head of internal audit more frequently, if and when needed. The Audit Committee ensures that the Chair of each other Committee with oversight of an applicable function is aware of the most recent risk assessment.
Our other standing Committees of the Board also consider and monitor risks within their applicable areas of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the Company’s compensation programs, policies and practices, including executive compensation, and management presents and discusses a comprehensive compensation risk profile for the Company at least annually. Our Nominating, Corporate Governance and Social Responsibility Committee has primary responsibility for ESG- and sustainability-matters under its Charter, including the task of reviewing related policies and practices, as well as reports issued by the Company, such as its 2021 Corporate Sustainability Report issued in 2022, which are prepared by our Corporate Citizenship group under the direction of the Corporate Communications function. Our Chief Human Resources Officer presents a diversity and inclusion report to the Nominating, Corporate Governance and Social Responsibility Committee and other directors at least annually. Our Chief Strategy and Transformation Officer is charged with identifying and evaluating our environmental-related risks and exposures, including climate change- and sustainability-related risks, and devising and implementing strategies to advance the Company’s greenhouse gas and other emissions reduction goals and mitigate other climate-related risks. Our Chief Strategy and Transformation Officer reports to the Nominating, Corporate Governance and Social Responsibility Committee and other directors at least annually. Management also discusses U.S. and foreign legal, regulatory and client standards and requirements as they are proposed and enacted relating to quickly evolving ESG- and sustainability-related topics. These Committees keep the Audit Committee and the Board apprised of governance-, human capital-, ESG- and compensation-related risks.
Directors who are not members of a relevant Committee are invited to attend the meetings during which risk-related topics are discussed. A Committee may periodically request additional reports on critical risk areas identified by management, such as the FCPA and the UK Anti-Bribery Act of 2010 and privacy risks in the case of the Audit Committee and climate change, diversity and corporate citizenship in the case of the Nominating, Corporate Governance and Social Responsibility Committee.
CYBERSECURITY OVERSIGHT
FTI Consulting analyzes and assesses information security risks, including cybersecurity risks, associated with our business on an ongoing basis. As part of our program, we routinely test our controls and information systems. We also provide information security training for our employees annually, conduct phishing simulations, and provide periodic cybersecurity communications to all employees. Our Chief Information Officer works closely with our Chief Compliance Officer to review and assess cybersecurity- and other information technology-related risks, mitigate exposures and resolve any incidents.
Our Board recognizes the importance of maintaining the trust and confidence of our clients, employees, directors and vendors with respect to our information security. Mr. Fanandakis received the CERT Certificate in Cybersecurity Oversight in 2023 from the Software Engineering Institute of Carnegie Mellon University.
The Audit Committee meets regularly with our Chief Technology Officer and management to review and oversee risk exposures related to information security, cybersecurity and data protection and the steps management has taken to monitor and control such exposures. This includes the Audit Committee’s review of training, risk assessments, internal controls, security software, incident response plans and forward-looking information security strategies. The Company also performs periodic cybersecurity assessments against nationally recognized industry standards.
The Company utilizes the expertise of third parties who are periodically engaged to prepare risk evaluations, evaluate risk events and impacts, and provide advice regarding plans, technology and actions that have been identified, procured or taken to reduce our risk exposure, and to correct, rehabilitate or mitigate risks facing the Company. Our information technology, including cybersecurity-related systems are periodically audited by third parties, which in 2022 included audit of our HITRUST Common Security Framework by MARCUM/HITRUST, UK Cyber Essentials-Plus by IASME/SYNOVUM, Verizon’s Cyber-risk Management Program by Verizon Business Services, SSAE 18 SOC2 Type 2 (Technology Practice/AWS environment by A-Lign, ISO 27001:2022 and ISO 27017:2015 by BSI Group. Additionally, the Company maintains an Information Security Management program aligned with ISO27001, 27002 Code of Practices and NIST Cybersecurity Framework. Our Chief Information Officer periodically apprises the Audit Committee of completed and pending audits and their findings, as well as the status of applicable certifications.
Our client-facing experts on cybersecurity and information security periodically address the Board regarding complex issues faced by other companies that stem from data-security-related challenges. Among other things, they discuss new and evolving types and levels of threats and attacks, hacking and ransomware, foreign actors, risks driven by new and evolving technologies, potential liability and technological and other solutions potentially available to mitigate such risks, and other possible company responses.
Additionally, our procedures require our Board to be notified of any material breach of our information systems. While the Company has experienced information security incidents and attacks, and expects that these will recur in the future, the company has not experienced any material cybersecurity or information security incidents or breaches.
COMPENSATION-RELATED RISKS
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2022. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation programs, policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.
BOARD AND COMMITTEE SELF-ASSESSMENTS
The Nominating, Corporate Governance and Social Responsibility Committee, pursuant to the Nominating, Corporate Governance and Social Responsibility Committee Charter, is formally charged with administering the annual self-assessments by the Board and each Committee. During the first quarter of 2023, the Board and each Committee conducted annual self-assessments to identify issues critical to their success. All directors completed the assessments. The assessments were discussed by the Board and the Committees at a joint meeting held in February 2023, during which they discussed the results and provided thorough, objective feedback, which will be used to implement performance enhancements going forward.
CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT
The Nominating, Corporate Governance and Social Responsibility Committee, pursuant to the Nominating, Corporate Governance and Social Responsibility Committee Charter, is formally charged with oversight of corporate social responsibility and human capital matters, including those pertaining to ESG. The Company’s Chief Human Resources Officer regularly reviews the Company’s policies, practices and strategies addressing corporate citizenship and community engagement, periodically reports on environmental- and sustainability-related matters, including the Company’s objectives and responses to climate change and the reduction of the Company’s environmental footprint, including greenhouse and other emissions. The Nominating, Corporate Governance and Social Responsibility Committee provides feedback and direction on the Company’s approach to these issues. It also reports on subjects of interest to the full Board and other interested Committees.

The Nominating, Corporate Governance and Social Responsibility Committee also reviews and discusses the Company’s annual corporate citizenship report, global human capital report, corporate sustainability report, and other reports and policies relating to ESG and sustainability published by the Company, which are available on the Company’s website under “About FTI — Governance” at https://www.fticonsulting.com/about/governance and at the below website links:
NAME OF POLICY	WEBSITE LINK
Environmental Responsibility & Climate Change Disclosure Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting- environmental-climate-change-disclosure-policy.pdf
Global Health & Safety Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-global- health-safety-policy.pdf
Human Rights Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-human- rights-policy.pdf
2021 Corporate Sustainability Report	https://www.fticonsulting.com/-/media/files/us-files/insights/reports/2022/dec/corporate- sustainability-report-2021.pdf
Vendor Code of Conduct	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/vendor-code-of- conduct.pdf
SUCCESSION PLANNING
The Nominating, Corporate Governance and Social Responsibility Committee reviews succession and development plans with management. In 2019, the Nominating, Corporate Governance and Social Responsibility Committee established a process to plan for the succession of our CEO, which includes an annual discussion of potential in-house candidates identified by our CEO, a timeline for identification and selection of likely successors, and a timeline for identifying a successor in emergency circumstances. During 2022, the Nominating, Corporate Governance and Social Responsibility Committee, together with Company management, held discussions and identified several internal candidates who they believe are qualified to succeed our CEO.
CORONAVIRUS DISEASE 2019 (COVID-19)
During 2022, the Board reviewed and discussed with management the impact of COVID-19 on the Company’s business, employees, clients and vendors, and our policies and practices to respond to, and mitigate, its impact. Among other things, the Board discussed the status of FTI Consulting’s return to work initiatives and practices. In addition, Board members discussed client protocols for performing services, visiting offices, attending meetings and functions, and traveling on business. They also discussed U.S. and foreign actions that could adversely impact litigation and regulatory proceedings and back to work initiatives or travel. The Board and management also discussed the emergence and possible future impact of, and governmental, geographic or other possible responses to, new COVID-19 variants, vaccines and vaccine hesitancy, and FTI Consulting policies relating to vaccination requirements and exceptions.
CODE OF CONDUCT
Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) apply to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws (including the FCPA, other anti-bribery laws, and legal and regulatory requirements of the jurisdictions in which we have offices and/or conduct business), protect Company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on the Company’s website under “About FTI — Governance” at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf, respectively. If we make any substantive amendments to the Code of

Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer, financial professional or person performing similar functions, or any director, we will disclose the nature of such amendment or waiver on our website within four business days following the date of the amendment or waiver or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in February 2020.
SHAREHOLDER NOMINEES FOR DIRECTOR
We did not receive any notices of shareholder nominees for director prior to the deadline for 2023 nominations required by our Bylaws and described in our proxy statement for our 2022 Annual Meeting. Under our current Bylaws, nominations for director at an annual meeting of shareholders may be made by a shareholder who is (a) a shareholder of record on the record date set by the Board for the purpose of determining shareholders entitled to vote at the annual meeting at the time of giving of notice by the shareholder and at the time of the annual meeting (and any postponement or adjournment thereof) and (b) entitled to vote at the meeting in the election of each individual so nominated or on any other business; provided such shareholder delivers notice along with the additional information and materials required by our current Bylaws (which includes information required under Rule 14a-19) to the Corporate Secretary at our principal executive office of the Company located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. For the annual meeting of shareholders in 2024, you must deliver this notice no earlier than November 26, 2023 and no later than December 26, 2023. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, or if no annual meeting of shareholders was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice will also be considered timely but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
You may obtain a copy of our Bylaws, without charge, from our Corporate Secretary at FTI Consulting, Inc., 16701 Melford Blvd., Suite 200, Bowie, MD 20715, phone no. +1.410.951.4867, or by email to FTI2023annualmeeting@fticonsulting.com. We filed a copy of our Bylaws, adopted on February 20, 2023, with the SEC on February 21, 2023 as an exhibit to our Current Report on Form 8-K dated February 20, 2023. Our Bylaws are incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023.
COMMUNICATIONS WITH DIRECTORS
Shareholders, employees and other interested persons may communicate with our Board or any individual director using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling +1.866.294.3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Chief Compliance Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board, the Chairman of the Board, an individual director or the independent directors as a group by contacting our Chief Compliance Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 555 12th Street NW, Suite 700, Washington, D.C. 20004 or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board, Chairman of the Board, an individual director or the independent directors as a group, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating, Corporate Governance and Social Responsibility Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS
In addition to Proposal No. 1 to elect as directors the nine nominees named in this Proxy Statement, we will present the three additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.
PROPOSAL NO. 2—RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and the Company that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.
The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2023. We are seeking shareholder ratification of that action. Although shareholder ratification of the appointment of KPMG is not required, we are submitting the appointment of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If shareholders do not ratify KPMG’s appointment, the Audit Committee will take that into consideration, together with such other factors it deems relevant, in determining whether to continue KPMG’s engagement as independent registered public accounting firm for the year ending December 31, 2023.
KPMG’s representative will be present, in person or by conference telephone, at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. See the section titled “Principal Accountant Fees and Services” on page 88 of this Proxy Statement for a description of the services provided by, and fees paid to, KPMG for the fiscal years ended December 31, 2021 and December 31, 2022 and other matters relating to the procurement of services.
Shareholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2023 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal. We do not expect any broker non-votes on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2022 AS DESCRIBED IN THE PROXY STATEMENT
Our shareholders have the opportunity to vote on an advisory (non-binding) resolution (“say-on-pay”) to approve the compensation of our NEOs identified in the section titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — Named Executive Officers” for the year ended December 31, 2022 on page 39 of this Proxy Statement. The Compensation Discussion and Analysis (“CD&A”) section beginning on page 39 of this Proxy Statement describes the material elements of our NEO compensation policies and program, and the principles and objectives that informed our compensation decisions, for the year ended December 31, 2022.
We conduct continuous investor engagement and outreach throughout the year. Page 46 of the CD&A describes our shareholder engagement and outreach, and pages 52 through 65 of the CD&A describe the executive compensation program adopted by our Compensation Committee for 2022. In addition, the section of the CD&A titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — What Guides Our Program — How We Make Compensation Decisions — Role of Peer Companies” beginning on page 50 describes the peer group that we selected for the purpose of considering 2022 NEO compensation.
The design of our compensation program has remained consistent year-over-year. In February 2022, the Compensation Committee established the financial performance metrics governing annual incentive pay (“AIP”) and long-term incentive pay (“LTIP”) awards to the NEOs for the bonus year ended December 31, 2022. During 2022, the Compensation Committee did not modify such AIP and LTIP performance metrics or the individual pay opportunities due to the COVID-19 pandemic. When making compensation decisions for 2022, the Compensation Committee considered the significant efforts of the NEOs to deliver solid financial results while successfully navigating a period of change and volatility as a result of economic and financial conditions beyond their control, including inflation and the lingering effects of COVID-19 and the emergence of new variants, as well as management’s ability to meet the evolving needs of our clients, employees and shareholders. Our NEOs’ 2022 compensation program has been designed to:
■	PROVIDE our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers.
■	MAINTAIN continuity of executive management by delivering opportunities for our CEO and other NEOs to earn competitive compensation.
■
Structure our executive compensation program to ALIGN THE INTERESTS of our CEO and other NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.

■	BALANCE the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
■	Place a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value.
■	Pay-for-PERFORMANCE.
■	Manage our executive compensation program CONSISTENTLY among our CEO and other participating NEOs.
■	Limit perquisites and other non-performance-based entitlements.
The say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs for 2022 as described in this Proxy Statement.
The say-on-pay vote being presented pursuant to Section 14A of the Exchange Act is advisory and not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive compensation program, principles and objectives.
We seek the advisory vote of our shareholders on say-on-pay annually.
At the Annual Meeting, the Company will hold the advisory (non-binding) vote of shareholders on the frequency of say-on-pay votes (as discussed in Proposal No. 4, below). The next advisory (non-binding) vote on say-on-pay will be held at the annual meeting of shareholders held in 2024, unless the Company announces otherwise following the Board’s consideration of the advisory (non-binding) vote of shareholders on the frequency of the say-on-pay vote provided in Proposal No. 4.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the 2022 compensation of our NEOs for the year ended December 31, 2022 as described in the Proxy Statement by approving the following advisory (non-binding) resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2022 as described in the Proxy Statement for the 2023 Annual Meeting of Shareholders.”
Shareholder Approval Required. The approval of the advisory (non-binding) resolution approving the compensation of our NEOs for the year ended December 31, 2022 as described in this Proxy Statement requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF ADVISORY (NON-BINDING) VOTES ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As described in Proposal No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory (non-binding) vote to approve the compensation of our NEOs. This Proposal No. 4 affords shareholders the opportunity to cast an advisory (non-binding) vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). In accordance with applicable law, shareholders must be afforded this opportunity at least once every six years. Under this Proposal No. 4, shareholders may vote to have the say-on-pay vote every year, every two years or every three years or may abstain.
Our shareholders voted on a similar proposal in 2017 with the majority voting to hold the say-on-pay vote every year. After consideration of our shareholders’ advisory (non-binding) vote in favor of conducting an annual advisory (non-binding) vote to approve our executive compensation in 2017, the Board adopted an annual shareholder advisory (non-binding) vote on executive compensation and has held an annual advisory (non-binding) vote on the executive compensation of named executive officers since then. We continue to believe that say-on-pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation programs. It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2029 annual meeting of shareholders.
As an advisory vote, this say-on-pay frequency proposal is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.
Shareholder Vote Required. We will consider the option that receives the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting as the frequency choice of the shareholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. Because this say-on-pay frequency proposal is advisory, it will not be binding. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal No. 4 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote on Proposal No. 4. to Hold Advisory (Non-Binding) Votes on Executive Compensation of Our Named Executive Officers Every One Year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
There were 33,983,032 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock by:
■	each of the NEOs named in this Proxy Statement;
■	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;
■	each of our directors and director nominees; and
■	all of our executive officers and directors as a group.
For the executive officers, directors and director nominees, the beneficial ownership information is presented as of the close of business on the Record Date, except as otherwise noted. For the shareholders who own beneficially more than 5% of our outstanding shares of Common Stock, the information is presented as of the date of the most recent Schedule 13G/A filed by each such shareholder with the SEC as of the date of this Proxy Statement.
The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock and has not pledged any of our securities to secure or serve as collateral for any indebtedness or other obligations.
NAME OF BENEFICIAL OWNER (1)	NUMBER OF COMMON SHARES OWNED	UNVESTED RESTRICTED SHARES	RIGHT TO ACQUIRE VESTED AND EXERCISABLE STOCK-BASED OPTIONS (2)	TOTAL SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)
Steven H. Gunby (3)	417,637	24,208	227,904	669,749	1.97
Ajay Sabherwal	12,362	4,797	13,065	30,224	*
Paul Linton	40,897	4,797	92,805	138,499	*
Curtis P. Lu	25,345	4,797	13,663	43,805	*
Holly Paul	26,407	4,797	2,477	33,681	*
Brenda J. Bacon (4)	15,342	1,492	—	16,834	*
Mark S. Bartlett	32,401	1,492	—	33,893	*
Elsy Boglioli (5)	—	—	—	—	*
Claudio Costamagna (6)	37,326	—	—	37,326	*
Vernon Ellis (7)	20,538	—	—	20,538	*
Nicholas C. Fanandakis (8)	10,642	—	—	10,642	*
Gerard E. Holthaus (9)	66,985	1,492	—	68,477	*
Stephen C. Robinson	—	1,809	—	1,809	*
Laureen E. Seeger (10)	23,751	—	—	23,751	*
BlackRock, Inc. (11) 55 East 52nd Street New York, NY 10055	3,067,789	—	—	3,067,789	8.90
Kayne Anderson Rudnick Investment Management LLC (12) 2000 Avenue of the Stars Suite 1110 Los Angeles, CA 90067	3,432,978	—	—	3,432,978	10.12
Mawer Investment Management Ltd. (13) 600, 517 – 10th Avenue SW Calgary, Alberta, Canada T2R0A8	3,974,736	—	—	3,974,736	11.55
The Vanguard Group, Inc. (14) 100 Vanguard Blvd. Malvern, PA 19355	3,206,891	—	—	3,206,891	9.32
All directors and executive officers as a group (14 persons)	732,633	52,681	349,914	1,135,228	3.34
* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 555 12th Street NW, Suite 700, Washington, D.C. 20004.
(2)	No stock options, stock-based units or other rights to acquire shares of Common Stock will vest or become exercisable within 60 days of the Record Date.
(3)	The reported beneficial ownership of Steven H. Gunby excludes 11,069 shares of Common Stock issuable on account of unvested restricted stock units.
(4)	The reported beneficial ownership of Brenda J. Bacon includes 7,934 shares of Common Stock jointly owned with her spouse with whom she shares voting and investment power.
(5)
The reported beneficial ownership of Elsy Boglioli excludes 191 shares of Common Stock on account of unvested restricted stock units awarded as pro rata equity compensation effective on April 7, 2023, the date of her election as a director of the Company.

(6)	The reported beneficial ownership of Claudio Costamagna excludes 1,492 shares of Common Stock on account of unvested restricted stock units.
(7)
The reported beneficial ownership of Vernon Ellis excludes 1,492 shares of Common Stock on account of unvested restricted stock units and includes 1,632 shares of Common Stock held by The Vernon Ellis Foundation (the “Foundation”) over which Mr. Ellis has investment authority and no pecuniary interest. Mr. Ellis disclaims beneficial ownership of shares of Common Stock held by the Foundation.

(8)	The reported beneficial ownership of Nicholas C. Fanandakis excludes 1,492 shares of Common Stock on account of unvested deferred stock units.
(9)	The reported beneficial ownership of Gerard E. Holthaus excludes 37,500 shares of Common Stock issuable on account of vested deferred stock units.
(10)
The reported beneficial ownership of Laureen E. Seeger excludes 1,492 shares of Common Stock on account of unvested deferred stock units and 2,515 shares of Common Stock issuable on account of vested deferred stock units.

(11)
Information is based on Schedule 13G/A filed with the SEC on January 25, 2023 reporting (i) sole power to vote or direct the vote of 2,989,743 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,067,789 shares, and (iv) shared power to dispose or direct the disposition of zero shares of the Company’s Common Stock. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock, and no one person’s interest in the Common Stock is more than 5% of our total outstanding shares of Common Stock, except that BlackRock Fund Advisors beneficially owns 5% or greater of our Common Stock being reported on such Schedule 13G/A.

(12)
Information is based on Schedule 13G/A filed with the SEC on March 10, 2023, reporting (i) sole power to vote or direct the vote of 2,431,505 shares, (ii) shared power to vote or direct the vote of 733,869 shares, (iii) sole power to dispose or direct the disposition of 2,699,109 shares, and (iv) shared power to dispose or direct the disposition of 733,869 shares of the Company’s Common Stock.

(13)
Information is based on Schedule 13G/A filed with the SEC on February 13, 2023 reporting (i) sole power to vote or direct the vote of 3,774,950 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,974,736 shares, and (iv) shared power to dispose or direct the disposition of zero shares of the Company’s Common Stock.

(14)
Information is based on Schedule 13G/A filed with the SEC on February 9, 2023 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of 14,643 shares, (iii) sole power to dispose or direct the disposition of 3,158,168 shares, and (iv) shared power to dispose or direct the disposition of 48,723 shares of the Company’s Common Stock. The Vanguard Group, Inc. reports that its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company’s Common Stock, and no one other person’s interest in the Common Stock is more than 5% of our total outstanding shares of Common Stock.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION
NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES
NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES	PRINCIPAL BUSINESS EXPERIENCE
Ajay Sabherwal Chief Financial Officer Officer Since: 2016 Age: 57
Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. He held the additional office of Treasurer from March 2022 to December 2022. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. Mr. Sabherwal is a director of Prairie Provident Resources Inc., a corporation engaged in the exploration and development of oil and natural gas properties, which is listed on the Toronto Stock Exchange.

Paul Linton Chief Strategy and Transformation Officer Officer Since: 2014 Age: 52
Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, a leading business strategy consulting services firm, where he was most recently a Partner and Managing Director.

Curtis P. Lu General Counsel Officer Since: 2015 Age: 57
Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc., a wireless Internet services company. Mr. Lu began his legal career at Latham & Watkins LLP, an international law firm, where he was a litigation partner.

Holly Paul Chief Human Resources Officer Officer Since: 2014 Age: 52
Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP, a global public accounting firm, serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Brendan J. Keating Chief Accounting Officer and Controller Officer Since: 2011 Age: 59
Brendan Keating has held the positions of Chief Accounting Officer and Controller since March 2019. From September 2011 to March 2019, Mr. Keating was Vice President – Assistant Controller of the Company. Mr. Keating served as a Senior Vice President of Accounting Policy and Reporting at Discovery, Inc., a mass media company, from 2008 to 2011.

Matthew Pachman Vice President – Chief Risk and Compliance Officer Officer Since: 2012 Age: 58
Matthew Pachman has held the position of Vice President – Chief Risk and Compliance Officer since June 2016. Prior to assuming the duties of Chief Risk Officer of the Company in February 2015, Mr. Pachman also held the position of Vice President and Chief Ethics and Compliance Officer from July 2012 to June 2016. Prior to joining FTI Consulting, Mr. Pachman built and led compliance programs at various other companies, including Altegrity Risk International, Inc., a global risk consulting and information services company, the Federal Home Loan Mortgage Corporation, a public government-sponsored enterprise operating in the secondary mortgage market, and MCI Communications Corp., a telecommunications company.

Our officers are elected by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) section describes the material elements of our executive compensation program and policies and practices for 2022, and the principles and objectives of our decisions with respect to compensation for the year ended December 31, 2022, for our named executive officers (each an “NEO,” and collectively, our “NEOs”).
Named Executive Officers
Our NEOs determined as of December 31, 2022 include the following current executive officers of the Company:
NAME	TITLE
Steven H. Gunby	President and Chief Executive Officer (“CEO”)
Ajay Sabherwal	Chief Financial Officer (“CFO”)
Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)
Curtis P. Lu	General Counsel (“GC”)
Holly Paul	Chief Human Resources Officer (“CHRO”)

Executive Summary
2022 Company Performance Update

(1)
See Appendix A for the definitions of earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), and other financial measures for financial reporting purposes referred to in this proxy statement (“Proxy Statement”), which have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) that are considered not in conformity with GAAP (“non-GAAP”), and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. See the section of this CD&A titled “— 2022 Pay Outcomes — 2022 Annual Incentive Pay — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named non-GAAP financial measures for determining annual incentive pay (“AIP”) for the year ended Decmeber 31, 2022 (“2022 AIP”) of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the EBITDA, as adjusted (“Adjusted EBITDA”), and Adjusted EPS performance metrics for financial reporting purposes defined in Appendix A to determine 2022 AIP.

Business Overview
FTI Consulting is a global business advisory company dedicated to helping organizations manage change, mitigate risk and resolve disputes. With more than 7,600 employees located in 31 countries, we are the Company our clients call on when they are facing their most significant opportunities and challenges.
The Company is organized into five business segments. Individually, each segment is a leader in its own right, staffed with experts recognized for the depth of their knowledge, and has a track record of making an impact.
Corporate Finance & Restructuring 36% of Revenues (1)
Focuses on the strategic, operational, financial, transactional and capital needs of clients and delivers a wide range of service offerings related to restructuring, business transformation & strategy and transactions.

Forensic and Litigation Consulting 21% of Revenues (1)	Provides a range of multidisciplinary and independent services related to risk advisory, investigations and disputes.
Economic Consulting 23% of Revenues (1)	Analyzes complex economic issues for use in legal, regulatory and international arbitration proceedings, strategic decision making and public policy debates.
Technology 11% of Revenues (1)	Offers a comprehensive portfolio of consulting and services for information governance, privacy and security, electronic discovery (e-discovery) and insight analytics.
Strategic Communications 9% of Revenues (1)
Designs and executes communications strategies to manage financial, regulatory and reputational challenges, navigate market disruptions, articulate corporate brands, stake competitive positions and preserve freedom to operate.

(1)	Revenue percentages based on consolidated Company revenues for the year ended December 31, 2022.
Our Commitment to Sustainable Growth
2022 was another great year for FTI Consulting, which we believe is further confirmation of the fundamental strength of this Company: the unrelenting commitment of our people day after day to build their businesses in ways that allow us to help our clients navigate their most significant opportunities and challenges.
Sustainable growth in professional services results from attracting, developing and promoting great professionals with ambitions to grow their businesses. Over the last several years, our financial results have shown that if we do the right things for our business over any medium-term period, even though market conditions and quarterly results can fluctuate, through those efforts we can build a powerful growth engine.
This focus means not overreacting to temporary factors that are out of management’s control and being willing to support our strong segments, practices and professionals in the face of short-term market headwinds because we believe over any multi-year period, the financial performance of great professional services firms is dictated by the components of the business that can be influenced by management, such as:
■	Promoting, developing and attracting talented professionals who can strengthen and build leading positions in areas of critical client needs.
■	Investing EBITDA behind key growth areas in which we have a right to win.
■	Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
■	Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
■	Maintaining a strong balance sheet and committing to using our robust cash flow generation to enhance shareholder returns.
■	Creating a diverse, inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
■	Being a responsible corporate citizen that drives positive change in the communities in which we do business.
We believe if we continue to have the confidence to not overreact to short-term factors, over the medium term, we will build businesses that great people want to be a part of — segments and practices that attract talented people, that support their ambitions and foster their professional development and that allow them to build positions and client relationships that, through the short-term headwinds and tailwinds, become sustainable, powerful, durable and resilient growth engines.

 Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix A for the definitions of Adjusted EBITDA, Adjusted EPS, organic revenue growth and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. See the section of this CD&A titled “— 2022 Pay Outcomes — 2022 Annual Incentive Pay — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named non-GAAP financial measures for determining 2022 AIP of our NEOs and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the Adjusted EBITDA and Adjusted EPS performance metrics for financial reporting purposes defined in Appendix A to determine 2022 AIP.

Our Disciplined Approach to Capital Allocation
In 2014, FTI Consulting’s Board of Directors appointed Steven Gunby as the firm’s President & Chief Executive Officer. The selection of Steven Gunby by the Board was driven by many factors, including, most critical, the Board’s view that organic growth is the best path to achieve sustainable growth in professional services.
FTI Consulting’s management team, together with its Board of Directors, has made a commitment to grow, first and foremost, by organic means. Our commitment to this strategy has driven sustained growth: the Company has averaged double-digit organic revenue growth over the last five years and has delivered Adjusted EPS growth for eight consecutive years.
Given our commitment to grow by organic means on a day-in, day-out basis, management and the Board take a very disciplined approach to acquisitions, which is informed by the following characteristics:
■	Buy versus build: We look at the cost of an acquisition versus the cost to grow organically by attracting, developing and retaining the best professionals in the market.
■	Focus on revenue metrics: We are focused on revenue metrics versus “adjusted” non-GAAP financial metrics.
■	Cash-on-cash return: We look at the cash-on-cash return over a defined payback period.
■	Our approach to earn-outs: We have committed to paying less up front and offering more performance-based incentives over time, even if it negatively impacts our earnings in the short term.
■
Alignment and sponsorship: Acquisitions are difficult, and they are even more difficult in professional services, because the assets you are acquiring walk in and out of the door every day. Therefore, we look at alignment with the target by developing relationships and committing to sponsorship among management to support the successful integration and growth of the acquired business.

Moreover, the Board’s discipline extends beyond capital intensity, as demonstrated by the Compensation Committee’s authority to use discretion with NEO compensation for individual performance, as well as in the definitions of Adjusted EPS and Adjusted EBITDA for compensation purposes. In fact, the definitions of our Adjusted EPS and Adjusted EBITDA financial metrics for AIP clearly state that the Compensation Committee has the discretion to exclude operating results of businesses discontinued, sold or acquired, among other items.
 Strong Track Record of Delivering Enhanced Shareholder Returns
The strength of our financial performance and strategic accomplishments over the past five years is reflected in our total shareholder return (“TSR”). The following graph compares the annual TSR for the five-year period ended December 31, 2022, of FTI Consulting’s common stock, par value $0.01 per share (“Common Stock”), with the Standard & Poor’s 500® (the “S&P 500”) Stock Index, assuming an investment of $100.00 on December 31, 2017 for such fiscal years ended December 31 in the S&P 500, including reinvestment of dividends. As of December 31, 2022, such initial $100.00 investment in the Company’s Common Stock and the S&P 500 Index would have been valued at $369.65 per share and $156.89 per share, respectively.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
Among FTI Consulting, Inc. and the S&P 500 Index
$400
$350
$300
$250
$200
$150
$100
$50
$0
12/17
12/18
12/19
12/20
12/21
12/22
$369.65
$156.89
FTI Consulting, Inc.
S&P 500

*$100 invested on 12/31/17 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2023 Standard & Poor's, a division of S&P Global. All rights reserved.

Our Executive Compensation Practices
The Compensation Committee continues to refine our executive compensation program to align with evolving competitive and governance practices, respond to feedback from our shareholders and strengthen the link to performance and the rigor of our program. This includes the following key principles:
■	PAY-FOR-PERFORMANCE ALIGNMENT: Total at-risk compensation for our CEO and other NEOs is 88.9% and 66.7%, respectively, in 2022.
■	FOCUS ON FINANCIAL PERFORMANCE: The weighting of AIP opportunity based on financial performance metrics for our CEO and other NEOs is 75.0% and 66.7%, respectively, in 2022.
■
ATTENTION TO INDIVIDUAL PERFORMANCE: The individual performance component of AIP opportunity for our CEO and other NEOs is 25.0% and 33.4%, respectively, in 2022. The CD&A provides detailed quantitative and qualitative disclosures to support the individual performance component of our AIP opportunity for our CEO and other NEOs.

■
PERFORMANCE-BASED EQUITY AWARDS: Percentage of performance-based restricted stock units (“Performance RSU”) in the long-term incentive pay (“LTIP”) opportunity to our CEO and other NEOs is 66.7% and 60.0%, respectively, in 2022, with the balance in awards of shares of restricted stock (“RSA”).

■
RIGOROUS LTIP METRIC: Performance metric based on FTI Consulting’s TSR compared with the TSR of the adjusted S&P 500 (“Relative TSR”), at target and maximum set at the 55th and 80th percentiles for our CEO, and the 50th and 75th percentiles for the other NEOs, respectively, in 2022.

■	CAPPED LTIP PAYOUTS FOR NEGATIVE COMPANY TSR: CEO and other NEO payouts when the Company’s TSR is negative are capped at 100% of target.
■	PEER GROUP BENCHMARKING: CEO compensation is benchmarked to chief executive officer compensation of peer group companies every other year.

2022 Executive Compensation Program and Decisions at a Glance
The below diagrams describe the key elements of our executive compensation program and decisions for the year ended December 31, 2022:
CEO COMPENSATION
AWARD	FORM	PERFORMANCE METRICS	2022 FINAL PAY OUTCOME
Annual Base Salary	Fixed Cash $1,000,000	N/A	$1,000,000
Total AIP Opportunity at Target $2,000,000 (2.0x Annual Base Salary)
AIP	AIP Target Opportunity as % of Annual Base Salary Threshold – 100% ($1,000,000) Target – 200% ($2,000,000) Maximum – 300% ($3,000,000)	Metric as % of Total AIP Opportunity Adjusted EPS – 37.5% Adjusted EBITDA – 37.5% Individual Performance – 25%	$1,999,628 (100% of Target)
Form of Payment as % of Total AIP Cash – 75% RSA – 25%
Total LTIP Opportunity at Target $6,000,000 (6.0x Annual Base Salary)
LTIP	Time-Based RSA
	RSA Opportunity as % of Total LTIP Opportunity at Target 33.33% ($2,000,000)	N/A	Three-Year Pro Rata Vesting Period
Performance RSU

Performance RSU Opportunity as % of Total LTIP
Opportunity at Target
66.67% ($4,000,000) (“CEO
Performance RSU Target”)
Performance RSU Payout Opportunity as % of CEO
Performance RSU Target
Threshold – 50% ($2,000,000) Target – 100% ($3,000,000) Maximum – 150% ($4,000,000)
		Company Relative TSR Threshold – 25th Percentile Target – 55th Percentile Maximum – 80th Percentile	Three-Year Performance Period Ending 12/31/2024

NEOs (Other than CEO) COMPENSATION
AWARD	FORM	PERFORMANCE METRICS	2022 FINAL PAY OUTCOME
Annual Base Salary	Fixed Cash $700,000	N/A	$700,000
Total AIP Opportunity at Target $700,000 (1.0x Annual Base Salary)
AIP	AIP Target Opportunity as % of Annual Base Salary Threshold – 50% ($350,000) Target – 100% ($700,000) Maximum – 150% ($1,050,000)	Metric as % of Total AIP Opportunity Adjusted EPS – 33.33% Adjusted EBITDA – 33.33% Individual Performance – 33.34%	GC $816,550 (117% of Target) CFO, CSTO, CHRO $699,884 (100% of Target)
Form of Payment as % of Total AIP Cash – 100%
Total LTIP Opportunity at Target $700,000 (1.0x Annual Base Salary)
LTIP	Time-Based RSA
	RSA Opportunity as % of Total LTIP Opportunity at Target 40% ($280,000)	N/A	Three-Year Pro Rata Vesting Period
Performance RSU

Performance RSU Opportunity as % of Total LTIP
Opportunity at Target
60% ($420,000) (“NEO
Performance RSU Target”)
Performance RSU Payout Opportunity as % of NEO Performance RSU Target
Threshold – 50% ($210,000)
Target – 100% ($420,000)
Maximum – 150% ($630,000)
		Company Relative TSR Threshold – 25th Percentile Target – 50th Percentile Maximum – 75th Percentile	Three-Year Performance Period Ending 12/31/2024
2022 Shareholder Engagement and Outreach
Most Recent Say-on-Pay Vote Results
At our annual meeting of shareholders on June 1, 2022 (the “2022 Annual Meeting”), our shareholders expressed support for our executive compensation program with approximately 86% of the votes cast in favor of our say-on-pay proposal approving NEO compensation for the year ended December 31, 2021. Our 2022 compensation decisions were informed by shareholder outreach discussions conducted in late 2021 and early 2022, through which we were able to have dialogue with non-executive shareholders representing approximately 55% of our outstanding shares. These discussions reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback. See the section of this CD&A titled “— What Guides Our Program — Compensation Philosophy” and “— What Guides Our Program — How We Make Compensation Decisions — The Decision-Making Process” for a discussion of our guiding compensation principles on pages 47 and page 48, respectively.
Following our 2022 Annual Meeting, feedback on the compensation changes we enacted over the past several years was positive. We continued to reach out to our top 20 non-executive shareholders throughout 2022, representing an aggregate of approximately 60% of our outstanding shares of Common Stock as of December 31, 2022, to offer them one-on-one meetings where we discussed key topics, including our executive compensation program, equity compensation, disclosure, peer group selection, and environmental, social and governance (“ESG”)-related topics. See the section of this CD&A titled “— What Guides Our Program — Compensation Philosophy” and “— What Guides Our Program — How We Make Compensation Decisions — Role of Peer Companies” for a discussion of our guiding compensation principles and our peer group on page 47 and pages 50 through 51, respectively.

Compensation Governance Practices
Our executive compensation program is directed by our independent Compensation Committee. In addition to designing an executive compensation program that incentivizes long-term value creation, our program is contingent on achieving specific financial goals, and our compensation practices include a number of key features highlighted below:
✔	Pay-for-performance — with approximately 88.9% of compensation at-risk for our CEO and 66.7% at-risk for our other NEOs in 2022.
✔	Appropriate balance between short-term and long-term pay.
✔
Robust stock ownership requirements: For 2022, five times (5.0x) annual cash base salary for our CEO, increasing to seven times (7.0x) annual cash base salary beginning in 2023, and for 2022, one times (1.0x) annual cash base salary for our other NEOs, increasing to three times (3.0x) annual cash base salary beginning in 2023.

✔	No automatic acceleration of equity awards on a “Change in Control” (as defined in the applicable employee equity compensation plan).
✔	Anti-hedging and pledging policies.
✔	Robust clawback policy on incentive pay.
✔	Use of independent consultant to advise Compensation Committee.
What Guides Our Program
Compensation Philosophy
Our Compensation Committee strongly believes that NEO compensation — both pay opportunities and pay realized — should be linked with the Company’s operational performance and the creation of shareholder value. Our Compensation Committee designs our executive compensation program to accomplish our goals of:
■	ATTRACTING executive officer candidates with competitive compensation opportunities that are appropriate for our business, size and geographic diversity.
■	MAINTAINING CONTINUITY of executive management by delivering opportunities for our NEOs to earn competitive compensation.
■	Structuring our executive compensation program to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.
■	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
■
Placing a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial- or market-based goals that drive or measure the creation of shareholder value.

■	Paying for PERFORMANCE.
■	Managing our executive compensation program for our non-CEO executives CONSISTENTLY among our participating NEOs.
■	LIMITING PERQUISITES and other non-performance-based entitlements.

How We Make Compensation Decisions
The Decision-Making Process
The below diagram illustrates the continuous process that is followed to establish our executive compensation program, which aligns our NEOs’ interests with the interests of our shareholders by incentivizing shareholder value creation through challenging goals.
QUARTERLY	SECOND AND/OR THIRD QUARTERS	FOURTH QUARTER	FIRST QUARTER

■  Management/Board of Directors review business strategy, Company performance and competitive environment

■  Compensation Committee evaluates executive compensation financial performance metrics against Company financial results

■ Every other year, Compensation Committee selects peer group with the advice of its independent compensation adviser

■ Every other year, independent compensation adviser conducts a competitive market analysis of chief executive officer and other executive officer compensation of the applicable peer group companies, and reviews and discusses with Compensation Committee

■  Management makes executive compensation program design and payment opportunity recommendations for the upcoming year

■  Compensation Committee develops or adopts changes to the annual executive compensation program with advice from its independent compensation adviser

■  Compensation Committee consults the Audit Committee to evaluate Company financial performance prior to formal announcement of year-end financial results

■  Compensation Committee evaluates CEO individual performance

■ CEO evaluates individual performance of other NEOs and advises Compensation Committee

■  Compensation Committee establishes payments for applicable bonus year

■  Compensation Committee considers the latest competitive market analysis of chief executive officer compensation of the applicable peer group companies to inform CEO compensation decisions

■  Management presents budget for upcoming fiscal year

■  Compensation Committee finalizes executive compensation program design and payment opportunities for current fiscal year with advice from its independent compensation adviser

■  Compensation Committee sets CEO annual individual performance goals

■ CEO sets annual individual performance goals of other NEOs

Role of Compensation Committee
The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is composed of independent, non-employee members of the Company’s Board of Directors (the “Board”). The Compensation Committee works very closely with its independent advisers and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which may be accessed on the Company’s website under “About FTI — Governance” and at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee-of-the-board-of-directors.pdf.
Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Our CEO attended all Compensation Committee meetings held during 2022, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.
Role of the Compensation Advisers
Under the Compensation Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisers, as well as approve fees and expenses of such advisers. During 2022, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the Compensation Committee on certain executive compensation matters. In addition, during 2022, the Compensation Committee consulted Dechert LLP (“Dechert”) on certain legal aspects of executive officer compensation. During 2022, the Compensation Committee requested advice on a variety of issues from Pearl Meyer, including our annual and long-term executive incentive compensation program structures and performance metrics, CEO pay-for-performance, non-employee director compensation, the voting policies of proxy advisers and the composition of our compensation peer group, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2022 Annual Meeting. Neither Pearl Meyer nor the Company provided any services to the other during 2022, apart from the advisory services provided by Pearl Meyer to the Compensation Committee. Dechert provided services to the Company as outside executive compensation counsel. In such capacity, Dechert advised the Company regarding general governance inquiries related to executive compensation matters, periodic securities law advice regarding equity grant practices and employment matters, periodic tax advice relating to non-qualified deferred compensation and equity grants, and general advice regarding our say-on-pay proposal and other compensation disclosures in our proxy statement for our 2022 Annual Meeting. The Company routinely is engaged by Dechert to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, including any relationships with any Compensation Committee member or executive officer of the Company, if applicable, as well as information supplied by Pearl Meyer, including its independence letter, the Compensation Committee concluded that Pearl Meyer was independent and not subject to any conflicts of interest when providing services to the Compensation Committee. After considering Dechert’s relationships with the Company and its subsidiaries, and Dechert’s conflicts of interest policy and practices, the Compensation Committee concluded that Dechert is not independent but determined that it offers unique, well-rounded perspectives on our executive officer compensation and other matters, and the legal advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with Pearl Meyer and applicable outside counsel on executive officer compensation and other matters from time to time. Payments to Pearl Meyer did not exceed $120,000 for 2022.

Role of Peer Companies
The Compensation Committee periodically reviews various data sources to understand the competitive pay environment. One such data source is a custom peer group of publicly traded companies. The Compensation Committee determined that the development of a peer group and the related competitive market analysis would occur every other year and for 2022 and 2023 the applicable analysis was conducted in June 2021:
Peer Group Development and Pay Study Conducted during	Informs NEO Pay Decisions with Respect to the Following Years	Process and Outcome Disclosed in the Following Years
2021	2022 and 2023	2023 and 2024
Accordingly, 2022 executive compensation decisions were informed by a competitive market analysis conducted by the Compensation Committee’s independent compensation adviser, Pearl Meyer, during 2021 using an updated peer group that was also recommended by Pearl Meyer and approved by the Compensation Committee in 2021.
Regarding the executive compensation peer group, the following companies that were included in the previous peer group prior to 2021 have been acquired and, therefore, no longer qualify for inclusion in the final group of companies selected as FTI Consulting’s executive compensation peer group in June 2021 (the “2021 Peer Group”): Eaton Vance Corp., Legg Mason, Inc. and Navigant Consulting, Inc. In addition to the above changes, Pearl Meyer recommended and the Compensation Committee approved the following changes to the 2021 Peer Group:
Removed Greenhill & Co., Inc. Oppenheimer Holdings, Inc. Piper Sandler Companies	Added Booz Allen Hamilton Holding Corporation Exponent, Inc. ICF International, Inc. Jefferies Financial Group, Inc. LPL Financial Holdings, Inc.
The following companies constitute the 2021 Peer Group that was used for the 2021 competitive market study and to inform 2022 and 2023 NEO compensation decisions:
Affiliated Managers Group, Inc. Artisan Partners Asset Management Inc. Booz Allen Hamilton Holding Corporation CRA International, Inc. Evercore Inc. Exponent, Inc.	Franklin Resources, Inc. Houlihan Lokey, Inc. Huron Consulting Group, Inc. ICF International, Inc. Invesco Ltd. Jefferies Financial Group, Inc.	Lazard Ltd. LPL Financial Holdings, Inc. Moelis & Co. PJT Partners, Inc. Stifel Financial Corp. T. Rowe Price Group, Inc.
While developing the peer group, Pearl Meyer and the Committee reviewed and considered a variety of factors, including the following:
■	Data Availability: publicly traded companies with fulsome pay disclosures in the U.S.
■	Industry Relevance: expert consulting, professional services and financial services
■	Size Relevance: revenue, earnings before taxes, number of employees
■	Valuation Characteristics: market cap, P/E ratio
■	Peer Group Overlap: companies that disclose FTI Consulting as a peer; companies included by third parties as “peers” for FTI Consulting

The below chart ranks the Company as compared with the 2021 Peer Group by revenues and market capitalization as of April 30, 2021.
 FTI Consulting vs. 2021 Peer Group (1)

(1)	Reflects trailing 12-month revenues (LTM) as of April 30, 2021 (the year in which the 2021 Peer Group was developed).
The Compensation Committee will continue to use a variety of sources, including compensation surveys and Peer Company data, to establish market practices and will consider this data when assessing the competitiveness of the Company’s executive compensation. Although the type of review may change over time, the Compensation Committee generally reviews salaries, annual incentives, long-term incentives, incentive designs, severance practices, change in control practices, employment contract provisions and other pay features as needed to assess the Company’s pay programs and ensure they support the Company’s strategic objectives and remain competitive with the market.
When setting 2022 CEO compensation, the Compensation Committee continued to reference the 2021 Peer Group and study results through April 2021, which included the findings that the elements of our executive compensation program were substantially consistent with those offered by such peers. Our CEO’s total compensation for 2022 ranked between the 25th and 50th percentiles as compared with the 2021 Peer Group and our other NEO’s total compensation for 2022 ranked below the 25th percentile as compared with the 2021 Peer Group.
Regarding 2022 NEO compensation decisions, the Compensation Committee did not rely solely on data from the competitive market analysis of the 2021 Peer Group that was performed in 2021. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of such other NEOs. The Compensation Committee believes that, because of the Company’s diverse mix of services, strictly benchmarking against the 2021 Peer Group would not provide a meaningful basis for establishing compensation. While the Compensation Committee believes the data from the 2021 competitive market analysis of the 2021 Peer Group is helpful in assessing our competitive position, it also considers a variety of other factors when making pay decisions, including overall company performance, individual NEO performance and internal equity among each of the NEOs.
The Compensation Committee will continue to periodically consider the executive compensation information of its self-selected peer companies, as well as competitor pay, alongside our pay-for-performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and shareholder interests in the future.

Executive Compensation Program
Components of Compensation
Our executive compensation program is comprised of three primary elements: annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure, which aligns with our pay-for-performance compensation philosophy:

	PAY COMPONENT	RATIONALE
Annual	Base Salary	■ Attracts and retains qualified talent
■ Fairly compensates the executive based on experience, skills, responsibilities and abilities
■ Provides only fixed source of cash compensation
	AIP Opportunity	■ Motivates and rewards executive to achieve key financial and individual objectives
■ Aligns executive and shareholder interests through performance measures that contribute to shareholder value creation
■ Measures executive performance on accomplishment of pre-established strategic objectives
Long Term	Performance RSU Opportunity	■ Incentivizes and rewards for strong market performance as measured over a three-year period
■ Three-year performance measurement period supports our leadership retention/stability objectives
	RSA	■ Aligns interest of the executive with those of shareholders and provides a direct link to growth in shareholder value
■ Three-year vesting period supports our leadership retention/stability objectives
2022 Compensation Mix
Executive compensation is strongly linked to the financial and operational performance, as well as the stock performance, of the Company. The charts below describe the mix of 2022 target compensation and illustrate that our 2022 executive compensation program balances fixed and at-risk pay, with 88.9% of our CEO’s target annual total compensation at-risk and 66.7% of our other NEOs’ target annual total compensation at-risk:
2022 CEO’s Compensation at Target	2022 Other NEOs’ Compensation at Target

2022 Pay Outcomes
Annual Cash Base Salary
Generally, the Compensation Committee considers annual cash base salary adjustments for the NEOs on a biannual basis. Each NEO is paid an annual cash base salary in order to fairly compensate the executive based on his or her experience, skills, responsibilities and abilities. The Compensation Committee increased the annual cash base salaries of the NEOs (other than the CEO) from $600,000 set in 2020 to $700,000 in 2022 to reflect this biannual adjustment as compensation for their responsibilities managing a larger and more geographically diverse company in a challenging business environment due to COVID-19 and related factors, with added complexities relating to matters such as cybersecurity, climate change and other ESG- and sustainability-related issues, diversity & inclusion, enterprise risks, financial and information technology systems, geographic expansion, headcount growth and other day-to-day management concerns. The Compensation Committee also considered external market data from its independent compensation adviser. See the section titled “Information about Our Executive Officers and Compensation — Summary Compensation Table” beginning on page 70 of this Proxy Statement for additional information regarding our CEO’s and other NEOs’ annual cash base salaries and other compensation for the year ended December 31, 2022.
2022 Annual Incentive Pay
 Program Design
Our 2022 AIP is an annual incentive program that rewards our NEOs for achieving key annual non-GAAP financial metrics and individual performance objectives. The metrics and targets that the Compensation Committee selected for 2022 tie directly to our operational and strategic goals. The objectives and rationale for selecting the AIP performance metrics for the year ended December 31, 2022 were as follows:
AIP PROGRAM DESIGN — CEO
PERFORMANCE METRICS	OPERATIONAL OR STRATEGIC OBJECTIVES	RATIONALE FOR USING PERFORMANCE METRIC	% OF TOTAL AIP OPPORTUNITY BASED ON PERFORMANCE METRICS	TARGET AIP OPPORTUNITY AS % OF ANNUAL CASH BASE SALARY
Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items (1)	37.5%	200.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value (1)	37.5%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures CEO success	25.0%

AIP PROGRAM DESIGN — Other NEOs
PERFORMANCE METRICS	OPERATIONAL OR STRATEGIC OBJECTIVES	RATIONALE FOR USING PERFORMANCE METRIC	% OF TOTAL AIP OPPORTUNITY BASED ON PERFORMANCE METRICS	TARGET AIP OPPORTUNITY AS % OF ANNUAL CASH BASE SALARY
Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items (1)	33.3%	100.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value (1)	33.3%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures individual NEO success	33.4%
(1)
See the section of this CD&A titled “— 2022 Pay Outcomes — 2022 Annual Incentive Pay — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named non-GAAP financial measures for determining 2022 AIP and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the Adjusted EBITDA and Adjusted EPS performance metrics for financial reporting purposes defined in Appendix A to determine 2022 AIP.

 Process and Setting of 2022 AIP Financial and Individual Performance Metrics
During the first quarter of 2022, the Compensation Committee set the target for each of the financial metrics applicable to all NEOs and outlined the key individual performance goals for our CEO for the 2022 bonus year. For other NEOs, the CEO established their individual performance goals in consultation with them and with the direction of the Compensation Committee.
The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance and expected market conditions.
Financial Metrics
During the first quarter of 2022, the Compensation Committee set the target for the financial metrics of Adjusted EBITDA and Adjusted EPS and outlined the key individual performance goals for our CEO for the 2022 bonus year. For other NEOs, the CEO established their individual performance goals in consultation with them and with the direction of the Compensation Committee. The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance, and expected business and market conditions. The Compensation Committee did not modify the financial metrics established in February 2022 for the impact of the COVID-19 pandemic on the Company when awarding 2022 AIP paid in March 2023. See Appendix B for the definitions of Adjusted EBITDA and Adjusted EPS, non-GAAP financial measures used for determining 2022 AIP, and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the Adjusted EBITDA and Adjusted EPS performance metrics for financial reporting purposes as defined in Appendix A to determine 2022 AIP. The Compensation Committee believes that the financial metrics and AIP opportunities set by the Compensation Committee for 2022 focused the NEOs’ attention on factors that drive business growth and shareholder value during a challenging business environment.
The 2022 target for Adjusted EBITDA of $356.1 million was set above the actual Adjusted EBITDA of $354.0 million reported by the Company for the year ended December 31, 2021 and was set at the same time as the 2022 target for Adjusted EPS. The threshold and maximum Adjusted EBITDA metrics were set at 20% below and above the target at $284.9 million and $427.3 million, respectively.
The 2022 target for Adjusted EPS of $6.80 was set above the actual Adjusted EPS of $6.76 reported by the Company for the year ended December 31, 2021. The 2022 target for Adjusted EPS was established at the midpoint of the external guidance range announced by the Company on February 24, 2022. The threshold and maximum Adjusted EPS metrics were set at 20% below and above the target at $5.44 and $8.16, respectively.
For purposes of determining 2022 AIP, the financial metrics of Adjusted EBITDA and Adjusted EPS are defined consistently with the definitions of similarly titled financial measures that are considered non-GAAP reported in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2022, subject to further adjustments as follows:
■
We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt, subject to further adjustments, in the sole discretion of the Compensation Committee, to exclude: (1) operating results including costs and expenses of operations (including minority interest) discontinued, sold or acquired; (2) the impact of foreign exchange rates different from budget (i.e. – constant currency costs); (3) costs and expenses related to financing activity and gains or losses related to financing activity; (4) unplanned severance costs; and (5) litigation settlements and costs.

■
We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business, subject to further adjustments, in the sole discretion of the Compensation Committee, to: (1) exclude operating results including costs and expenses of operations (including minority interest) discontinued, sold or acquired; (2) exclude the impact of foreign exchange rates different from budget (i.e. – constant currency costs); (3) exclude costs and expenses related to financing activity and gains or losses related to financing activity; (4) exclude unplanned severance costs; (5) exclude litigation settlements and costs; (6) exclude any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2022, to the extent that such gain or loss is not already excluded from Adjusted EPS; and (7) include, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2022, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2022, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2022 subsequent to the closing of such transaction.

At the time, the Company’s initial full-year guidance was provided on February 24, 2022, the 2022 AIP financial performance metrics set by the Compensation Committee were informed by:
■	An expectation for aggressive hiring and increased wage pressure. The expectation to invest in growth through aggressive hiring globally coupled with increasing pressure on wages.
■
An expectation that restructuring activity would only improve moderately over the course of 2022. The expectation for modest growth in our Restructuring practice within our Corporate Finance & Restructuring (“Corporate Finance”) segment, which is our highest-margin business.

■
A continuation of strong Mergers & Acquisition (“M&A”) activity. The expectation for a continuation of a robust M&A market, which drives demand for M&A-related Antitrust services in our Economic Consulting segment, “Second Request” services in our Technology segment and our Transactions services in our Corporate Finance segment.

■
A rebound in demand for services in our Forensic and Litigation Consulting (“FLC”) segment. The expectation that we would have a rebound in demand for our FLC services, as demand for those services weakened over the course of 2021.

■
An expectation for higher Sales, General and Administrative (“SG&A”) expenses. In 2021, certain aspects of SG&A such as travel and entertainment remained depressed due to the pandemic. Our expectation was that in 2022, SG&A would revert back closer to the per person levels we saw in 2019.

■
An expectation for a higher effective tax rate in 2022. At the time of the initial announcement of full-year guidance on February 24, 2022, the Company expected our full year 2022 tax rate to range between 22.0% and 25.0%, which compared with 21.1% in 2021.

Individual Performance Metrics
For 2022 AIP, 25% of the CEO’s 2022 AIP was contingent upon achieving individual performance goals specific to the CEO, and one-third of the other NEOs’ 2022 AIP was contingent upon achieving individual performance goals specific to such NEO. For the CEO, these goals were established by the Compensation Committee in February 2022 and communicated to him. For all other NEOs, the CEO established the goals with review and input from the applicable NEO and with the direction of the Compensation Committee. At the end of 2022, the CEO assessed the performance of each NEO and presented his recommendations on the NEO’s individual performance to the Compensation Committee in the first quarter of 2023 for approval. The Compensation Committee exclusively assesses the CEO’s performance. As part of the assessment of the individual performance portion of the 2022 AIP, the Compensation Committee has the authority to reduce the actual amount payable to the CEO and each other NEO under their awards.

For 2022, the CEO and each other NEO (other than the GC) were awarded 2022 AIP for individual performance at 100% of target. The GC was awarded 2022 AIP for individual performance at 150% of target. These awards are reflective of both the Company’s financial performance in 2022 and the CEO’s and other NEOs’ tangible evidence of accomplishing or exceeding individual performance goals notwithstanding the challenging economic and business environment. The 2022 performance assessments — noting both 2022 goals and achievements for the CEO and each other NEO — are detailed on the following pages:
STEVEN H. GUNBY’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2022 GOALS	2022 ACCOMPLISHMENTS
Refine and extend go-forward strategy, including growth beyond core
■  Delivered record revenues in 2022. The Company has averaged double-digit organic revenue growth (1) over the last five years.
■  Delivered record revenues in the Corporate Finance & Restructuring, Forensic and Litigation Consulting, Technology and Strategic Communications business segments in 2022, supported by multi-year investments to enhance core positions and extend into new adjacencies and geographies.
■  Continued multi-year strategy of aggressive investment in senior lateral talent in core and adjacent businesses, e.g., restructuring, business transformation and transactions, health solutions, data & analytics, digital forensics & investigations, information governance, blockchain and digital assets and public affairs.
■  Continued to invest in growing the Company outside of the U.S., with 44% of Senior Managing Director hires in 2022 based outside of the U.S.
■  Hired a record number of Managing Directors in 2022, an increase of 42% compared with 2021.
■  Participated in the negotiation, documentation, closing and integration of acquisitions.

Continue trend of sustained year-over-year Adjusted EPS growth	■ Achieved the eighth consecutive year of Adjusted EPS growth.
Foster an inclusive leadership culture with discipline and accountability
■  Increased female Senior Managing Directors by 10% in 2022 compared with 2021.
■  Increased female employees in management positions (Manager level and above) by 17% in 2022 compared with 2021.
■  Increased female employee representation globally by 17%, with female employees growing to 43% of all professionals in 2022 compared with 42% in 2021.
■  Increased historically underrepresented minority (“HURM”) Senior Managing Directors by 21% in 2022 compared with 2021.
■  Published second annual Corporate Sustainability Report, which shares the Company’s approach to ESG through our programs, policies and commitments, including greenhouse gas reduction goals that support the Company’s net-zero by 2030 commitment and goals that will help FTI Consulting continue to build a diverse and inclusive culture.
■  Held Executive Committee updates on the pipeline of HURM lateral hire candidates at the Senior Managing Director and Managing Director levels.
■  Continued quarterly reviews of diversity initiatives implemented with segment and regional leadership.
■  Recognized as a Best Firm to Work For by Consulting magazine for the fifth consecutive year.
■  Named to Forbes’ lists of America’s Best Employers for Women and New Graduates.

(1)
See Appendix A for the definitions of organic revenue growth and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

STEVEN H. GUNBY’S INDIVIDUAL PERFORMANCE HIGHLIGHTS (CONTINUED)

2022 GOALS	2022 ACCOMPLISHMENTS
Continue to drive effective use of cash
■  Returned $88.6 million to shareholders, repurchasing 574,418 shares of Common Stock at an average price per share of $154.23 in 2022 under the FTI Consulting Board of Directors-approved stock repurchase program.
■  Concluded 2022 with total debt, net of cash, of negative $175.5 million.

Drive next generation of growth
■  In addition to the substantial number of lateral hires noted above, FTI Consulting also promoted 65 professionals to Senior Managing Director and 151 professionals to Managing Director in 2022, an increase of 51% and 30%, respectively, compared with 2021.
■  Identified and slated high-potential Managing Directors in the Senior Managing Director promotion pipeline.
■  Worked with business segment leaders to identify the next set of investments and strategies to continue to move the Company forward.
■  Actively worked with key accounts management and business development teams to strengthen and centralize the Company’s lead surfacing process, expanding the focus of the program to the EMEA region in 2022.
■  Continued to lead the process to develop top-down relationships with key contacts at law firms and corporates and participated in introductory meetings.
■  Dramatically enhanced the Company’s go-to-market and infrastructure strategies in key geographies of Germany and France.

AJAY SABHERWAL’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2022 GOALS	2022 ACCOMPLISHMENTS
Continue to drive cost-effectiveness and cash optimization
■  Oversaw the amendment and extension of the company’s existing revolving credit agreement in 2022, increasing capacity from $550 million to $900 million.
■  Implemented tax strategies that resulted in both tax benefits and cash savings in 2022.
■  Maintained bad debt as a percentage of revenues of 0.6% in 2022.
■  Led multiple internal procurement efficiency projects.

Execute effective capital allocation strategy
■  Returned $88.6 million to shareholders, repurchasing 574,418 shares of Common Stock at an average price per share of $154.23 in 2022 under the FTI Consulting Board of Directors-approved stock repurchase program.
■  Participated in the negotiation, documentation, closing and integration of BOLD acquisition in 2022, as well as continued integration efforts of previously closed acquisitions.
■  Concluded 2022 with total debt, net of cash, of negative $175.5 million.

Manage information technology excellence plan
■  Continued to lead projects supporting the virtualization of the Company’s workforce with improved service response to ensure business continuity and high-quality client service.
■  Continued to lead the Company’s enterprise resource planning (ERP) implementation project, partnering with a cross-functional and cross-department project team.
■  No known loss of data from cybersecurity breach incidents in 2022, supported by achieving remediation target and enhancing identification, detection and alerts.
■  Oversaw the implementation of enhanced cybersecurity protection programs, policies and strategies in 2022.

Ensure all financial statements filed with the SEC are accurate and timely	■ All SEC filings were timely filed in 2022. ■ No significant deficiencies or material weaknesses reported for 2022.
Maintain and enhance relationships with investor community
■  Maintained regular contact and credibility with shareholders, contributing to the 86% support for the Company’s 2021 say-on-pay proposal.
■  Attracted new high-quality active shareholders, who have built meaningful top 30 ownership positions.
■  Participated in non-deal roadshows and conferences and hosted one-on-one meetings with current and potential investors.

PAUL LINTON’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2022 GOALS	2022 ACCOMPLISHMENTS
Support business segments with revising strategies and driving prioritized initiatives
■  Supported EMEA region in developing and refining growth strategy to enable the region to achieve its ambitious multi-year growth goals.
■  Continued to partner with Technology segment leadership to update growth strategy given progress and changes in its competitive set to focus the segment’s efforts to accelerate revenues and EBITDA growth.
■  Completed strategic reviews for multiple segments’ practices to identify growth opportunities and teamed with Senior Managing Directors to develop, execute and track progress, with a particular focus on our Blockchain and Digital Assets and Health Solutions practices.
■  Completed a benchmarking exercise of both professional services pricing and compensation practices to ensure the Company remains competitive with market trends.
■  Supported business segments with M&A due diligence and transaction processes, as well as integration, operational changes and go-forward growth strategies for acquired businesses.

Continue to build out and improve effectiveness of Core Operations teams and drive cost-effectiveness
■  Developed multi-year strategic roadmap for Information Technology function, including benchmarking analysis to identify ways to reduce costs while maintaining and improving service delivery.
■  Provided strategic analysis and project management support to Information Technology and Finance teams on the implementation of a new global software system.
■  Partnered with the Legal Department and business users to execute on proof of concept and detailed design for new customer relationship management (CRM) system and related processes.

Enhance the Company’s ESG initiatives and reporting
■  Led the research and analysis initiative that resulted in the publishing of FTI Consulting’s plan to achieve net-zero GHG emissions by 2030, including GHG reduction targets for Scope 1, Scope 2 and business travel.
■  Launched efforts to develop baseline emissions for Scope 3, including employee commuting and purchased goods and services.
■  Launched effort to achieve SBTi validation of emissions reduction targets.
■  Submitted to numerous external ESG evaluation and ratings entities, including the CDP Climate Change Questionnaire, EcoVadis Sustainability Rating, ISS E&S QualityScore, ISS Cyber Risk Score, MSCI ESG Ratings and Sustainalytics.

PAUL LINTON’S INDIVIDUAL PERFORMANCE HIGHLIGHTS (CONTINUED)

2022 GOALS	2022 ACCOMPLISHMENTS
Execute real estate projects and continue planning 2021/2022 projects
■  Maintained costs below real estate cost target of 4.0% of revenues that was communicated at our 2017 Investor Day.
■  Continued to implement workplace models to accommodate the Company’s 12.6% growth in total headcount in 2022, primarily through absorption in existing space, resulting in a 41% reduction in square footage per employee compared with 2019. (1) (2)
■  Oversaw and implemented new organizational structure for office management to better support day-to-day office needs and improve operational efficiency.
■  Implemented multiple platforms and reporting tools to help the Company better manage both real estate utilization and costs while supporting variable, but increasing post-pandemic office occupancy.
■  Delivered 20 real estate projects of varying size and scope in 2022.
■  Increased the percentage of the Company’s real estate portfolio, as measured by square footage, powered or offset by 100% renewable energy from 9% in 2021 to 36% in 2022.
■  Sixty percent of employees sit in LEED-certified (or equivalent) buildings.
■  Achieved a 29% reduction in office energy consumption since 2019.
■ 1166 Avenue of the Americas office maintained Fitwel certification, demonstrating the Company’s commitment to occupant health and well-being.
■  Reduced the volume of paper used for printing in offices by 70% in 2022 compared with 2019. (2)
■  Continued to oversee the Company’s sustainability dashboard platform to track global energy consumption data, which allowed FTI Consulting to publicly report on and disclose energy consumption data in accordance with industry standards.

(1)
“Per employee” refers to FTI Consulting’s total employee headcount (excluding independent contractors), as reported in our Annual Report on Form 10-K for each applicable calendar year ended December 31 plus independent contractors as of December 31 of the applicable calendar year ended December 31. “Independent contractors” are defined as temporary resources who at times may travel on behalf of FTI Consulting for business purposes. See Appendix C for reconciliations of “employees, including independent contractors,” to “employees, excluding independent contractors,” for the applicable calendar year ended December 31.

(2)
2019 is representative of pre-COVID-19-pandemic in-office attendance, business travel and printer usage, as these emissions were repressed in both 2020 and 2021 due to COVID-19-related restrictions on business travel and office occupancy.

CURTIS P. LU’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2022 GOALS	2022 ACCOMPLISHMENTS
Manage litigation and claims
■  Protected the FTI Consulting brand by effectively overseeing claims, managing litigation and mitigating firm-wide risks.
■  Managed and led numerous and important legal negotiations resulting in successful business continuity.
■  Safeguarded human capital commitments through the enforcement of employment contracts.

Support M&A goals to help ensure value-added and accretive acquisitions	■ Participated in the negotiation, documentation, closing and integration of acquisitions. ■ Supported due diligence activities to ensure internal M&A processes are followed.
Manage and mitigate legal, compliance and regulatory risk
■  Continued to enhance the structure and resourcing of the Legal and Conflicts departments to support 24/7 service for FTI Consulting professionals globally.
■  Managed complex conflict issues, ensuring that the Company’s clearance and disclosure processes are consistently followed, and strengthened training and education on conflict issues across the Company.
■  Managed and directed compliance with applicable laws, rules and regulations in the U.S., European Union and globally, including General Data Protection Regulation and other privacy laws, sanctions compliance, anti-money laundering, market abuse, and other financial and applicable rules and regulations.
■  Oversaw and achieved 100% employee completion of the 2022 Code of Ethics & Business Conduct training course.
■  Provided advice and counseling on key strategic initiatives for the Finance department.
■  Managed the Company’s global insurance program.
■  Led internal audit efforts.

Support FTI Consulting in giving back to our communities and foster a culture of diversity, inclusion & belonging
■  Continued to lead a global, cross-segment Pro Bono Advisory Committee consisting of senior leaders across the firm to guide program strategy. 2022 pro bono engagements had a particular focus on supporting organizations with a mission to advance diversity, inclusion and justice in the communities in which FTI Consulting does business.
■  Collaborated with clients and partners in the legal community on impactful pro bono engagements totaling more than $6.1 million of pro bono services in 2022, an increase of 43% compared with 2021.

HOLLY PAUL’S INDIVIDUAL PERFORMANCE HIGHLIGHTS

2022 GOALS	2022 ACCOMPLISHMENTS
Continue to enhance the culture starting at the leadership level
■  Delivered annual in-person All Senior Managing Director Meeting, further enhancing employee culture and reconnecting professionals in person after two years of virtual meetings.
■  FTI Consulting professionals provided more than 6,700 hours of volunteer service to support over 1,270 charitable organizations.
■  Oversaw the execution of the Company’s ninth annual FTI Awards program, which recognized more than 300 professionals globally.
■  Delivered successful culture building programs, including milestone programs, new Consultant orientation and Senior Managing Director readiness programs.
■  Achieved an overall job satisfaction rating of 83% in 2022, a 3% increase compared with 2021.

Attract and recruit great people to FTI Consulting to drive organic growth
■  Hired a record number of people in 2022, increasing firm-wide hires by 27% and growing total headcount by 13% compared with 2021.
■  Led structured succession planning process for the Company’s Executive Committee and key segment, regional and practice leaders.
■  Maintained three-year Senior Managing Director promotion pipelines for every segment and region.

Focus on efforts to build an inclusive culture
■  Increased hiring of Black professionals in the U.S. and UK by 31% and 82%, respectively, in 2022 compared with 2021.
■  Increased hiring of Asian professionals in the U.S. and UK by 50% and 40%, respectively, in 2022 compared with 2021.
■  Increased female and historically underrepresented minority (“HURM”) Senior Managing Directors by 10% and 21%, respectively, in 2022 compared with 2021.
■  Achieved over 75% participation of employees at the Manager level and above in the Managing & Leading Inclusive Teams training compared with 69% in 2021.
■  Published second annual Corporate Sustainability Report with new disclosures on GHG emissions reduction targets, pay gap and pay equity, as well as highlights of continued progress toward the United Nations’ Sustainable Development Goals and the Company’s Diversity, Inclusion & Belonging Pillars.

Develop and train our people for high performance to better serve our clients
■  More than 1,490 professionals were promoted in 2022, a record number.
■  Reached more than 2,500 professionals with e-Learning programs through LinkedIn Learning, Coursera and Thomson Reuters.
■  Offered key programs in business development for over 680 client-facing professionals across all levels and all regions in 2022.

 2022 Annual Incentive Payout Amounts
The tables below set forth the 2022 AIP paid out to the CEO and each other NEO based on the achievement of Adjusted EBITDA, Adjusted EPS and individual performance goals:

CEO	Adjusted EBITDA * (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Individual Performance Payout as % of Target (25.0% of Total AIP Opportunity)			Total Target Incentive Opportunity	2022 Earned AIP (2) (3)	2022 AIP Payout
	Threshold $284.9M	Target $356.1M	Maximum $427.3M	Threshold $5.44	Target $6.80	Maximum $8.16	Threshold $250,000	Target $500,000	Maximum $750,000	($)	($)	(% of Target)
Steven H. Gunby	50	100	150	50	100	150	50	100	150	2,000,000	1,999,628	100

Other NEOs	Adjusted EBITDA * (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Individual Performance Payout as % of Target (33.4% of Total AIP Opportunity)			Total Target Incentive Opportunity	2022 Earned AIP (2) (3)	2022 AIP Payout
	Threshold $284.9M	Target $356.1M	Maximum $427.3M	Threshold $5.44	Target $6.80	Maximum $8.16	Threshold $116,666	Target $233,334	Maximum $350,000	($)	($)	(% of Target)
Ajay Sabherwal	50	100	150	50	100	150	50	100	150	700,000	699,884	100
Paul Linton	50	100	150	50	100	150	50	100	150	700,000	699,884	100
Curtis P. Lu	50	100	150	50	100	150	50	100	150	700,000	816,550	117
Holly Paul	50	100	150	50	100	150	50	100	150	700,000	699,884	100
*	For purposes of the above tables, “M” = millions.
(1)
See Appendix A for the definitions of Adjusted EBITDA, Adjusted EPS and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. See “— Process and Setting of 2022 AIP Financial and Individual Performance Metrics — Financial Metrics” beginning on page 55 and Appendix B for the definitions of similarly named non-GAAP financial measures used for determining 2022 AIP and Appendix B for the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the Adjusted EBITDA and Adjusted EPS performance metrics for financial reporting purposes defined in Appendix A to determine 2022 AIP.

(2)
The Compensation Committee approved actual Adjusted EBITDA and Adjusted EPS for the year ended December 31, 2022 of $357.6 million, or 100.4% of target, and $6.77, or 99.6% of target, respectively, and CEO and other NEO (other than the GC), and GC individual performance of 100% of target and 150% of target, respectively.

(3)
Mr. Gunby’s 2022 AIP was paid 75% in cash and 25% in the form of an RSA granted on March 8, 2023, which will vest on March 8, 2024, the first anniversary of the date of grant. The other NEOs’ 2022 AIP was paid 100% in cash.

Annual Long-Term Incentive Pay
The annual LTIP opportunity is intended to incentivize strong financial performance over a three-year period aligning NEOs’ interests with those of our shareholders. Additionally, the LTIP acts as a retention tool by providing the executives with equity ownership that vests or is earned over multiple years. For 2022, LTIP grants were awarded in the form of a Performance RSU and time-based RSA. In the case of our CEO, the Performance RSU represented 66.67%, and the RSA represented 33.33% of the total LTIP opportunity. In the case of each other NEO, the Performance RSU represented 60% and the RSA represented 40% of the total LTIP opportunity. For 2022, our CEO’s total target LTIP opportunity was six times (6.0x) annual base salary to incentivize and reward sustained Relative TSR growth over the applicable three-year period. The total target LTIP opportunity of each other NEO was one times (1.0x) annual base salary.
 2022 LTIP Awards
Performance RSUs for 2022 are earned based on Relative TSR for the three-year period beginning January 1, 2022 and ending December 31, 2024 as set forth below. Linear interpolation will be applied for performance between payout levels.

% OF TARGET SHARES GRANTED	RELATIVE TSR PERFORMANCE PERCENTILE	RELATIVE TSR PERFORMANCE PERCENTILE
	CEO	Other NEOs
Threshold – 50%	25th	25th
Target – 100%	55th	50th
Maximum – 150%	80th	75th

The CEO and other NEOs were awarded the following LTIP for the year ended December 31, 2022 (“2022 LTIP”):

NAME	2022 PERFORMANCE RSUs (1)			2022 RSAs
	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)
Steven H. Gunby
Number of LTIP Awards	12,800	25,601	38,402	13,725
Grant Date Fair Value	$2,000,000	$4,000,000	$6,000,000	$2,000,000
Ajay Sabherwal
Number of LTIP Awards	1,313	2,627	3,941	1,921
Grant Date Fair Value	$210,000	$420,000	$630,000	$280,000
Paul Linton
Number of LTIP Awards	1,313	2,627	3,941	1,921
Grant Date Fair Value	$210,000	$420,000	$630,000	$280,000
Curtis P. Lu
Number of LTIP Awards	1,313	2,627	3,941	1,921
Grant Date Fair Value	$210,000	$420,000	$630,000	$280,000
Holly Paul
Number of LTIP Awards	1,313	2,627	3,941	1,921
Grant Date Fair Value	$210,000	$420,000	$630,000	$280,000
(1)
See “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation and Note 7 — Share-Based Compensation” of the Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the Monte Carlo simulation technique used to determine the number of Performance RSUs subject to the performance-based 2022 LTIP awards.

 Performance of 2020 LTIP Awards Measured as of December 31, 2022
The performance measurement period for the LTIP awards based on Relative TSR performance granted in 2020 (“2020 LTIP”) began on January 1, 2020 and ended on December 31, 2022 (the “2020 LTIP Awards”). For the measurement period, FTI Consulting achieved Relative TSR at the 70th percentile resulting in our CEO and other NEOs earning a percentage payout of approximately 131% and 141%, respectively, of the shares of Common Stock at target. The following table sets forth the number of shares of Common Stock earned by the NEOs under the 2020 LTIP Awards, certified as final by the Compensation Committee on February 20, 2023:

NAME	PAYOUT PERCENTAGE OF TARGET AS OF DECEMBER 31, 2022	PAYOUT METHOD (# OF COMMON SHARES)
Steven H. Gunby	131%	28,537
Ajay Sabherwal	141%	3,620
Paul Linton	141%	3,620
Curtis P. Lu	141%	3,620
Holly Paul	141%	3,620
Other Programs, Policies and Guidelines
Executive Officer Equity Ownership
Our Policy on Executive Officer Equity Ownership (“Executive Stock Ownership Policy”) demonstrates our continuing commitment to shareholder values and is an important method to immediately align management and shareholder interests. For 2022, our CEO and other covered officers (including the other NEOs) were required to attain and maintain an investment level in Company equity equal to at least five times (5.0x) and one times (1.0x) annual cash base salary, respectively. In February 2023, the Board amended the Executive Stock Ownership Policy to increase the stock ownership levels to be attained and maintained by our CEO and other covered officers to seven times (7.0x) and three times (3.0x) annual cash base salary, respectively. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level.

Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, stock appreciation rights and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the New York Stock Exchange (the “NYSE”) for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.
Each of the CEO and other NEOs met the applicable equity ownership level for 2022 as of the close of business on the Record Date. They also met the higher equity ownership levels for 2023 applicable to each of CEO and other NEOs as of the close of the business on the Record Date.
The following chart illustrates the (i) equity ownership levels in the Company actually held and required to be held by our CEO and (ii) average equity ownership level actually held by our NEOs (other than our CEO) as a group and required to be held by each such other NEO, in each case valued at $164.38 per share (which was the average of the closing price per share of our Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding and including the Record Date):
Executive Officer Stock Ownership Levels

*	For purposes of the above chart, “M” = millions and “K” = thousands.
Restrictions on Entering into Derivative Transactions; Hedging and Pledging of Company Securities
The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers, non-employee directors and employees from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, (iv) purchasing our securities on margin, and (v) placing bets on the price movement of our securities, such as spread betting.
Clawback Policy
The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Clawback Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation (other than stock options) received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Clawback Policy if (i) the restatement was due to material non-compliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the shareholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Clawback Policy to be consistent with the listing standards to be established by the NYSE pursuant to rules promulgated by the SEC at the end of 2022 under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.
Deductibility of NEO Compensation
Section 162(m) (“Code Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and certain other executive officers. Beginning in 2018 and subject to very limited exceptions going forward, changes in federal tax law repealed the “qualified performance-based compensation” exception under Code Section 162(m), thus limiting the Company’s ability to deduct significant portions of the compensation paid to our NEOs. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. As a result, the Company reserves the right to pay compensation that may not qualify for deduction under Code Section 162(m).
Timing of Equity Grants
The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee makes annual equity grants to our NEOs in the form of stock-based awards, including time-based restricted stock and/or restricted stock unit awards, and performance-based restricted stock unit awards. Since 2017, the Compensation Committee has not granted stock options or stock appreciation rights as equity compensation to NEOs.
The Compensation Committee typically makes annual short-term and long-term incentive compensation pay decisions during the first quarter of the year to allow dissemination of our fourth-quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a ten-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.
Compensation-Related Risks
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2022. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

Other Compensation
Health and Welfare Benefits
We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance, and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.
Retirement Benefits
We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive employer matching benefits.
Termination Payments
We have entered into employment arrangements with our CEO and other NEOs that broadly provide for the parameters of their employment with the Company and entitle them to receive specified severance payments and benefits upon certain qualifying terminations of employment. Under the employment agreement with the CEO dated as of December 13, 2013, as amended from time to time (the “CEO Employment Agreement”), in connection with a termination by the Company without “Cause” or termination by the CEO with “Good Reason” (each, as defined in the CEO Employment Agreement), subject to the execution of a release of claims (a “Release”), the CEO generally will be eligible to receive (i) pro rata cash AIP for the year of termination, (a) for the financial components of AIP, an amount determined based on the actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such AIP is paid to other executives of the Company plus (b) based on individual performance (if an applicable performance metric for the year of termination), in an amount determined based on the CEO’s individual performance AIP awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of the CEO’s termination, and (ii) a lump sum cash severance payment equal to two times (2.0x) the sum of the CEO’s annual cash base salary and target bonus, payable within 15 days of execution of a Release. The pro rata cash AIP component of the foregoing severance package described in clause (i) above is also payable in connection with a termination of the CEO as a result of the CEO’s “Disability” (as defined in the CEO Employment Agreement) and death. The foregoing severance opportunity is consistent with survey market data provided by the compensation adviser.
Under the employment letters with each of the CFO, CSTO, GC and CHRO, as amended from time to time (in each case, an “Officer Employment Letter,” and, collectively, the “Officer Employment Letters”), in connection with a termination by the Company without “Cause” or termination by such applicable executive officer with “Good Reason” (each as defined in the applicable Officer Employment Letter), subject to the execution of a Release, each such applicable executive officer generally will be entitled to one times (1.0x) annual cash base salary continuation for a period of 12 months following such termination, provided that such amount will be increased to one times (1.0x) the sum of (i) 12 months annual cash base salary plus (ii) target bonus for the year of termination, if such applicable executive officer’s employment is terminated by the Company (or its successor) without Cause or by such applicable executive officer with Good Reason during the 18-month period following a “Change in Control” (as defined in the applicable shareholder-approved equity compensation plan of the Company then in effect). In addition to the foregoing, each such applicable executive officer generally will be eligible to receive pro rata cash AIP for the year of termination consisting of: (i) for the financial components of AIP, an amount determined based on the actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such AIP is paid to other executives of the Company plus (ii) for the individual component of AIP (if an applicable performance measure for the year of termination), an amount determined based on such applicable executive officer’s individual performance awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of such other NEO’s termination. The severance package is also payable in connection with a termination of such applicable executive officer as a result of “Disability” (as defined in the applicable Officer Employment Letter) and death.
We believe that it is in the best interests of the Company to have these employment arrangements and provide for termination payments thereunder as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, the employment arrangements serve as consideration for the agreements of the NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. For more detail on the terms and conditions of the CEO Employment Agreement and the Officer Employment Arrangements and the potential values associated with the foregoing described severance packages, see the section titled “Information about Our Executive Officers and Compensation — Employment Agreements and Termination and Change in Control Payments — Employment Arrangements” on page 78 of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the Proxy Statement relating to the Annual Meeting of Shareholders of the Company on June 7, 2023 (the “Annual Meeting”), with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement relating to the Annual Meeting of the Company.
COMPENSATION COMMITTEE
Claudio Costamagna, Chair
Brenda J. Bacon
Gerard E. Holthaus
Laureen E. Seeger
April 24, 2023

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our NEOs for the years ended December 31, 2020, December 31, 2021 and December 31, 2022 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (6) to the table describe the vesting and performance conditions associated with the stock-based awards granted in 2022 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or the end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock on the vesting date or Company performance for the performance period, and such differences could be significant.

Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards (2) (3)	Option Awards	Non-Equity Incentive Plan Compensation (1) (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
	(a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
Steven H. Gunby President and Chief Executive Officer (6) (7)	2022 2021 2020	1,000,000 1,000,000 1,000,000	— — —	6,620,594 5,033,629 5,062,345	— — —	1,499,721 1,862,392 1,601,377	— — —	15,372 14,616 14,364	9,135,687 7,910,637 7,678,086
Ajay Sabherwal Chief Financial Officer	2022 2021 2020	671,539 600,000 586,154	— — —	699,909 599,931 599,962	— — —	699,884 762,183 652,712	— — —	15,372 14,616 14,364	2,086,704 1,976,730 1,853,192
Paul Linton Chief Strategy and Transformation Officer	2022 2021 2020	671,539 600,000 586,154	— — —	699,909 599,931 599,962	— — —	699,884 762,183 652,712	— — —	15,372 14,616 14,364	2,086,704 1,976,730 1,853,192
Curtis P. Lu General Counsel	2022 2021 2020	671,539 600,000 586,154	— — —	699,909 599,931 599,962	— — —	816,550 762,183 652,712	— — —	15,372 14,616 14,364	2,203,370 1,976,730 1,853,192
Holly Paul Chief Human Resources Officer	2022 2021 2020	671,539 600,000 586,154	— — —	699,909 599,931 599,962	— — —	699,884 762,183 652,712	— — —	15,372 14,616 14,364	2,086,704 1,976,730 1,853,192
(1)	All cash compensation is presented in Columns (b), (f) and (h).
(2)
The aggregate grant date fair market values of the time-based RSAs reported in Column (d) for 2022 have been computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions and methodologies used to value the RSAs, see “Part II, Item 8, Financial Statements and Supplementary Data— Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). All RSAs awarded as 2022 LTIP are subject to time-based pro rata annual vesting over three years beginning with the first anniversary of the grant date. For additional information, see the section of this Proxy Statement captioned “Information about Our Executive Officers and Compensation — Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2022” beginning on page 72 of this Proxy Statement. The following table sets forth the time-based RSAs granted as 2022 LTIP at grant date dollar values:

NAME	RESTRICTED STOCK AWARD VALUES ($)
Steven H. Gunby	1,999,870
Ajay Sabherwal	279,909
Paul Linton	279,909
Curtis P. Lu	279,909
Holly Paul	279,909
(3)
The Performance RSUs reported in Column (d) for 2022 include the target aggregate values of the Performance RSUs awarded to participating NEOs as 2022 LTIP, based upon the probable outcome of the performance condition based on FTI Consulting’s TSR compared with the Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2022 LTIP measure performance based on Relative TSR over three years from January 1, 2022 through December 31, 2024. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718 for equity awards with market-based conditions, which assesses probabilities of various outcomes of the performance market condition(s). The NEOs’ Performance RSUs have been valued using the grant date fair market value of $145.71 per share (the closing price per share reported on the NYSE for the grant date of March 9, 2022) as one of the initial inputs. The resulting fair value per Performance RSU granted to (i) our CEO was $156.24 and (ii) our other NEOs was $159.83, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s 2022 Form 10-K. For additional information, see the section of this Proxy Statement captioned “Information about Our Executive Officers and Compensation — Equity Compensation Plans — Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2022” beginning on page 72 of this Proxy Statement.
The following table sets forth the Performance RSUs granted as 2022 LTIP at target and maximum grant date dollar values:
NAME	TARGET PERFORMANCE AWARD VALUES ($)	MAXIMUM PERFORMANCE AWARD VALUES ($)
Steven H. Gunby	3,999,900	5,999,928
Ajay Sabherwal	419,873	629,890
Paul Linton	419,873	629,890
Curtis P. Lu	419,873	629,890
Holly Paul	419,873	629,890
(4)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash incentive compensation awarded as 2022 AIP.
(5)
“All Other Compensation” in Column (h) includes matching contributions provided to the NEOs under the Company’s 401(k) Plan and excludes other benefits provided to the NEOs on the same basis as provided to all full-time U.S. employees of the Company. No NEO received perquisites aggregating more than $10,000 in 2022.

(6)
Columns (d) and (f) include the portion of AIP for the year ended December 31, 2021 (“2021 AIP”) that was paid to our CEO in 2022 through the award of 4,260 shares of restricted stock with a grant date fair value of $620,725 (based on the closing price per share of Common Stock of $145.71 reported on the NYSE for the grant date of March 9, 2022), which vested in full on March 9, 2023.

(7)
Columns (d) and (f) exclude the award of 25% of 2022 AIP paid to our CEO in 2023 through the award of 2,766 shares of restricted stock with a grant date fair value of $499,761, based on the closing price per share of Common Stock of $180.68 reported on the NYSE for the grant date of March 8, 2023, which will vest on the first anniversary of the date of grant and will be reported as compensation in Columns (d) and (f) of the Summary Compensation Table for the year ending December 31, 2023.

EQUITY COMPENSATION PLANS
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2022
The following table provides information on (i) performance-based cash awards granted as 2022 AIP, (ii) equity-based awards granted as 2022 LTIP, and (iii) RSAs granted during the year ended December 31, 2022. There can be no assurance that the grant date fair market values of these awards will ever be realized.

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven H. Gunby	2/18/22 3/9/22 3/9/22 3/9/22	2/18/22 3/9/22 3/9/22 3/9/22	1,000,000 — — —	2,000,000 — — —	3,000,000 — — —	— — 2,000,000 —	— — 4,000,000 —	— — 6,000,000 —	— 4,260 — 13,725	— — — —	— — — —	— 620,725 — 1,999,870
Ajay Sabherwal	2/18/22 3/9/22 3/9/22	2/18/22 3/9/22 3/9/22	350,000 — —	700,000 — —	1,050,000 — —	— 210,000 —	— 420,000 —	— 630,000 —	— — 1,921	— — —	— — —	— — 279,909
Paul Linton	2/18/22 3/9/22 3/9/22	2/18/22 3/9/22 3/9/22	350,000 — —	700,000 — —	1,050,000 — —	— 210,000 —	— 420,000 —	— 630,000 —	— — 1,921	— — —	— — —	— — 279,909
Curtis P. Lu	2/18/22 3/9/22 3/9/22	2/18/22 3/9/22 3/9/22	350,000 — —	700,000 — —	1,050,000 — —	— 210,000 —	— 420,000 —	— 630,000 —	— — 1,921	— — —	— — —	— — 279,909
Holly Paul	2/18/22 3/9/22 3/9/22	2/18/22 3/9/22 3/9/22	350,000 — —	700,000 — —	1,050,000 — —	— 210,000 —	— 420,000 —	— 630,000 —	— — 1,921	— — —	— — —	— — 279,909
(1)
2022 AIP payments were based on (i) Adjusted EPS and Adjusted EBITDA results of $6.77 and $357.6 million, respectively, reported in the Company’s 2022 Form 10-K and (ii) the individual performance of our CEO and our CFO, CSTO, GC and CHRO. Based on the above financial and individual performance results, aggregate 2022 AIP to our CEO and each of the other NEOs was as follows:

Name	Total (i) ($)
Steven H. Gunby	1,999,628
Ajay Sabherwal	699,884
Paul Linton	699,884
Curtis P. Lu	816,550
Holly Paul	699,884
(i)
2022 AIP to the CEO was paid 75% in cash and 25% through the award of 4,260 shares of restricted stock with a grant date fair value of approximately $620,725, based on the closing price per share of Common Stock of $145.71 reported on the NYSE for the grant date of March 9, 2022, which will vest on the first anniversary of the date of grant and will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2023. The other NEOs were paid 100% of 2022 AIP in cash.

(2)
Columns (f), (g) and (h) include the values of the Performance RSUs awarded to participating NEOs as 2022 LTIP based upon the threshold, target and maximum outcomes of the performance condition based on Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2022 LTIP measure performance based on Relative TSR over three years beginning January 1, 2022 and ending December 31, 2024. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718 for equity awards with market-based conditions. The NEOs’ Performance RSUs have been valued using the grant date fair market value of $145.71 (the closing price per share reported on the NYSE for the grant date of March 9, 2022) as one of the initial inputs. The resulting fair values per Performance RSU granted to (i) our CEO was $156.24 and (ii) our other NEOs was $159.83, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively.
(3)
Column (l) reports the aggregate grant date fair values of RSAs awarded to NEOs in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1 — Description of Business and Summary of Significant Accounting Policies — Share-Based Compensation” and “Part II, Item 8, Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 7 — Share-Based Compensation” of the Company’s 2022 Form 10-K.

Outstanding Equity Awards at Fiscal Year End
The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock appreciation rights (“SARs”), (ii) exercisable and unexercisable stock options, (iii) unvested RSAs, restricted stock units and Performance RSUs, (iv) full-value cash units, and (v) cash-based performance units held by our NEOs on December 31, 2022:
Name	Number of Securities Underlying Unexercised Options and SARs	Number of Securities Underlying Unexercised Options and SARs	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs	Option Exercise Price or SAR Base Price	Option or SAR Expiration Date	Number of Shares or Full- Value Units That Have Not Vested	Market Value of Shares or Full-Value Units That Have Not Vested (1)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1)
	(#) Exercisable (a)	(#) Unexercisable (b)	(#) (c)	($/Sh) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
Steven H. Gunby	48,392 (2) 75,223 (3) 74,291 (4) 78,390 (5) — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —	34.26 36.87 34.33 40.36 — — — — — — —	4/1/2024 3/1/2025 3/1/2026 3/6/2027 — — — — — — —	— — — — 4,340 (6) — 7,952 (8) — 4,260 (10) 13,725 (11) —	— — — — 689,192 — 1,262,778 — 676,488 2,179,530 —	— — — — — 21,824 (7) — 21,784 (9) — — 25,601 (12)	— — — — — 3,465,651 — 3,459,299 — — 4,065,439
Ajay Sabherwal	13,065 (5) — — — — — —	— — — — — — —	— — — — — — —	40.36 — — — — — —	3/6/2027 — — — — — —	— 695 (6) — 1,272 (8) — 1,921 (11) —	— 110,366 — 201,994 — 305,055 —	— — 2,572 (7) — 2,555 (9) — 2,627 (12)	— — 408,434 — 405,734 — 417,168
Paul Linton	53,552 (13) 13,540 (3) 14,858 (4) 10,855 (5) — — — — — —	— — — — — — — — — —	— — — — — — — — — —	36.75 36.87 34.33 40.36 — — — — — —	8/25/2024 3/1/2025 3/1/2026 3/6/2027 — — — — — —	— — — — 695 (6) — 1,272 (8) — 1,921 (11) —	— — — — 110,366 — 201,994 — 305,055 —	— — — — — 2,572 (7) — 2,555 (9) — 2,627 (12)	— — — — — 408,434 — 405,734 — 417,168
Curtis P. Lu	4,953 (4) 8,710 (5) — — — — — —	— — — — — — — —	— — — — — — — —	34.33 40.36 — — — — — —	3/1/2026 3/6/2027 — — — — — —	— — 695 (6) — 1,272 (8) — 1,921 (11) —	— — 110,366 — 201,994 — 305,055 —	— — — 2,572 (7) — 2,555 (9) — 2,627 (12)	— — — 408,434 — 405,734 — 417,168
Holly Paul	2,477 (5) — — — — — — —	— — — — — — — —	— — — — — — — —	40.36 — — — — — — —	3/6/2027 — — — — — — —	— 695 (6) — 1,272 (8) — 1,921 (11) — —	— 110,366 — 201,994 — 305,055 — —	— — 2,572 (7) — 2,555 (9) — 2,627 (12) —	— — 408,434 — 405,734 — 417,168 —
(1)
All cash values in Columns (g) and (i) have been computed by multiplying $158.80 (the closing price per share of Common Stock reported by the NYSE for December 30, 2022) by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)
Represents cash-based vested and exercisable SARs as of December 31, 2022, awarded to our CEO as LTIP for the year ended December 31, 2014 by the Compensation Committee, under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”), with a grant date of April 1, 2014.

SARs represent the right to receive an amount of cash upon exercise equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. The SARs became fully vested and exercisable as of April 1, 2017.
(3)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to certain NEOs as LTIP for the year ended December 31, 2015 by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2015. The stock options represent the right to acquire option shares following the applicable vesting date, upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. The stock options became fully vested and exercisable as of March 1, 2018.

(4)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to certain NEOs as LTIP for the year ended December 31, 2016 by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Such stock options became fully vested and exercisable as of March 1, 2019.

(5)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to the NEOs as LTIP for the year ended December 31, 2017 by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. Such stock options became fully vested and exercisable as of March 6, 2020.

(6)
Represents the unvested RSAs, which were awarded to our NEOs as 2020 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 11, 2020. Such unvested portions of the RSAs vested on a pro rata basis on March 11, 2021 and March 11, 2022 and became fully vested as of March 11, 2023.

(7)
Represents the target number of Performance RSUs, which were awarded to our NEOs as 2020 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 11, 2020 (subject to performance conditions based on Relative TSR). For the applicable three-year performance measurement period beginning January 1, 2020 and ended December 31, 2022, the Company achieved Relative TSR performance at the 140.76 percentile level. The following table sets forth the number of shares of Common Stock on account of the Performance RSUs that were issued to our NEOs on February 20, 2023:

NAME	MAXIMUM SHARES OF COMMON STOCK ISSUED ON ACCOUNT OF PERFORMANCE RSU AWARDED ON ACCOUNT OF 2020 LTIP
Steven H. Gunby	28,537
Ajay Sabherwal	3,620
Paul Linton	3,620
Curtis P. Lu	3,620
Holly Paul	3,620
(8)
Represents the unvested RSAs, which were awarded to our NEOs as LTIP granted in 2021 (“2021 LTIP”) by the Compensation Committee under the 2017 Plan, with a grant date of March 10, 2021. Portions of the RSAs vested on a pro rata basis on March 10, 2022 and March 10, 2023 and will vest on a pro rata basis each on March 10, 2024, such that all unvested RSAs will be fully vested as of March 10, 2024.

(9)
Represents the target number of unearned Performance RSUs, which were awarded to our NEOs as 2021 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 10, 2021 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2021 and ended December 31, 2023). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our other NEOs on March 10, 2021:

NAME	MAXIMUM PERFORMANCE RSU
Steven H. Gunby	32,677
Ajay Sabherwal	3,833
Paul Linton	3,833
Curtis P. Lu	3,833
Holly Paul	3,833
(10)
Represents the unvested RSAs, which were awarded to our CEO as 2021 AIP by the Compensation Committee under the 2017 Plan, with a grant date of March 9, 2022. Such unvested RSAs became fully vested as of March 9, 2023.

(11)
Represents the unvested RSAs, which were awarded to our NEOs as 2022 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 9, 2022. Portions of the RSAs vested on a pro rata basis on March 9, 2023 and March 9, 2024 and will vest on a pro rata basis each on March 9, 2025, such that all unvested RSAs will be fully vested as of March 10, 2024.

(12)
Represents the target number of unearned Performance RSUs, which were awarded to our NEOs as 2022 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 9, 2022 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2022 and ending December 31, 2024). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our other NEOs on March 9, 2022:

NAME	MAXIMUM PERFORMANCE RSU
Steven H. Gunby	38,402
Ajay Sabherwal	3,941
Paul Linton	3,941
Curtis P. Lu	3,941
Holly Paul	3,941
(13)
Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock option granted by the Compensation Committee as an employment inducement award pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. The stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The stock option became fully vested and exercisable as of August 25, 2017.

Option Exercises and Stock Vested
The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2022 upon the exercise of stock options and the vesting of restricted stock awards:
Name	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE (1)	NUMBER OF SHARES ACQUIRED ON VESTING	VALUES REALIZED ON VESTING (2)
	(#) (a)	($) (b)	(#) (c)	($) (d)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	68,765	9,859,725
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	8,416	1,206,861
Paul Linton:
Options	—	—	—	—
Stock	—	—	8,416	1,206,861
Curtis P. Lu:
Options	—	—	—	—
Stock	—	—	8,416	1,206,861
Holly Paul:
Options	—	—	—	—
Stock	—	—	8,416	1,206,861
(1)
The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares of Common Stock at the exercise date and (ii) the exercise price of the option by (b) the number of shares for which the option was exercised.

(2)
The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the applicable vesting date by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS
Employment Arrangements
Steven H. Gunby. The Company and Steven H. Gunby are parties to the CEO Employment Agreement, which currently expires on April 1, 2025, subject to automatic renewal for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days’ or 90 days’, respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments upon certain termination events, subject to the execution of a release of claims (a “Release”), due to termination by the Company with and without “Cause,” termination by Mr. Gunby with and without “Good Reason,” or “Disability” (each, as defined in the CEO Employment Agreement) or death. See the section titled “Information about Our Executive Officers and Compensation— Compensation Discussion and Analysis — Other Compensation — Termination Payments” on page 68 of this Proxy Statement for additional information regarding payments to our CEO on certain termination events. The CEO Employment Agreement also provides that the CEO’s AIP threshold bonus opportunity will be not less than 75% and not more than 100% of base salary, AIP target bonus opportunity will be not less than 150% and not more than 200% of base salary, and AIP maximum bonus opportunity will be not less than 225% and not more than 300% of base salary. The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from (i) soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.
Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul. The Company entered into Officer Employment Letters with our CFO, CSTO, GC and CHRO. The Officer Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance, and bonus protection upon certain termination events. The Officer Employment Letters provide for payments upon certain termination events, subject to the execution of a Release, due to termination by the Company without “Cause,” termination by the applicable executive officer with “Good Reason,” or “Disability” (each, as defined in the applicable Officer Employment Letter) or death, or within 18 months following a Change in Control. See the section titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” on page 68 of this Proxy Statement for additional information regarding payments to these NEOs on certain termination events. The Officer Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her Officer Employment Letter.
No Single Trigger Vesting of Equity Awards on a Change in Control
Equity awards granted on or after June 3, 2015 are not subject to automatic “single trigger” vesting acceleration upon a Change in Control. If within up to two years, in the discretion of the administrator of the Company’s shareholder-approved employee equity compensation plan, following a change in control, an NEO’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than Cause or as a result of Disability or death or pursuant to an NEO’s Good Reason termination right (which terms have the meanings assigned to them in the applicable NEO’s employment arrangements or the applicable equity award agreement), all outstanding equity awards granted to such NEO that have not theretofore vested shall immediately vest and become exercisable, and all restrictions on such equity awards shall immediately lapse.
Termination Payments
As noted above, the CEO and other NEOs will receive certain payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interests of the Company to provide for such termination payments and benefits as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. The following schedule and corresponding footnotes contain more details regarding the potential amounts and benefits payable upon various qualifying terminations of employment and the circumstances upon which such amounts and benefits are payable.

Termination and Change in Control Payment Amounts
The following table sets forth the payments that may be received by each of our NEOs as if his or her employment terminated as of December 31, 2022:

Name	Termination by the Company for Cause or Voluntary Termination by the Executive Officer without Good Reason ($) (a)	Termination by the Company without Cause or by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or Coincident with or Following a Change in Control or by the Executive Officer with Good Reason (1) ($) (c)	Disability or Death ($) (d)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	2,250,000	2,250,000	2,250,000
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	750,000	750,000	750,000
Equity Awards (3) (4) (5)	—	32,511,441	32,511,441	32,511,441
Cash-Based LTIP Awards (6)	—	—	7,684,650	7,684,650
LTIP Performance Units (7)	—	—	13,279,196	13,279,196
Severance Payment (8)	—	6,000,000	6,000,000	—
Health and Welfare Benefits (9)	—	18,968	18,968	18,968
Total	—	41,530,409	62,494,255	56,494,255
Ajay Sabherwal
Annual Cash Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	700,000	700,000	700,000
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	300,000	300,000	300,000
Equity Awards (3) (5)	—	2,164,833	2,164,833	2,164,833
Cash-Based LTIP Awards	—	—	—	—
LTIP Performance Units (7)	—	—	1,586,118	1,586,118
Severance Payment (10)	—	700,000	1,400,000	—
Health and Welfare Benefits (9)	—	18,354	18,354	18,354
Total	—	3,883,187	6,169,305	4,769,305

Name	Termination by the Company for Cause or Voluntary Termination by the Executive Officer without Good Reason ($) (a)	Termination by the Company without Cause or by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or Coincident with or Following a Change in Control or by the Executive Officer with Good Reason (1) ($) (c)	Disability or Death ($) (d)
Paul Linton
Annual Cash Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	700,000	700,000	700,000
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	300,000	300,000	300,000
Equity Awards (3) (5)	—	11,939,410	11,939,410	11,939,410
Cash-Based LTIP Awards	—	—	—	—
LTIP Performance Units (7)	—	—	1,586,118	1,586,118
Severance Payment (10)	—	700,000	1,400,000	—
Health and Welfare Benefits (9)	—	18,348	18,348	18,348
Total	—	13,657,758	15,943,876	14,543,876
Curtis P. Lu
Annual Cash Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated for AIP Based on Financial Metrics for Year of Termination at Maximum	—	700,000	700,000	700,000
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	300,000	300,000	300,000
Equity Awards (3) (5)	—	2,265,527	2,265,527	2,265,527
Cash-Based LTIP Awards	—	—	—	—
LTIP Performance Units (7)	—	—	1,586,118	1,586,118
Severance Payment (10)	—	700,000	1,400,000	—
Health and Welfare Benefits (9)	—	18,354	18,354	18,354
Total	—	3,983,881	6,269,999	4,869,999

Name	Termination by the Company for Cause or Voluntary Termination by the Executive Officer without Good Reason ($) (a)	Termination by the Company without Cause or by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or Coincident with or Following a Change in Control or by the Executive Officer with Good Reason (1) ($) (c)	Disability or Death ($) (d)
Holly Paul
Annual Cash Base Salary	—	—	—	—
AIP: (2)
Unpaid AIP for Year Prior to Termination	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	700,000	700,000	700,000
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	300,000	300,000	300,000
Equity Awards (3) (5)	—	910,790	910,790	910,790
Cash-Based LTIP Awards	—	—	—	—
LTIP Performance Units (7)	—	—	1,586,118	1,586,118
Severance Payment (10)	—	700,000	1,400,000	—
Health and Welfare Benefits (9)	—	18,354	18,354	18,354
Total	—	2,629,144	4,915,262	3,515,262
(1)	The amounts in Column (c) assume that both the termination without Cause and Change in Control occurred on December 31, 2022.
(2)
On termination for any reason, our CEO and other NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. No amount is shown in the table above in respect of 2021 AIP for the bonus year prior to termination since such amount was previously paid during the first quarter of 2022. In addition, in the event of termination by the Company without Cause, by an NEO for Good Reason, or due to Disability or death, our CEO and other NEOs are eligible to receive prorated AIP bonus for the year of termination based on (i) actual financial performance for the year of termination plus (ii) an amount on account of the individual performance component of AIP (if an applicable performance measure) determined based on such officer’s individual performance AIP awarded and paid in the year prior to the year of termination. The amounts shown include 2022 AIP for the full year on account of financial and individual performance.

(3)
Vested and unexercised stock options have been valued based on the difference between the applicable exercise price and $158.80 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2022). Unvested RSAs have been valued based on $158.80 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2022).

(4)
On termination for any reason, the unvested RSA awarded in payment of a portion of 2022 AIP to our CEO shall fully vest and be non-forfeitable upon execution and delivery of a Release and continued compliance with the applicable restricted covenants of the CEO Employment Agreement.

(5)
The information presented assumes that on termination due to Disability or death, unvested RSAs awarded as LTIP shall fully vest and be non-forfeitable upon execution and delivery of a Release and continued compliance with the applicable non-competition provisions of applicable employment arrangements. On termination for any other reason, unvested RSAs awarded as LTIP that are scheduled to vest on the vesting date immediately following the effective date of such termination shall remain outstanding and shall be fully vested and non-forfeitable on the originally next scheduled vest date (without regard to any employment requirement) upon the execution and delivery of a Release and continued compliance with the applicable non-competition provisions of applicable employment arrangements.

(6)	The Cash-based SAR has been valued based on the difference between the applicable base price and $158.80 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2022).
(7)
The information presented assumes that at December 31, 2022, the applicable performance conditions under outstanding Performance RSUs awarded as LTIP to our NEOs on March 11, 2020, March 10, 2021 and March 9, 2022 have been valued as (i) the total number of target shares granted at $158.80 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2022), multiplied by (ii) the payout ratio for each award as of December 31, 2022 based on a third-party valuation.

(8)
As of December 31, 2022, upon termination by the Company without Cause or termination by the CEO with Good Reason, our CEO was eligible to receive a cash severance payment equal to two times (2.0x) the sum of (i) his annual cash base salary plus (ii) target bonus for the year of termination. See the section titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” on page 68 of the Proxy Statement for additional information.

(9)
Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination and for the other NEOs and their eligible dependents for 12 months after termination.

(10)
As of December 31, 2022, upon termination by the Company without Cause or termination by an NEO (other than the CEO) with Good Reason, such NEO will be eligible to receive one times (1.0x) annual cash base salary continuation for a period of 12 months, provided that such amount will be increased to one times (1.0x) the sum of (i) 12 months of annual cash base salary plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without Cause or by the applicable NEO for Good Reason during the 18-month period following a Change in Control. The amount shown includes 2022 AIP for the full year at target. See the section titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” on page 68 of the Proxy Statement for additional information.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure of “compensation actually paid,” (“CAP”) as calculated in accordance with SEC rules, to our NEOs and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive pay with performance, refer to our Compensation Discussion & Analysis (“CD&A”) beginning on page 39.
Pay versus Performance Disclosure Table
	CEO Compensation		Average Other NEO Compensation		Value of Initial $100 Investment Based On:
Year	As Disclosed in Summary Compensation Table (1) (a)	Compensation Actually Paid (2) ($) (b)	As Disclosed in Summary Compensation Table (3) (c)	Compensation Actually Paid (4) ($) (d)	Total Shareholder Return ($) (e)	Peer Group Total Shareholder Return (5) (6) (f)	Net Income ($000) (g)	ADJUSTED EPS (7) ($) (h)
2022	9,135,687	12,370,328	2,115,869	2,489,268	143.50	139.00	235,500	6.77
2021	7,910,637	13,643,454	1,976,730	2,692,363	138.64	167.24	234,966	6.76
2020	7,678,086	7,456,532	1,853,192	1,886,728	100.96	126.01	210,682	5.99

(1)
The dollar amounts reported in Column (a) are the amounts of total compensation reported for Mr. Gunby, our Chief Executive Officer and President, for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”).

(2)
The dollar amounts reported in Column (b) represent the amount of CAP for Mr. Gunby, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gunby during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Gunby’s total compensation for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid	2022	2021	2020
	Total Compensation Reported in the Summary Compensation Table	$9,135,687	$7,910,637	$7,678,086
-	Amounts Reported under the “Stock Awards” Column in the SCT	(6,620,594)	(5,033,629)	(5,062,345)
+	Fair Value of Awards Granted during Year That Remain Unvested as of Year End	7,663,022	5,905,812	4,047,715
+/-	Change in Fair Value from Prior Year End to Current Year End of Awards Granted Prior to Year That were Outstanding and Unvested as of Year End	2,882,415	4,690,574	(327,967)
+/-	Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year That Vested during Year	(690,202)	170,060	1,121,043
	Compensation Actually Paid to CEO	$12,370,328	$13,643,454	$7,456,532
(3)
The dollar amounts reported in Column (c) represent the average of the amounts reported for the company’s other NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul.

(4)
The dollar amounts reported in Column (d) represent the average amount of CAP for the other NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the other NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid	2022	2021	2020

	Total Compensation Reported in the Summary Compensation Table	$2,115,869	$1,976,730	$1,853,192
-	Amounts Reported under the “Stock Awards” Column in the SCT	(669,909)	(599,931)	(599,962)
+	Fair Value of Awards Granted during Year That Remain Unvested as of Year End	810,334	711,265	485,673
+/-	Change in Fair Value from Prior Year End to Current Year End of Awards Granted Prior to Year That were Outstanding and Unvested as of Year End	347,295	588,801	(29,797)
+/-	Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to Year That Vested during Year	(84,321)	15,498	177,622
	Compensation Actually Paid to Other NEOs	$2,489,268	$2,692,363	$1,886,728
(5)	The peer groups used to calculate the peer group TSR disclosed in this column are the 2021 Peer Group discussed in the CD&A for 2022 and the prior peer group for 2020 and 2021.
(6)
Executive compensation decisions for 2020 and 2021 were informed by reference to a different peer group. Three companies — Eaton Vance Corp., Legg Mason, Inc. and Navigant Consulting, Inc. — included in the previous peer group were acquired and no longer qualified for inclusion in the 2021 Peer Group. Pearl Meyer recommended and the Compensation Committee approved the following additional changes for 2021 Peer Group purposes:

Removed Greenhill & Co. Oppenheimer Holdings, Inc. Piper Sandler Companies	Added Booz Allen Hamilton Holding Corporation Exponent, Inc. ICF International Jefferies Financial Group, Inc. LPL Financial Holdings, Inc.
The TSR of the prior peer group, based on the same $100 initial investment as in Columns (e) and (f) was $126.01 for 2020 and $167.24 for 2021.
(7)
We have determined that Adjusted EPS is the financial performance measure that, in our assessment, represents the most important performance measure not otherwise required to be disclosed in the table that is used to link CAP for our NEOs for the most recently completed fiscal year to company performance.

Most Important Company Performance Measures
Adjusted EPS
Adjusted EBITDA
Total Shareholder Return

The following chart provides a graphical representation of the CAP to our CEO and the other NEOs compared with both our own three-year cumulative TSR, as well as the three-year cumulative TSR of our peer group.

The following chart provides a graphical representation of the CAP to our CEO and the other NEOs compared with net income.

The following chart provides a graphical representation of the CAP to our CEO and the other NEOs compared with Adjusted EPS.

*
See Appendix B for the definitions of similarly named non-GAAP financial measures for determining 2022 AIP and the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared with the annual total compensation of our median compensated employee (the “CEO Pay Ratio”) for the year ended December 31, 2022.
In order to identify our 2022 median employee, we (i) analyzed annual base salary, bonus and overtime compensation of individuals employed as of October 1, 2022, (ii) annualized the compensation of permanent employees hired during 2022 through October 1, 2022, (iii) used year-end exchange rates to convert compensation paid to non-U.S. employees to U.S. dollars, and (iv) used the exemption permitted under Item 402(u) of Regulation S-K to exclude employees from 16 countries — Argentina (19), Brazil (52), the Cayman Islands (22), China (91), Denmark (12), Finland (22), Indonesia (1), Ireland (66), Italy (23), Japan (12), Korea (8), Malaysia (9), Mexico (24), the Netherlands (42), Qatar (2) and Switzerland (1). This resulted in the exclusion of 406 employees, comprising less than 5% of our total employee population as of October 1, 2022 and resulting in a net employee population of 7,725 out of our original employee population of 8,131 prior to such exclusions.
We previously used December 31 as the determination date for identifying our median employee. The change of our determination date to October 1 was made to ease compliance and does not significantly affect the composition of the employee population.
We calculated the 2022 median employee’s annual total compensation for the year ended December 31, 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation for the 2022 median employee, a U.S.-based senior consultant, includes annual base salary, bonus and Company matching contributions under our 401(k) Plan. The 2022 median employee’s total compensation for purposes of determining the CEO Pay Ratio was $131,034; and the 2022 total compensation of our CEO for the purposes of determining the CEO Pay Ratio was $9,135,687.
Based on this information, our 2022 CEO Pay Ratio was 70 to 1. We believe that this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) and is not intended as a measure of comparison with any other company.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
REVIEW AND APPROVAL OF RELATED-PARTY TRANSACTIONS
The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether a related-person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related-person are disclosed in this Proxy Statement. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves transactions with related-persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer, director or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:
■	the financial and other terms of the transaction and whether such terms are substantially equivalent to terms that could be negotiated with third parties;
■	the nature of the related-person’s interest in the transaction;
■	the importance of the transaction to the related-person and to the Company;
■	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and
■	any other matters that the Audit Committee deems appropriate.
2022 RELATED-PARTY TRANSACTIONS
In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that any directors who served since the beginning of the last completed fiscal year had or has any material direct or indirect pecuniary or other interests in such engagements. Additionally, from time to time, in the ordinary course of business, a beneficial owner of more than 5% of the Company’s voting securities, such as those discussed below, directly or indirectly, on behalf of itself and/or affiliates, enters into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares of Common Stock. All such engagements comply with the Audit Committee’s policy for related-party transactions.
On January 25, 2023, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 8.90% of our outstanding shares of Common Stock. Exhibit A to the Schedule 13G/A identifies certain affiliates that have acquired such shares and have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock. One of the affiliates, BlackRock Fund Advisors, beneficially owns 5% or greater of our Common Stock reported on such Schedule 13G/A. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2022, revenues from engagements to provide consulting and advisory services to BlackRock and its affiliates aggregated $1,239,010.
On February 9, 2023, The Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 9.32% of our outstanding shares of Common Stock. Vanguard’s Schedule 13G/A reports that Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of our Common Stock, and no one other person’s interest in the Common Stock is more than 5% of the total outstanding shares of Common Stock. From time to time, in the ordinary course of our business, Vanguard, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2022, revenues from engagements to provide consulting and advisory services to Vanguard and its affiliates aggregated $766,834.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2021 and 2022. In connection with the audit of the 2021 and 2022 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.
2021 ($)	2022 ($)
(in thousands)
Audit Fees	3,362	3,798
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	17	6
Total	3,379	3,804
Audit Fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2022, approximately $3,798,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and consent procedures. Audit Fees for 2022 also included approximately $115,000 and $83,028 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and FTI Capital Advisors Canada, ULC, respectively. Tax Fees primarily include tax compliance and planning services. All Other Fees include fees related to the Company’s use of KPMG’s research tool.
KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.
For 2021 and 2022, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that FTI Consulting, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into such filing.
The Audit Committee assists the Board of Directors (the “Board”) of the Company in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.
The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Audit Committee Charter”). We review and reassess the Audit Committee Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees and recommend any changes to the Nominating, Corporate Governance and Social Responsibility Committee and the Board for approval. A copy of the Audit Committee Charter is publicly available and can be found on the Company’s website under “About FTI — Governance” and at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf.
The Audit Committee currently consists of four independent non-employee directors recommended by the Nominating, Corporate Governance and Social Responsibility Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”
The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Company’s independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.
We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response. The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2022. KPMG attended four meetings of the Audit Committee and separately met three times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters during calendar year 2022. One or more members of management attended all regular and special meetings of the Audit Committee, and management separately met one time with the Audit Committee in closed session with respect to audit, financial reporting and internal control matters during calendar year 2022. The Audit Committee separately met with the Vice President, Internal Audit of the Company one time in closed session during calendar year 2022. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and management without other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:
(1)
We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)
The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)
The Audit Committee received from KPMG the written disclosures required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)
The Audit Committee reviewed and discussed with management and KPMG, management’s report and KPMG’s report on internal control of our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

(5)
Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2022 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2022, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.
AUDIT COMMITTEE
Nicholas C. Fanandakis, Chair
Mark S. Bartlett
Vernon Ellis
Gerard E. Holthaus
April 24, 2023

PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
We did not receive any shareholder proposals prior to the deadline for 2023 proposals required by our Bylaws and described in our proxy statement for our 2022 Annual Meeting. If you want to present a proposal in our proxy statement for the 2024 annual meeting of shareholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our principal executive office located at 555 12th Street NW, Suite 700, Washington, D.C. 20004. Shareholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our current Bylaws. Under our current Bylaws, a shareholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, or if no annual meeting of shareholders was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders the information and materials required by our current Bylaws. For the annual meeting of shareholders in 2023, we must receive this notice no earlier than November 26, 2023 and no later than 5:00 p.m., Eastern Time, on December 26, 2023. If a shareholder wishes to submit a proposal at the 2024 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to shareholders in connection with our previous year’s annual meeting of shareholders, which will be December 26, 2023.

Appendix A
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO THE MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the U.S. Securities and Exchange Commission.
We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.
We define “organic revenue growth,” which is a non-GAAP financial measure, as the change in revenues, excluding the estimated impact of foreign currency (“FX”) and acquisition-related revenues. The Company estimates the impact of FX driven by our businesses with functional currencies other than the U.S. dollar (“USD”) on period-to-period performance results. The estimated impact of FX is calculated as the difference between the prior period results multiplied by the average FX exchange rates to USD in the current period and applicable prior period results, multiplied by the average FX exchange rates to USD in the prior period. We define acquisition-related revenues as revenues of acquired companies in the first 12 months following the effective date of the acquisition. Organic revenue growth provides management and investors with a more consistent comparison of our revenues across periods, including underlying trends.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. In addition, non-GAAP financial measures used for computing executive officer annual incentive pay may be defined differently from similarly titled measures used for financial reporting purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(AMOUNTS IN THOUSANDS)	2022	2021	2020	2019	2018
Net income	$235,514	$234,966	$210,682	$216,726	$150,611
Add back:
Income tax provision	62,235	62,981	51,764	71,724	57,181
Interest income and other	(3,918)	(6,193)	412	(2,061)	(4,977)
Interest expense	10,047	20,294	19,805	19,206	27,149
Gain on sale of business	—	—	—	—	(13,031)
Loss on early extinguishment of debt	—	—	—	—	9,072
Depreciation and amortization	35,697	34,269	32,118	30,153	31,536
Amortization of intangible assets	9,643	10,823	10,387	8,152	8,162
Special charges	8,340	—	7,103	—	—
Remeasurement of acquisition-related contingent consideration	—	(3,130)	—	—	—
Adjusted EBITDA	$ 357,558	$ 354,010	$ 332,271	$ 343,900	$ 265,703
RECONCILIATIONS OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS, RESPECTIVELY, FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)	2022	2021	2020	2019	2018
Net income	$235,514	$234,966	$210,682	$216,726	$150,611
Add back:
Remeasurement of acquisition-related contingent consideration	—	(3,130)	—	—	—
Special charges	8,340	—	7,103	—	—
Tax impact of special charges	(1,584)	—	(1,847)	—	—
Loss on early extinguishment of debt	—	—	—	—	9,072
Tax impact of loss on early extinguishment of debt	—	—	—	—	(2,359)
Non-cash interest expense on convertible notes	—	9,586	9,083	8,606	3,019
Tax impact of non-cash interest expense on convertible notes	—	(2,492)	(2,361)	(2,237)	(775)
Gain on sale of business	—	—	—	—	(13,031)
Tax impact of gain on sale of business(1)	—	—	—	(2,097)	6,798
Adjusted Net Income	$ 242,270	$ 238,930	$ 222,660	$ 220,998	$ 153,335
Earnings per common share — diluted	$6.58	$6.65	$5.67	$5.69	$3.93
Add back:
Remeasurement of acquisition-related contingent consideration	—	(0.09)	—	—	—
Special charges	0.23	—	0.19	—	—
Tax impact of special charges	(0.04)	—	(0.05)	—	—
Loss on early extinguishment of debt	—	—	—	—	0.23
Tax impact of loss on early extinguishment of debt	—	—	—	—	(0.06)
Non-cash interest expense on convertible notes	—	0.27	0.24	0.23	0.08
Tax impact of non-cash interest expense on convertible notes	—	(0.07)	(0.06)	(0.06)	(0.02)
Gain on sale of business	—	—	—	—	(0.34)
Tax impact of gain on sale of business(1)	—	—	—	(0.06)	0.18
Adjusted earnings per common share — diluted	$6.77	$6.76	$5.99	$5.80	$4.00
Weighted average number of common shares outstanding — diluted	35,783	35,337	37,149	38,111	38,318
(1)	In 2019, represents a discrete tax adjustment resulting from the change in estimate related to the accounting for the Ringtail e-discovery software and related business divestiture in 2018.

RECONCILIATION OF REVENUE GROWTH TO ORGANIC REVENUE GROWTH FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

	2022	2021	2020	2019	2018
Revenue growth	9.1%	12.8%	4.6%	16.0%	12.2%
Impact of FX	3.1%	(2.0%)	0.0%	1.3%	(0.6%)
Impact of acquisition-related revenues	(0.3%)	(0.5%)	(1.7%)	(1.0%)	(0.5%)
Organic revenue growth	11.9%	10.3%	2.9%	16.3%	11.1%

Appendix B
DEFINITIONS OF ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING
ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2022 AND
RECONCILIATIONS TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the U.S. Securities and Exchange Commission. Certain of the non-GAAP financial measures used to determine annual incentive pay for the year ended December 31, 2022 (“2022 AIP”) are defined differently from the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes. The definitions and calculations of non-GAAP financial measures used for 2022 AIP purposes are as follows:
ADJUSTED EARNINGS PER DILUTED SHARE (“ADJUSTED EPS”)
We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business.
The Compensation Committee may, at its discretion, further adjust Adjusted EPS for the following items:
(1)	each of the potential further adjustments included in the 2022 Adjusted EBITDA definition;
(2)
exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2022, to the extent that such gain or loss is not already excluded from Adjusted EPS; and

(3)
inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2022, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2022, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2022 subsequent to the closing of such transaction.

Reconciliations of Net Income and EPS to Adjusted Net Income and Adjusted EPS for the Year Ended December 31, 2022
For purposes of 2022 AIP, the Compensation Committee determined not to further adjust Adjusted EPS. Any further adjustments to Adjusted EPS would not have negatively impacted achievement of the 2022 Adjusted EPS performance metric at 98.9% of target, as illustrated below:
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)	2022
Net income	$235,514
Add back:
Special charges	8,340
Tax impact of special charges	(1,584)
Adjusted Net Income	$242,270
Earnings per common share — diluted	$6.58
Add back:
Special charges	0.23
Tax impact of special charges	(0.04)
Adjusted earnings per common share — diluted	$6.77
Weighted average number of common shares outstanding — diluted	35,783
B-1

ADJUSTED EBITDA
We define Adjusted EBITDA, a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt.
The Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:
(1)	operating results including costs and expenses of operations (including minority interest) discontinued, sold or acquired;
(2)	impact of foreign exchange rates different from budget (i.e. – constant currency);
(3)	costs and expenses related to financing activity and gains or losses related to financing activity;
(4)	unplanned severance costs; and
(5)	litigation settlements and costs.
Reconciliation of Net Income to Adjusted EBITDA for the Year Ended December 31, 2022
For purposes of 2022 AIP, the Compensation Committee determined not to further adjust Adjusted EBITDA. Any further adjustments to Adjusted EBITDA would not have negatively impacted achievement of the 2022 Adjusted EBITDA performance metric at 101.1% of target, as illustrated below:
(AMOUNTS IN THOUSANDS)	2022
Net income	$235,514
Add back:
Income tax provision	62,235
Interest income and other	(3,918)
Interest expense	10,047
Depreciation and amortization	35,697
Amortization of intangible assets	9,643
Special charges	8,340
Adjusted EBITDA	$357,558
B-2

Appendix C
RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS TO THE
NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, FOR THE CALENDAR YEARS ENDED
DECEMBER 31, 2019, DECEMBER 31, 2020, DECEMBER 31, 2021 AND DECEMBER 31, 2022
RECONCILIATIONS OF THE NUMBER OF “EMPLOYEES,” INCLUDING INDEPENDENT CONTRACTORS TO THE NUMBER OF “EMPLOYEES,” EXCLUDING INDEPENDENT CONTRACTORS, FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:
2022	2021	2020	2019
Regular Headcount	7,635	6,780	6,321	5,567
Contractor Headcount	2,534	1,965	1,606	1,858
Total Headcount	10,169	8,745	7,927	7,425
C-1

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FTI CONSULTING, INC.
ATTN: JOANNE F. CATANESE
CORPORATE SECRETARY
555 12th STREET NW
SUITE 700
WASHINGTON, D.C. 20004

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03606-P88388 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brenda J. Bacon	☐	☐	☐
1b. Mark S. Bartlett	☐	☐	☐
1c. Elsy Boglioli	☐	☐	☐
1d. Claudio Costamagna	☐	☐	☐
1e. Nicholas C. Fanandakis	☐	☐	☐
1f. Steven H. Gunby	☐	☐	☐
1g. Gerard E. Holthaus	☐	☐	☐
1h. Stephen C. Robinson	☐	☐	☐
1i. Laureen E. Seeger	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote FOR Proposals No. 2 and No. 3:	**For**	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.'s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2022 as described in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote Every 1 Year (as opposed to Every 2 Years or Every 3 Years) for Proposal No. 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Conduct advisory (non-binding) vote on frequency of advisory (non-binding) votes on executive compensation.	☐	☐	☐	☐

NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FTI CONSULTING, INC.

MEETING INFORMATION/ADMISSION TICKET

(not transferable)

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 9, 2023.

V03607-P88388

PROXY FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTI CONSULTING, INC.

The undersigned shareholder(s) of FTI Consulting, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them, to attend the 2023 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on June 7, 2023 at the office of the Company located at 555 12th Street NW, Suite 700, Washington, D.C. 20004, at 9:30 a.m. (Eastern Daylight Time), and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, AND EVERY 1 YEAR ON THE FREQUENCY OF ADVISORY (NON-BINDING) VOTES ON EXECUTIVE COMPENSATION FOR PROPOSAL NO. 4, AND IN ACCORDANCE WITH THE PROXYHOLDER'S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3 AND EVERY 1 YEAR FOR PROPOSAL NO. 4.

(Continued and to be signed on the reverse side)